UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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VALEANT PHARMACEUTICALS INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Dear Fellow Shareholders:

On behalf of the Board of Directors of Valeant Pharmaceuticals International, Inc. (the “Company”), I want to take this opportunity to invite you to attend our 2016 Annual Meeting of Shareholders. The meeting will be held at 9:00 a.m., local time, on Tuesday, June 14, 2016 at the Company’s offices located at 2150 Saint Elzear Blvd. West, Laval, Quebec, Canada H7L 4A8. At the meeting, shareholders will vote on the proposals set forth in the Notice of Annual Meeting and the accompanying management proxy circular and proxy statement (the “Proxy Statement”), as well as receive a report on the progress of the Company.

The past months have been extraordinarily challenging for our Company. The Company has been subjected to intense public scrutiny, is facing several ongoing governmental investigations and has been criticized by many peers in our own industry. Our stock price has dropped significantly. Also, as disclosed in the Company’s 2015 Annual Report on Form 10-K, the Company determined that it was necessary to restate certain historical financial statements and that it had material weaknesses in internal control over financial reporting. This has been a difficult period for the Company and for all stakeholders, including you, our shareholders.

We have been working hard to restore your confidence in our organization, but we are mindful that there is still considerable work to do.

Leadership changes. On April 25, 2016, following a thorough process, we announced that Mr. Joseph C. Papa will become our new Chairman and Chief Executive Officer by early May. In Joe, we believe that we have the right leader for this next chapter in the Company’s evolution. He has broad and deep experience in the pharmaceutical industry and he knows what it will take to achieve the results that we all expect.

Upon Joe’s arrival, J. Michael Pearson will resign as CEO and from the Board. Neither Mike, nor Howard B. Schiller, our former CFO and interim CEO, will stand for re-election.

Board changes. Our Board has accelerated the refreshment process in light of recent events. We appointed five new independent directors in the past year who are standing for re-election — William A. Ackman, Dr. Frederic Eshelman, Stephen Fraidin, D. Robert Hale and Thomas W. Ross, Sr. In addition, the Nominating and Corporate Governance Committee has recommended three additional new independent director candidates — Dr. Argeris N. Karabelas, Russel C. Robertson and Amy B. Wechsler, M.D. You will have an opportunity to vote on the election of all of these independent nominees and Mr. Papa at the Annual Meeting.

We also said good-bye to Jeffrey W. Ubben when he resigned in August of last year, and Anders O. Lönner and Katharine B. Stevenson when they resigned in March of this year. As part of the refreshment process, Ronald H. Farmer, Colleen A. Goggins, Theo Melas-Kyriazi, G. Mason Morfit and Norma A. Provencio will not be standing for re-election. We thank them for all of their tremendous efforts on behalf of the Company.

Having led the successful search for Joe and completed my work as Chairman of the Ad Hoc Committee, I have agreed to stand for re-election to help provide continuity in light of the leadership and Board changes at Valeant. As I prepare to hand over the role of Chairman to Joe, I believe Valeant will be in great hands under his leadership, and under the oversight of a talented group of independent directors, many of whom are new to our Board, bringing fresh perspectives and new areas of expertise to our Board. I believe the Company is heading in the right direction with a strong team in place.

Your vote at this meeting is important. Whether or not you plan to attend the meeting, we hope you will vote as soon as possible. You will find voting instructions in the Notice, the Proxy Statement and on the Proxy Card. You may vote over the Internet or telephone. Alternatively, if you requested a printed copy of the proxy materials by mail, you may mark, date, sign and mail the Proxy Card in the envelope provided.

We appreciate your continued ownership of Valeant shares and your support. We look forward to seeing you on June 14.

Sincerely,

Robert A. Ingram

Chairman of the Board of Directors

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

2150 Saint Elzear Blvd. West

Laval, Quebec H7L 4A8

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 14, 2016

To the Shareholders of

Valeant Pharmaceuticals International, Inc.:

NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Shareholders (the “Annual Meeting” or the “Meeting”) of Valeant Pharmaceuticals International, Inc., a British Columbia corporation (the “Company” or “our”), will be held at 2150 Saint Elzear Blvd. West, Laval, Quebec, Canada H7L 4A8, on Tuesday, June 14, 2016, at 9:00 a.m., local time, for the following purposes:

1.  To receive the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2015 and the auditors’ report thereon, a copy of which is enclosed herewith;

2.  To elect 11 directors of the Company (each a “Director” and collectively, the “Directors”) to serve until the close of the 2017 Annual Meeting of Shareholders;

3.  To approve, in a non-binding advisory vote, the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section, executive compensation tables and accompanying narrative discussions contained in the Management Proxy Circular and Proxy Statement that accompanies this Notice of Annual Meeting of Shareholders;

4.  To appoint PricewaterhouseCoopers LLP as independent registered public accountant (the “auditors”) for the Company to hold office until the close of the 2017 Annual Meeting of Shareholders and to authorize the Company’s Board of Directors to fix the auditors’ remuneration; and

5.  To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The record date for the Meeting is April 20, 2016. Only record shareholders at the close of business on April 20, 2016 will be entitled to notice of and to vote at the Annual Meeting in person or by proxy.

We are providing access to our proxy materials, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, to each shareholder of record in a fast and efficient manner via the Internet. On April 29, 2016, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials (the “Notice”), to all shareholders of record as of April 20, 2016, and post our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all shareholders may choose to access our proxy materials free of charge on the website referred to in the Notice or may request to receive a printed set of our proxy materials free of charge. These materials will remain available on the website through the conclusion of the Annual Meeting. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The management proxy circular and proxy statement (the “Proxy Statement”) that accompanies this Notice of Annual Meeting of Shareholders contains additional information regarding the proposals to be considered at the Annual Meeting, and shareholders are encouraged to read it in its entirety.

Shareholders are invited to attend the Annual Meeting. Record shareholders who are unable to attend the Annual Meeting in person are requested to vote via the Internet, by going to www.proxyvote.com and following the instructions on the website, or vote by calling toll free 1-800-690-6903 on a touch tone telephone and following the instructions provided by “Vote Voice.” You will need to refer to the Proxy Card and to your 12-digit control number provided on the Proxy Card. Alternatively, you may vote by mail by completing, dating and signing the enclosed form of proxy (the “Proxy Card”) and sending it in the enclosed envelope to Vote

Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, United States or to the Company at 2150 Saint Elzear Blvd. West Laval, Quebec H7L 4A8, fax number 514-744-6272. Non-record shareholders who receive these materials through their broker or other intermediary should follow the instructions provided by their broker or intermediary.

For your vote to be effective, your voting instructions must be received by Broadridge Financial Solutions, Inc. (“Broadridge”) not later than 11:59 p.m. (Eastern Daylight Time) on June 10, 2016, or, in the case of any adjournment of the Annual Meeting, not less than 48 hours, excluding Saturdays, Sundays and holidays, prior to the time of the rescheduled meeting. The Company’s Board of Directors may, at its discretion, accept late proxies or waive the time limit for deposit of proxies, but is under no obligation to accept or reject any late proxy. If you have voted by proxy using the Proxy Card, via fax or the Internet or by telephone, any subsequent vote by proxy through any of these methods will cancel any other proxy you may have previously submitted in connection with the Annual Meeting, and only the latest dated proxy received prior to the deadline will be counted.

By Order of the Board of Directors,

Robert R. Chai-Onn

General Counsel and Chief Legal Officer

Dated: April 29, 2016

i

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

2150 Saint Elzear Blvd. West

Laval, Quebec H7L 4A8

MANAGEMENT PROXY CIRCULAR AND PROXY STATEMENT

2016 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 14, 2016

This Management Proxy Circular and Proxy Statement (“Proxy Statement”) contains information about the 2016 Annual Meeting of Shareholders of Valeant Pharmaceuticals International, Inc., a British Columbia corporation (the “Company” or “Valeant”). The meeting will be held at 2150 Saint Elzear Blvd. West, Laval, Quebec, Canada H7L 4A8, on Tuesday, June 14, 2016, at 9:00 a.m., local time, and any adjournments or postponements thereof (the “Annual Meeting” or the “Meeting”), for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. In this document, the words “Valeant,” “we,” “our,” “ours” and “us” refer only to Valeant Pharmaceuticals International, Inc. and not to any other person or entity. References to “US$” or “$” are to United States dollars. Unless otherwise indicated, the statistical and financial data contained in this Proxy Statement are as of April 11, 2016.

We are providing you with this Proxy Statement and related materials in connection with the solicitation of proxies by our management.

We are providing access to our proxy materials, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, in a fast and efficient manner via the Internet. On April 29, 2016, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials (the “Notice”) to all shareholders of record as of April 20, 2016, and post our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all shareholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website will provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

All properly executed written proxies, and all properly completed proxies submitted by mail, facsimile or telephone or via the Internet, which are delivered pursuant to, and which appoint Mr. Ingram and Mr. Chai-Onn as proxyholders in accordance with, this solicitation will be voted at the Meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the Meeting.

ELECTRONIC DELIVERY OF VALEANT SHAREHOLDER COMMUNICATIONS

We are pleased to offer to our shareholders the benefits and convenience of electronic delivery of Annual Meeting materials, including:

•	Email delivery of the Proxy Statement, Annual Report and related materials;

•	Shareholder voting on-line;

•	Reduction of the amount of bulky documents shareholders receive; and

•	Reduction of our printing and mailing costs associated with more traditional methods.

We encourage you to conserve natural resources and to reduce printing and mailing costs by signing up for electronic delivery of Valeant shareholder communications.

If you are a registered shareholder or a beneficial owner of common shares, no par value, of the Company (“Common Shares”), or if a broker or other nominee holds your Valeant Common Shares, and you would like to sign up for electronic delivery, please visit www.proxyvote.com and enter the information requested to enroll. Your electronic delivery enrollment will be effective until you cancel it. If you have questions about electronic delivery, please call Valeant Investor Relations at 514-744-6792 or send an email to ir@valeant.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 14, 2016

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “Annual Report”) is available on the Internet at our website at www.valeant.com, through the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com or through the U.S. Securities and Exchange Commission’s electronic data system called EDGAR at www.sec.gov. To request a printed copy of our Annual Report, which we will provide to you without charge, either write to Valeant Investor Relations at Valeant Pharmaceuticals International, Inc., 2150 Saint Elzear Blvd. West, Laval, Quebec H7L 4A8, Canada, or send an email to Valeant Investor Relations at ir@valeant.com.

This Proxy Statement and the Annual Report are available at: www.proxyvote.com.

This Proxy Statement contains information regarding, among other things:

•	The date, time and location of the Meeting;

•	A list of the proposals being submitted to shareholders for approval; and

•	Information concerning voting, either in person or by proxy.

Whether or not you plan to attend the Annual Meeting, please promptly provide your voting instructions. Your promptness in voting will assist in the expeditious and orderly processing of the proxies and in ensuring that a quorum is present. If you vote your proxy, you may nevertheless attend the Annual Meeting and vote your Common Shares in person if you wish. Please note, however, that if your Common Shares are held of record by a broker or other nominee and you wish to vote in person at the Meeting, you must follow the instructions provided to you by your broker or such other nominee. If you want to revoke your instructions at a later time prior to the vote for any reason, you may do so in the manner described in this Proxy Statement.

QUESTIONS ABOUT VOTING

What decisions will the shareholders be making at the Meeting?

You will be asked to vote on each of the following proposals:

•	the election of 11 Directors to serve until the close of the 2017 Annual Meeting of Shareholders (“Proposal No. 1”);

•

the approval, in a non-binding advisory vote, of the compensation of our Named Executive Officers (as defined below) as disclosed in the Compensation Discussion and Analysis (“CD&A”) section, executive compensation tables and accompanying narrative discussions contained in this Proxy Statement (“Proposal No. 2”); and

•

the appointment of PricewaterhouseCoopers LLP (“PwC”) as the auditors for the Company to hold office until the close of the 2017 Annual Meeting of Shareholders and the authorization of the Company’s Board of Directors (the “Board”) to fix the auditors’ remuneration (“Proposal No. 3”).

The Board recommends that you vote FOR: (i) the election of the 11 Director nominees proposed by the Board in this Proxy Statement; (ii) the approval, in a non-binding advisory vote, of the compensation of the Named Executive Officers as described in the CD&A section, executive compensation tables and accompanying narrative discussion contained in this Proxy Statement; and (iii) the appointment of PwC as our auditors and the authorization of the Board to fix the auditors’ remuneration.

In addition, you may be asked to vote in respect of any other matters that may properly be brought before the Meeting. As of the date of this Proxy Statement, the Board is not aware of any such other matters.

A simple majority of votes cast at the Meeting, whether in person, by proxy or otherwise, in favor of any of Proposal No. 1 through Proposal No. 3 will constitute approval of any such proposal submitted to a vote, subject, with respect to Proposal No. 1, to the Company’s majority vote policy described in “Proposal No. 1 Election of Directors” under “Background” below.

What impact does a Withhold or Abstain vote have?

•

Proposal No. 1: With respect to each nominee, you may either vote “For” the election of such nominee or “Withhold” your vote with respect to the election of such nominee. If you vote “For” the election of a nominee, your Common Shares will be voted accordingly. If you select “Withhold” with respect to the election of a nominee, your vote will not be counted as a vote cast for the purposes of electing such nominee but will be considered in the application of the majority vote policy described in “Proposal No. 1 Election of Directors” under “Background” below.

•

Proposal No. 2: Proposal No. 2 is a non-binding advisory vote. You may select “For,” “Against” or “Abstain” with respect to such proposal. Abstentions will have no effect and will not be counted as votes cast on Proposal No. 2.

•

Proposal No. 3: With respect to the appointment of the proposed auditors, you may either vote “For” such appointment or “Withhold” your vote with respect to such appointment. If you vote “For” the appointment of the proposed auditors, your Common Shares will be voted accordingly. If you select “Withhold” with respect to the appointment of the proposed auditors, your vote will not be counted as a vote cast for the purposes of appointing the proposed auditors.

What is the effect if I do not cast my vote?

If a record shareholder does not cast its vote by proxy or in any other permitted fashion, no votes will be cast on its behalf on any of the items of business at the Annual Meeting. If a non-record shareholder does not instruct its intermediary on how to vote on any of the items of business at the Annual Meeting and the intermediary does not have discretionary authority to vote the non-record shareholder’s Common Shares on the matter, or elects not to vote in the absence of instructions from the non-record shareholder, no votes will be cast on behalf of such non-record shareholder with respect to such item (a “broker non-vote”). If you are a beneficial owner whose Common Shares are held of record by a broker authorized to trade on the New York Stock Exchange (“NYSE”), your broker has discretionary voting authority under NYSE rules to vote your Common Shares on the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of Directors or on the non-binding advisory approval of executive compensation without instructions from you, in which case a broker non-vote will occur and your vote will not be counted as a vote cast on these matters. If you have further questions on this issue, please contact your intermediary bank or broker or Valeant Investor Relations at ir@valeant.com.

What constitutes a quorum for the Annual Meeting?

Two persons, who are, or represent by proxy, shareholders holding, in the aggregate, at least 25% of the outstanding Common Shares entitled to vote at the Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld, abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum.

Who is entitled to vote?

Each shareholder is entitled to one vote for each Common Share registered in his or her name as of the close of business on April 20, 2016, the record date for the purpose of determining holders of Common Shares entitled to receive notice of and to vote at the Meeting.

As of April 20, 2016, 343,019,755 Common Shares were issued and outstanding and entitled to be voted at the Meeting.

How do I vote?

The voting process is different depending on whether you are a record (registered) or non-record shareholder:

•	You are a record shareholder if your name appears on your share certificate.

•

You are a non-record shareholder if your Common Shares are held on your behalf by a bank, trust company, securities broker, trustee or other intermediary. This means the Common Shares are registered in your intermediary’s name, and you are the beneficial owner. Most shareholders are non-record shareholders.

Non-record shareholders

If you are a non-record shareholder, your intermediary will send you a voting instruction form or proxy form with this Proxy Statement. This form will instruct the intermediary how to vote your Common Shares at the Meeting on your behalf. You should carefully follow the instructions provided by the intermediary and contact the intermediary promptly if you need help. The Company will pay for delivery of proxy materials to beneficial owners, including objecting beneficial owners.

If you do not intend to attend the Meeting and vote in person, mark your voting instructions on the voting instruction form or proxy form, sign it, and return it as instructed by your intermediary. Your intermediary may have also provided you with the option of voting by telephone or fax or through the Internet.

If you wish to vote in person at the Meeting, follow the instructions provided by your intermediary. Your intermediary may have also provided you with the option of appointing yourself or someone else to attend and vote on your behalf at the Meeting through the Internet. When you arrive at the Meeting, please register with the Inspector of Elections.

Your intermediary must receive your voting instructions in sufficient time for your intermediary to act on them prior to the deadline for the deposit of proxies of 11:59 p.m. (Eastern Daylight Time) Friday, June 10, 2016, or, in the case of any adjournment of the Meeting, not less than 48 hours (excluding Saturdays, Sundays and holidays) prior to the rescheduled Meeting.

Record shareholders

If you are a record shareholder, a Proxy Card is enclosed with this Proxy Statement to enable you to vote, or to appoint a proxyholder to vote on your behalf, at the Meeting.

Whether or not you plan to attend the Meeting, you may vote your Common Shares by proxy by any one of the following methods:

By mail:    Mark, sign and date your Proxy Card and send it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, United States. Broadridge must receive your Proxy Card not later than 11:59 p.m. (Eastern Daylight Time) on June 10, 2016 in order for your vote to be counted. If the Meeting is adjourned or postponed, Broadridge must receive your Proxy Card at least 48 hours, excluding Saturdays, Sundays and holidays, before the rescheduled Meeting.

By telephone:    Call toll free 1-800-690-6903. You will be prompted to provide your 12 digit control number printed below your pre-printed name and address on the Proxy Card. The telephone voting service is available until 11:59 p.m. (Eastern Daylight Time) on June 10, 2016 and you may not appoint a person as proxyholder other than the Board nominated proxies named in the Proxy Card when voting by telephone.

Via the Internet:    Go to www.proxyvote.com and follow the instructions on the website prior to 11:59 p.m. (Eastern Daylight Time) on June 10, 2016.

We provide Internet proxy voting to allow you to vote your Common Shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

If you receive more than one Notice, your Common Shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions on each Notice to ensure that all of your Common Shares are voted.

How do I appoint a proxyholder?

Your proxyholder is the person you appoint to cast your votes on your behalf. You can choose anyone you want to be your proxyholder; it does not have to be either of the persons we have designated in the Proxy Card. Just write in the name of the person you would like to appoint in the blank space provided in the Proxy Card. Please ensure that the person you have appointed will be attending the Meeting and is aware that he or she will be voting your Common Shares. Proxyholders should speak to the Inspector of Elections upon arriving at the Meeting. Please note that the option to appoint your own proxyholder is not available if you vote by telephone or online.

If you sign the Proxy Card without naming your own proxyholder, or, if you vote online or by telephone, you appoint Mr. Ingram and Mr. Chai-Onn as your proxyholders, either of whom will be authorized to vote and otherwise act for you at the Meeting, including any continuation after adjournment of the Meeting.

How will my Common Shares be voted if I give my proxy?

On the Proxy Card, you can indicate how you want your proxyholder to vote your Common Shares, or you can let your proxyholder decide for you by signing and returning the Proxy Card without indicating a voting preference in one or more proposals. If you have specified on the Proxy Card how you want to vote on a particular proposal (by marking, as applicable, FOR, WITHHOLD, AGAINST or ABSTAIN), then your proxyholder must vote your Common Shares accordingly.

If you have not specified how to vote on a particular proposal, then your proxyholder can vote your Common Shares as he or she sees fit. Unless you specify voting instructions, Mr. Ingram and Mr. Chai-Onn as your proxyholders will vote your Common Shares as follows:

•	FOR the election of the 11 Director nominees proposed by the Board in this Proxy Statement to serve until the close of the 2017 Annual Meeting of Shareholders;

•

FOR the approval, in an non-binding advisory vote, of the compensation of the Named Executive Officers as disclosed in the CD&A section, executive compensation tables and the accompanying narrative discussions contained in this Proxy Statement; and

•

FOR the appointment of PwC as the auditors for the Company to hold office until the close of the 2017 Annual Meeting of Shareholders and the authorization of the Board to fix the auditors’ remuneration.

If I change my mind, can I revoke my proxy once I have given it?

If you are a non-record shareholder, you can revoke your prior voting instructions by providing new instructions on a voting instruction form or proxy form with a later date, or at a later time in the case of voting by telephone or through the Internet. Otherwise, contact your intermediary if you want to revoke your proxy or change your voting instructions, or if you change your mind and want to vote in person. Any new voting instructions given to intermediaries in connection with the revocation with proxies must be received in sufficient time to allow intermediaries to act on such instructions prior to the deadline for the deposit of proxies of 11:59 p.m. (Eastern Daylight Time) Friday, June 10, 2016, or at least 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting if it is rescheduled. If you choose to provide voting instructions multiple times, only the latest one which is not revoked and is received prior to such deadline will be counted.

If you are a record shareholder, you may revoke any proxy that you have given until the time of the Meeting by voting again by telephone or over the Internet as instructed above, by signing and dating a new Proxy Card and submitting it as instructed above, by giving written notice of such revocation to the Corporate Secretary of the Company at our address, by revoking it in person at the Annual Meeting, or by voting by ballot at the Annual Meeting. If you choose to submit a proxy multiple times whether by telephone, over the Internet or by mail, or a combination thereof, only your latest vote, which is not revoked and is received prior to 11:59 p.m. (Eastern Daylight Time) on Friday, June 10, 2016 (or 48 hours, excluding Saturdays, Sundays and holidays, before the Meeting if it is rescheduled) will be counted. A record shareholder participating in person, in a vote by ballot at the Meeting, will automatically revoke any proxy previously given by that shareholder regarding business considered by that vote. However, attendance at the Annual Meeting by a record shareholder who has voted by proxy does not alone revoke such proxy.

What if amendments are made to these proposals or if other matters are brought before the Meeting?

The Proxy Card also gives discretionary authority to proxyholders to vote as the proxyholders see fit with respect to amendments or variations to proposals identified in the Notice of Meeting or other matters that may come before the Meeting whether or not the amendment, variation or other matter that comes before the Meeting is or is not routine and whether or not the amendment, variation or other matter that comes before the Meeting is contested.

As of the date of this Proxy Statement, the Board is not aware of any such amendments, variations or other matters to come before the Meeting. However, if any such changes that are not currently known to the Board should properly come before the Meeting, the Common Shares represented by your proxyholders will be voted in accordance with the best judgment of the proxyholders.

Who is soliciting my proxy?

Management of the Company is soliciting your proxy for use at the Meeting. All associated costs of solicitation will be borne by the Company. It is expected that the solicitation will be primarily by mail, but proxies may also be solicited personally, by advertisement, by telephone, Internet, telegraph, courier service, telecopies or other electronic means by Directors, officers or employees of the Company without special compensation or by the Company’s proxy solicitor, D.F. King Co., Inc. (“D.F. King”) for a fee of $20,000 plus reimbursement of reasonable out-of-pocket expenses. The Company will bear the entire cost of solicitation, including the preparation, assembly, Internet hosting, maintaining a dedicated call line, and printing and mailing the Proxy Statement and form of Proxy Card. The Company will pay those entities holding Common Shares in the names of their beneficial owners, such as brokers, nominees, fiduciaries and other custodians, for their reasonable fees and expenses in forwarding solicitation materials to their beneficial owners and for obtaining their instructions. We anticipate that the Notice and the accompanying Proxy Card will be distributed to shareholders on or about April 29, 2016.

How can I contact the independent Directors and/or the Chairman of the Board?

You may contact the independent Directors and/or the Chairman of the Board with the assistance of the Company’s Investor Relations Department. Shareholders or other interested persons can send a letter, email or fax to:

Valeant Pharmaceuticals International, Inc.

Investor Relations

2150 Saint Elzear Blvd. West

Laval, Quebec H7L 4A8

Canada

Phone: 514-744-6792

Fax: 514-744-6272

Email: ir@valeant.com

Whom should I contact if I have questions concerning the Proxy Statement or the Proxy Card?

If you have questions concerning the information contained in this Proxy Statement or require assistance in completing the Proxy Card, you may contact Valeant Investor Relations as provided above.

How can I contact the Company’s transfer agent?

You may contact the Company’s transfer agent by mail or by telephone (within Canada and the United States):

CST Trust Company

P.O. Box 700

Station B

Montreal, QC H3B 3K3

Canada

Website: www.canstockta.com

Email: inquiries@canstockta.com

Tel: (for all security transfer inquiries): 1-800-387-0825 or 416-682-3860

Fax: 888-249-6189

PROPOSAL NO. 1

ELECTION OF DIRECTORS

BACKGROUND

The number of Director nominees standing for election at the Meeting is 11. Under the Company’s Articles, Directors are elected annually. Directors elected at the Meeting will hold office until the close of the 2017 Annual Meeting of Shareholders of the Company or until their successors are duly elected or appointed. In an uncontested election, any Director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation promptly following the vote, which resignation must state that it will become effective upon acceptance by the Board. The Nominating and Corporate Governance Committee shall then consider the offered resignation and make a recommendation to the Board as to whether it should accept such resignation. Thereafter, the Board must decide whether to accept such resignation, and it must promptly disclose its decision via press release. Full details of this policy are set forth in our Corporate Governance Guidelines, available on our website at www.valeant.com (under the tab “About” and under the subtab “Corporate Governance”). Each of the 11 Director nominees has established his or her eligibility and willingness to serve on the Board. Set forth below are the names of the Director nominees together with details about their backgrounds and experience. Also indicated is the number of the Company’s securities beneficially owned, controlled or directed, directly or indirectly, by each of the Director nominees as of April 11, 2016, as well as the aggregate value based on the closing price of our Common Shares on the NYSE on April 11, 2016 of $31.35. You will find for each Director nominee who was on the Board at any time in 2015 a record of attendance at meetings of the Board and the standing committees of the Board on which such Director nominee served from January 1, 2015 to December 31, 2015.

Ten of the 11 Director nominees are independent within the meaning of all applicable securities regulatory and stock exchange requirements in Canada and the U.S. In addition, in accordance with the applicable stock exchange requirements and Board committee charters, all members of the Audit and Risk Committee, the Talent and Compensation Committee and the Nominating and Corporate Governance Committee are independent Directors.

Unless otherwise instructed, the designated proxyholders intend to vote FOR the election of the 11 Director nominees proposed by the Board in this Proxy Statement. If, for any reason, at the time of the Meeting any of these Director nominees are unable or unwilling to serve, unless otherwise specified in the signed Proxy Card, it is intended that the designated proxyholders will vote in their discretion for a substitute nominee or nominees.

NOMINATION OF DIRECTORS

The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Directors and recommending such individuals to the Board for nomination for election by the Company’s shareholders.

In making recommendations to the Board for new nominees for election or appointment, the Nominating and Corporate Governance Committee considers the selection criteria approved by the Board from time to time, and such knowledge, experience, skills, expertise and diversity that the Board considers to be necessary for the Board, as a whole, to possess and for each Director to possess. In November 2015, the Board retained Odgers Berndtson, LLC, a third-party search firm, to assist with the recruitment of non-executive Directors for a fee of $420,000.

The Nominating and Corporate Governance Committee endeavors to recommend to the Board individuals possessing certain qualities such that the resulting Board will be comprised of a diverse membership. The

Company does not have a Director retirement policy; however, the Nominating and Corporate Governance Committee considers the results of its Director assessment process in determining the nominees to be put forward on a regular basis. The Company has not set term limits for independent directors because it does not believe term limits are necessary to provide for adequate Board renewal. The Nominating and Corporate Governance Committee and the Board, in conducting director evaluations and nominations, consider the composition of the Board and whether there is a need to include nominees with different skills, experiences and perspectives on the Board. This mechanism has resulted in a reasonable level of Board renewal, such that our current Board is comprised of individuals who have served on our Board or the board of a predecessor of the Company from less than one year to 13 years. In addition, four Director nominees have not been previously appointed to our Board, although Mr. Papa is expected to be appointed to the Board in early May 2016 as the Chairman of the Board.

The Nominating and Corporate Governance Committee views diversity in a broad context and considers a variety of factors. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has adopted a formal written diversity policy. The objective of the diversity policy is to require the consideration of a wide range of attributes, competencies, characteristics, experiences and backgrounds, including the number of women on the Board, when considering the composition of the Board in the director nomination and re-nomination process. The key provisions of the diversity policy emphasize the Company’s view about the benefits of diverse backgrounds and the need to consider diversity in evaluating the needs of the Board. The Nominating and Corporate Governance Committee will oversee and annually evaluate the implementation and effectiveness, both as measured annually and cumulatively, of the diversity policy in conjunction with its Board evaluation and nomination process. The Company has not established a specific target number or date by which to achieve a specific number of women on the Board, as we consider a multitude of factors in determining the best nominee at the time and consider the Company’s objectives and challenges at such time. There are currently two women on the Board which represents 14% of the current Board and one of the 11 Director nominees is a woman, representing 9% of the Director nominees. In considering an individual’s experience, the following criteria are considered:

Healthcare and Healthcare Industry Expertise:    The Board values Directors with experience in healthcare and the healthcare industry, including the pharmaceutical, consumer and life science industries who can draw on their functional expertise and industry relationships to assist the Board and management in executing the Company’s strategy.

International Business Experience:    To complement the Company’s multinational and cross-border operations, the Board seeks to have Directors with a global business perspective who can assist the Board and management in successfully navigating the business, political, legal and regulatory environments in the countries in which the Company conducts, or seeks to conduct, its business.

Financial Literacy:    The Board believes that it is important for its Directors to possess significant financial reporting, compliance and accounting expertise. Among other functions, the Board and the Audit and Risk Committee have oversight responsibility with respect to the quality and integrity of the Company’s financial statements, the internal and external audit functions, and internal control over financial reporting and disclosure controls and procedures. It is therefore important that Directors are financially knowledgeable.

Corporate Governance Experience:    The Board is responsible for the stewardship of the Company and supervising its management, business and affairs, in addition to being responsible for adopting and monitoring the Company’s corporate governance guidelines and policies. In order to carry out these responsibilities, it is important that the Board be comprised of individuals who understand corporate governance issues, the various constituencies interested in such issues, and have a proven track record of sound business judgment, integrity and high ethical standards. Many of the Company’s Director nominees have experience serving on public company boards in multiple jurisdictions, including the United States and Canada.

Executive Leadership:    The Board believes that it is important for its Directors to possess strong management experience at senior corporate levels. It is important that the Board be comprised of individuals who have held senior management positions with companies or business entities who have experience with mergers, acquisitions and strategic business transactions and who have a strong background in implementing, managing and overseeing strategic planning and business development initiatives. A number of the Company’s Director nominees possess extensive leadership experience and have held a number of senior management and leadership positions with global organizations.

Submitting Director Recommendations to the Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee will also consider recommendations for Director nominees submitted by the Company’s shareholders. Shareholders who desire to have the Nominating and Corporate Governance Committee consider their recommendations for nominees for Director should submit their submission in writing to the Nominating and Corporate Governance Committee, attention: Chairperson. Recommendations made by shareholders in such manner will undergo the same evaluation as other Board recommended nominees. For more detailed information on this evaluation process, please refer to the charter of the Nominating and Corporate Governance Committee (the “Nominating and Corporate Governance Committee Charter”) which is available on the Company’s website at www.valeant.com (under the tab “About” and under the subtab “Corporate Governance”). For additional information regarding the standards for nominees to the Board, please refer to our Corporate Governance Guidelines.

Shareholder Director Nominations

In order for a shareholder’s Director nominee to be included in the management proxy circular and proxy statement as a nominee for an Annual Meeting of Shareholders, such shareholder’s nomination must satisfy the criteria and procedures prescribed under the British Columbia Business Corporations Act (“BCBCA”) and in the Company’s Articles. For additional information regarding the deadlines and procedures for submitting such nominations for the 2017 Annual Meeting of Shareholders, please see the discussion below under “Shareholder Proposals and Director Nominations for the 2017 Annual Meeting of Shareholders” below.

NOMINEES FOR ELECTION TO THE BOARD

Over the course of the past year, we have taken steps to substantially refresh our Board, as is reflected in our proposed Director nominees, and have announced the appointment of Joseph C. Papa to become our Chairman and Chief Executive Officer (“CEO”) by early May. While seven of the 11 Director nominees are currently members of the Board, Messrs. Ackman, Fraidin, Hale, Ross and Dr. Eshelman were appointed by the Board during the interim period since last year’s Annual Meeting of Shareholders pursuant to its authority under the Company’s Articles to increase or decrease the size of the Board and to fill vacancies. Messrs. Ackman, Fraidin and Hale and Dr. Wechsler were recommended as potential candidates by non-management Directors and Drs. Eshelman and Karabelas and Messrs. Robertson and Ross were recommended as potential candidates by a third-party search firm. In addition, Mr. Lönner, Ms. Stevenson and Mr. Ubben have retired from our Board since the 2015 Annual Meeting of Shareholders, Messrs. Farmer, Melas-Kyriazi, Morfit and Schiller and Mses. Goggins and Provencio will retire from the Board at the close of the 2016 Annual Meeting of Shareholders and Mr. Pearson will retire upon the appointment of Mr. Papa to the Board, which is expected by early May. Each Director nominee elected at the Annual Meeting will hold office until the close of the 2017 Annual Meeting of Shareholders or until his or her successor is duly elected or appointed, or until such Director’s earlier resignation or removal.

The voting results from last year’s election of Directors for each candidate who was elected are as follows:

Name	For	Percentage of Votes Cast	Withheld	Broker Non-Votes
Ronald H. Farmer	259,517,209	99.2	2,064,596	12,938,661
Colleen A. Goggins	260,564,263	99.6	1,017,542	12,938,661
Robert A. Ingram	258,725,145	98.9	2,856,660	12,938,661
Anders O. Lönner	259,632,031	99.3	1,949,774	12,938,661
Theo Melas-Kyriazi	260,811,015	99.7	770,790	12,938,661
J. Michael Pearson	255,809,687	97.8	5,772,118	12,938,661
Robert N. Power	258,849,981	99.0	2,731,824	12,938,661
Norma A. Provencio	260,777,276	99.7	804,529	12,938,661
Howard B. Schiller	250,437,448	95.7	11,144,357	12,938,661
Katharine B. Stevenson	260,656,695	99.7	925,110	12,938,661
Jeffrey W. Ubben	260,166,082	99.5	1,415,723	12,938,661

The following narrative provides details about each of the Director nominees’ background and experience and summarizes the specific attributes, competencies and characteristics, that led to the Nominating and Corporate Governance Committee’s and the Board’s determination to nominate such individual as a Director for election by the shareholders at the Meeting. In addition, the narrative lists the number of meetings of the Board or applicable standing committee each nominee, who was a Director of the Company in 2015, attended in 2015 and lists the directorships of public companies held by the nominees during the past five years other than the Company. The narrative also sets out the number of securities of the Company each nominee beneficially owned, controlled or directed, directly or indirectly, as of April 11, 2016, as well as the aggregate value based on the closing price of our stock on the NYSE on April 11, 2016 of $31.35. Under the Company’s Director share ownership guidelines, each non-employee Director is expected to hold or control Company Common Shares (including vested, restricted or deferred share units) having a market value at least equal to $2 million by no later than the fifth anniversary of his or her election or appointment to the Board or, for individuals who were Directors on May 30, 2012, no later than May 30, 2017. Please see “Director Compensation” below. The number of options, as set out below, indicates options previously awarded to eligible participants under our stock option plans (the “Options”). Non-management Directors do not receive stock options. From 2005 through May 2011, non-management Directors received deferred share units (“DSUs”). On May 17, 2011, non-management Directors began receiving restricted share units (“RSUs”) rather than DSUs. Information for each nominee as to securities beneficially owned, controlled or directed, directly or indirectly, is not within our knowledge and therefore has been provided by each nominee. The Total Equity Value at Risk includes beneficially owned Common Shares owned and vested RSUs for each Director.

Mr. Ackman has been serving on the Board of the Company since March 2016. He is the founder and CEO of Pershing Square Capital Management, LP (“Pershing Square”), an investment adviser registered with the U.S. Securities and Exchange Commission (the “SEC”) since 2004. Pershing Square is a concentrated research-intensive, fundamental value investor in long and occasionally short investments in publicly traded companies. Mr. Ackman has served as a director of Canadian Pacific Railway Limited since May 2012 (member of finance committee and corporate governance and nominating committee) and has served as the chairman of the board of The Howard Hughes Corporation since November 2010 (member of compensation committee). He is a trustee of the Pershing Square Foundation, a member of the Board of Trustees at the Rockefeller University and a member of the Board of Dean’s Advisors of the Harvard Business School. He is a former director of J.C. Penney Company, Inc., Justice Holdings, Ltd. and General Growth Properties, Inc.

Director Qualifications:

The Board has determined that Mr. Ackman’s extensive background in sophisticated, complex financial matters, global capital market experience, his in-depth knowledge of mergers and acquisitions and his understanding of financial strategy in challenging environments qualify him to serve as a member of the Board and the committee on which he sits.

Mr. William A. Ackman

New York, USA

Age 49

Independent

30,711,122 Shares Beneficially Owned — $962,793,675

No RSUs

No Options

No DSUs

Total Equity Value at Risk: $962,793,675, representing 48,140% of the Company’s $2 million share ownership guidelines for non-management directors. Mr. Ackman waived compensation for his services as a Director.

2015 Meeting Attendance:

Board — N/A.

Dr. Eshelman has been serving on the Board since March 2016 and has more than 35 years of strategic development, executive, operational and financial leadership experience in the pharmaceutical and healthcare industries. He is the founder and principal of Eshelman Ventures, LLC, an investment company focused on the healthcare industry. From July 2009 to July 2014, Dr. Eshelman served as the Chairman of Furiex Pharmaceuticals, Inc., a drug development company that collaborated with pharmaceutical and biotechnology companies to increase the value of their drug candidates by applying an accelerated approach to drug development. He was the founder and former CEO and Executive Chairman of Pharmaceutical Product Development, Inc., a global contract pharmaceutical research organization providing drug discovery, development and lifecycle management services from July 2009 to December 2011. Dr. Eshelman currently serves as Chairman of the Board of The Medicines Company.

Director Qualifications:

The Board has determined that Dr. Eshelman’s experience as a CEO of a publicly-traded company, where he demonstrated leadership capability and extensive knowledge of the pharmaceutical industry and complex financial and operational matters facing large organizations and his breadth of experience in corporate governance qualify him to serve as a member of the Board and the committees on which he sits.

Dr. Fredric N. Eshelman

North Carolina, USA

Age 67

Independent

No Shares Beneficially Owned

1,096 RSUs (comprised of 0 vested RSUs — $0 and 1,096 unvested RSUs — $34,360)

No Options

No DSUs

Total Equity Value at Risk: $0, representing 0% of the Company’s $2 million share ownership guidelines for non-management directors and 0% of the director’s annual retainer. Dr. Eshelman has until March 2021 to achieve the expected minimum equity ownership under the share ownership guidelines.

2015 Meeting Attendance:

Board — N/A.

Mr. Fraidin has been serving on the Board since March 2016. Since January 2015, he has been Vice Chairman at Pershing Square. Prior to joining Pershing Square, Mr. Fraidin was a Senior Partner at the law firm of Kirkland & Ellis LLP, which he joined in 2003, and advised major companies and investment firms in acquisitions, mergers, proxy contests, corporate governance engagements and other matters. Mr. Fraidin is widely recognized as one of the leading M&A lawyers in the U.S. He was named to the Financial Times’ top ten most innovative lawyers in North America; The International Who’s Who of Mergers & Acquisitions Lawyers top ten “Most Highly Regarded Individuals;” Law360 MPV of the Year for M&A in 2013, and twice as The American Lawyer’s “Dealmaker of the Year.”

Director Qualifications:

The Board has determined that Mr. Fraidin’s extensive experience in merger and acquisitions matters, in-depth experience in corporate governance and leadership skills and his comprehensive knowledge of complex financial issues qualify him to serve as a member of the Board and the committee on which he sits.

Mr. Stephen Fraidin

New York, USA

Age 76

Independent

No Shares Beneficially Owned

No RSUs

No Options

No DSUs

Total Equity Value at Risk: $0, representing 0% of the Company’s $2 million share ownership guidelines for non-management directors.1 Mr. Fraidin has until March 2021 to achieve the expected minimum equity ownership under the share ownership guidelines. Mr. Fraidin waived compensation for his services as a Director.

2015 Meeting Attendance:

Board — N/A.

[1]	Mr. Fraidin disclaims beneficial ownership of the Common Shares reported as beneficially owned by Pershing Square and William A. Ackman.

Mr. Hale has been serving on the Board since August 2015. He is a Partner of ValueAct Capital Management, LP (“ValueAct Capital”), a governance-oriented investment fund which invests in a concentrated portfolio of public companies and works collaboratively with management and the board of directors on matters such as strategy, capital structure, M&A and talent management. During his tenure at ValueAct Capital as a Partner, and formerly as a Vice President and Associate, Mr. Hale has worked on investments in the pharmaceutical, medical device, information technology and business services industries. Prior to joining ValueAct Capital in January 2011, Mr. Hale was a Principal with The Parthenon Group, a strategy consultancy firm, working with corporate and private equity clients in industries such as investment management, media, education and retail in both the Boston and Mumbai offices of Parthenon’s strategic consulting practice. He also worked in an investment role at Parthenon’s long-short public equity vehicle, Strategic Value Capital. Mr. Hale is a director of MSCI, Inc. (member of its audit committee).

Director Qualifications:

The Board has determined that Mr. Hale’s in-depth knowledge of complex financial and global capital market issues, his proven leadership experience in investment and governance positions and his extensive knowledge of financial and operational matters qualify him to serve as a member of the Board and the committees on which he sits.

Mr. D. Robert Hale

California, USA

Age 31

Independent

14,994,261 Shares Beneficially Owned — $470,070,082

1,148 RSUs (comprised of 0 vested RSUs — $0 and 1,148 unvested RSUs — $35,990)

No Options

No DSUs

Total Equity Value at Risk: $470,070,082, representing 23,504% of the Company’s $2 million share ownership guidelines for non-management directors and 125,352% of the director’s annual retainer.

2015 Committee Membership and Meeting Attendance:

Board — 11/11;

Finance and Transactions Committee — 2/2;

Talent and Compensation Committee — 2/2.

Mr. Ingram has been serving on the Board since September 2010, was the Lead Director from September 2010 to December 2010, was the Chairman of the Board from December 2010 to March 2011, was the Lead Independent Director from March 2011 to January 2016 and since January 2016 has been our Chairman of the Board. Since January 2007, Mr. Ingram has been a general partner at Hatteras Venture Partners, a venture capital firm with a focus on biopharmaceuticals, medical devices, diagnostics and related opportunities in human medicine. He previously served as a special advisor to the CEO of GlaxoSmithKline (“GSK”), last serving in such capacity in 2010. He served as Vice Chairman Pharmaceuticals of GSK from 2002 through 2009 and Chief Operating Officer and President of Pharmaceutical Operations, CEO of Glaxo Wellcome plc from October 1997 to December 2000 and chairman of the board of Glaxo Wellcome Inc., Glaxo Wellcome plc’s U.S. subsidiary, from January 1999 to December 2000. Mr. Ingram was President and CEO of Glaxo Wellcome Inc. from October 1997 to January 1999. Mr. Ingram is also a member of the Board of Advisors for the H. Lee Moffitt Cancer Center and Research Triangle Institute, as well as Chairman of the Board, Research Triangle Foundation of North Carolina and Glaxo North Carolina Foundation. Mr. Ingram currently serves on the board CREE, Inc. (lead director, member of compensation committee and governance and nominations committee). He is a former chairman of the board of Elan Corporation, plc and a former director of Regeneron Pharmaceuticals, Inc., Edwards Life Sciences Corporation, Allergan Inc., OSI Pharmaceuticals, Inc., Lowe’s Companies, and from 2003 served as a director of Valeant Pharmaceuticals International (“VPI”), which was merged into the Company, then known as Biovail Corporation, in September 2010 (the “Merger”) at which time the Company changed its name to Valeant Pharmaceuticals International, Inc.

Director Qualifications:

Mr. Ingram has a deep understanding of the pharmaceutical industry and healthcare related issues through his long career with GSK and its affiliates. His service on the board of directors of a variety of large public companies gives him a broad understanding of the role of the board of directors. The Board has determined that Mr. Ingram is qualified to be a member of the Board and his experiences position him well to serve as a director and the committee on which he sits.

Mr. Robert A. Ingram

North Carolina, USA

Age 73

Independent

6,783 Shares Beneficially Owned — $212,647

62,083 RSUs (comprised of 60,476 vested RSUs — $1,895,923 and 1,607 unvested RSUs — $50,380)

No Options

1,281 DSUs — $40,159

Total Equity Value at Risk: $2,148,729, representing 107% of the Company’s $2 million share ownership guidelines for non-management directors and 573% of the director’s annual retainer.

2015 Committee Membership and Meeting Attendance:

Board — 24/25;

Nominating and Corporate Governance Committee — 7/7;

Talent and Compensation Committee — 11/12.

Dr. Karabelas does not currently serve on the Board. Since December 2001, Dr. Karabelas has been a Partner at Care Capital, LLC (“Care Capital”), a life sciences venture firm with $500M under management. Prior to his work at Care Capital, from July 2000 to September 2001, Dr. Karabelas was the founder and Chairman at Novartis BioVenture Fund. Dr. Karabelas served as Head of Healthcare and CEO of Worldwide Pharmaceuticals for Novartis Pharma AG from 1998 to 2000, with responsibilities for Novartis Pharma, Ciba Vision, Generics and strategic and operational leadership of research and development. Prior to joining Novartis, Dr. Karabelas was Executive Vice President of SmithKline Beecham responsible for U.S. and European operations, regulatory and strategic marketing. Dr. Karabelas has served on numerous boards of directors of pharmaceutical and therapeutics companies, including Renovo, plc, Vanda Pharmaceuticals, Inc., NitroMed, Inc. and SkyePharma, plc. Since May 2015 has served as a member of the board of REGENEXBIO Inc. He has served as a director of Inotek Pharmaceuticals Corporation since July 2012 and is currently the Chairperson of the Board; however, his term as director expires in June 2016 and he is not standing for re-election. Dr. Karabelas also served as a member of the boards of directors of SkyePharma, plc from May 2001 to May 2009 and Human Genome Sciences from 2003 to 2013.

Director Qualifications:

The Board has determined that Dr. Karabelas’ many years of experience in senior management positions, his strong knowledge of strategic and regulatory issues, his insight into international operations and his international perspective on the pharmaceutical industry and healthcare related issues qualify him to serve as a member of the Board.

Dr. Argeris (Jerry) N. Karabelas

New Hampshire, USA

Age 63

Independent

No Shares Beneficially Owned

No RSUs

No Options

No DSUs

Total Equity Value at Risk: $0, representing 0% of the Company’s $2 million share ownership guidelines for non-management directors and 0% of the director’s annual retainer. Dr. Karabelas has until June 2021 to achieve the expected minimum equity ownership under the share ownership guidelines.

2015 Meeting Attendance:

Board — N/A.

Mr. Papa does not currently serve on the Board, but is expected to join the Company in early May 2016 as Chairman of the Board and CEO. Mr. Papa has more than 35 years of experience in the pharmaceutical, healthcare and specialty pharmaceutical industries, including 20 years of branded prescription drug experience. He served as the CEO of Perrigo Company plc (“Perrigo”) since 2006 and was appointed as its Chairman of the Board of Directors in 2007. He resigned from all positions at Perrigo on April 24, 2016. Prior to joining Perrigo, Mr. Papa served from December 2004 to October 2006 as Chairman and CEO of the Pharmaceutical and Technologies Services segment of Cardinal Health, Inc. From 2001 to 2004, he served as President and Chief Operating Officer of Watson Pharmaceuticals, Inc. (“Watson”). Prior to joining Watson, Mr. Papa has also held management positions at DuPont Pharmaceuticals, Pharmacia/Searle and Novartis AG. Mr. Papa has been a director of Smith & Nephew, a developer of advanced medical devices, since August 2008.

Director Qualifications:

The Board has determined that Mr. Papa’s extensive experience as a chief executive officer of a public company, where he demonstrated leadership capability and extensive knowledge of complex financial and operational issues facing large organizations, and his understanding of operations and financial strategy in challenging environments qualify him to serve as a member of the Board. Additionally, Mr. Papa’s knowledge of the pharmaceutical industry and business, combined with his drive for innovation and excellence, position him well to serve as the Chairman of the Board.

Mr. Joseph C. Papa

New Jersey, USA

Age 60

Not Independent

No Shares Beneficially Owned

No RSUs

No Options

No DSUs

Total Equity Value at Risk: $0, representing 0% of the $5 million worth of Company Common Shares he is contractually committed to purchase no later than one year following the date Mr. Papa joins the Company.

2015 Meeting Attendance:

Board — N/A.

Mr. Power has been serving on the Board since August 2008. Mr. Power was a faculty member at The Wharton School of Business, University of Pennsylvania, where he taught multinational marketing from 2009 to 2011. Mr. Power has over 25 years’ experience working in the pharmaceutical and biotechnology industry through a number of leadership positions with Wyeth beginning in 1985 through 2007, including Director — New Product Development, Managing Director — U.K./Ireland, Vice President — Global Marketing, President — Europe, Middle East, Africa, President — International and Executive Vice President — Global Business Operations. Mr. Power also has completed the Director Professionalism course offered by the National Association of Corporate Directors.

Director Qualifications:

The Board has determined that Mr. Power’s extensive experience in the pharmaceutical industry and international business is a valuable contribution to the Board. In addition, his experience in general management, strategic planning, working with R&D organizations, business development, product marketing, merging and streamlining of organizations and his demonstrated leadership in a multi-billion dollar business qualify Mr. Power as a member of the Board and the committees on which he sits.

Mr. Robert N. Power

Pennsylvania, USA

Age 59

Independent

6,601 Shares Beneficially Owned — $206,941

9,495 RSUs (comprised of 7,888 vested RSUs — $247,289 and 1,607 unvested RSUs — $50,380)

No Options

No DSUs

Total Equity Value at Risk: $454,230, representing 23% of the Company’s $2 million share ownership guidelines for non-management directors and 121% of the director’s annual retainer. Mr. Power had previously complied with the Company’s share ownership requirements as of the date of the Company’s 2015 Annual Meeting of Shareholders; however, his holdings have since fallen below the threshold solely due to the recent decrease in value of the Company’s Common Shares. Mr. Power has until May 2017 to achieve the expected minimum equity ownership under the share ownership guidelines.

2015 Committee Membership and Meeting Attendance:

Board — 25/25;

Nominating and Corporate Governance Committee — 7/7;

Sustainability and Environmental Subcommittee — 2/2;

Talent and Compensation Committee — 12/12.

Mr. Robertson does not currently serve on the Board. He has served as Executive Vice President and Head, Anti-Money Laundering, at BMO Financial Group (“BMO”), a diversified financial services organization since July 2013. Prior to his current role, he served as Executive Vice President, Business Integration, at BMO Financial Group, and as Vice Chair at BMO Financial Corp. since March 2011. He joined BMO as interim Chief Financial Officer, BMO Financial Group in March 2008 and was appointed Chief Financial Officer, BMO Financial Group in August 2009. Before joining BMO, he spent over 35 years as a Chartered Accountant. In this capacity, he held various senior positions with a number of major accounting firms, including holding the positions of Vice Chair, Deloitte & Touche LLP in Toronto, Canada, from 2002 to 2008, and Canadian Managing Partner, Arthur Andersen LLP, from 1994 to 2002. Mr. Robertson holds a Bachelor of Arts degree (Honours) from the Ivey School of Business at the University of Western Ontario. Since June 2012, Mr. Robertson has served on the board of Turquoise Hill Resources and Virtus Investment Partners, Inc.

Director Qualifications:

The Board has determined that Mr. Robertson’s extensive experience of complex financial matters at Deloitte & Touche LLP and Arthur Andersen LLP, in-depth knowledge of financial and accounting matters and leadership capabilities in senior finance positions qualify him to serve as a member of the Board.

Mr. Russel C. Robertson

Toronto, Canada

Age 69

Independent

No Shares Beneficially Owned

No RSUs

No Options

No DSUs

Total Equity Value at Risk: $0, representing 0% of the Company’s $2 million share ownership guidelines for non-management directors and 0% of the director’s annual retainer. Mr. Robertson has until June 2021 to achieve the expected minimum equity ownership under the share ownership guidelines.

2015 Meeting Attendance:

Board — N/A.

Mr. Ross has been serving on the Board since March 2016. He is President Emeritus of the University of North Carolina (“UNC”) having served as President from January 2011 – January 2016. He currently serves as the Sanford Distinguished Fellow in Public Policy at the Duke University Sanford School of Public Policy and as a Professor of Public Law and Government at the UNC Chapel Hill School of Government. Prior to becoming President of the UNC system, Mr. Ross served as President of Davidson College, executive director of the Z. Smith Reynolds Foundation, director of the North Carolina Administrative Office of the Courts, a Superior Court judge, chief of staff to U.S. Congressman Robin Britt, a member of the Greensboro, NC law firm Smith, Patterson, Follin, Curtis, James & Harkavy and as an Assistant Professor of Public Law and Government at UNC Chapel Hill’s School of Government.

Director Qualifications:

The Board has determined that Mr. Ross’s demonstrated leadership in senior management positions, extensive experience with corporate governance responsibilities and complex knowledge of financial and operational issues qualify him to serve as a member of the Board and the committees on which he sits.

Mr. Thomas W. Ross, Sr.

North Carolina, USA

Age 65

Independent

No Shares Beneficially Owned

1,096 RSUs (comprised of 0 vested RSUs — $0 and 1,096 unvested RSUs — $34,360)

No Options

No DSUs

Total Equity Value at Risk: $0, representing 0% of the Company’s $2 million share ownership guidelines for non-management directors and 0% of the director’s annual retainer. Mr. Ross has until March 2021 to achieve the expected minimum equity ownership under the share ownership guidelines.

2015 Meeting Attendance:

Board — N/A.

Amy B. Wechsler, M.D. does not currently serve on the Board. She has been a practicing dermatologist in New York City since 2005. Dr. Wechsler is the author of The Mind-Beauty Connection, published by Simon & Schuster in 2008. She is board certified in both dermatology and psychiatry and is also an Adjunct Clinical Professor in Psychiatry at the Weill Cornell Medical College. As an expert on skin health, Dr. Wechsler serves as an advisor for Chanel Skin Care and is also a certified Allergan Injection Trainer and KOL Speaker, qualified to teach physicians and other medical professionals in the use of products such as Botox, Juvederm, and Voluma. Dr. Wechsler is an active member of several medical professional organizations, including the American Academy of Dermatology; the American Psychiatric Association; the American Academy of Child and Adolescent Psychiatry; the Independent Doctors of New York; The Physicians Scientific Society; and The Skin Cancer Foundation. Dr. Wechsler completed her residency in psychiatry and a fellowship in child and adolescent psychiatry at New York Presbyterian Hospital’s Payne Whitney Clinic. She also completed a residency in dermatology at SUNY Downstate Medical Center.

Director Qualifications:

The Board has determined that Dr. Wechsler’s many years of experience as a board-certified dermatologist and psychiatrist, her strong knowledge of medical products to assist patients with their medical needs and her insight into the medical field and pharmaceutical industry and healthcare related issues qualify her to serve as a member of the Board.

Amy B. Wechsler, M.D.

New York, USA

Age 46

Independent

No Shares Beneficially Owned

No RSUs

No Options

No DSUs

Total Equity Value at Risk: $0, representing 0% of the Company’s $2 million share ownership guidelines for non-management directors and 0% of the director’s annual retainer. Dr. Wechsler has until June 2021 to achieve the expected minimum equity ownership under the share ownership guidelines.

2015 Meeting Attendance:

Board — N/A.

None of the Directors or Director nominees were selected pursuant to any arrangement or understanding. None of the Directors or Director nominees are related by blood, marriage or adoption to one another or to any Named Executive Officer of the Company.

Cease Trade Orders

From May 2004 until on or about June 21, 2005 and from April 10, 2006 until on or about June 9, 2006, Mr. Ingram was subject to management cease-trade orders with respect to Nortel issued by certain Canadian provincial securities regulators because Mr. Ingram was a director of Nortel.

These cease-trade orders were issued in connection with the delay in filing certain financial statements by Nortel and Nortel Networks Limited and were lifted following the filing of these financial statements.

Since March 31, 2016, pending filing of our audited annual financial statements for the year ended December 31, 2015, the related management’s discussion and analysis, certificates of our CEO and CFO and our 2015 Form 10-K, all of our directors, including Mr. Pearson, our CEO, as well as Mr. Rosiello, our CFO, have been subject to a management cease-trade order issued by the Autorité des marchés financiers, our principal securities regulator in Canada. A similar order was issued by the Ontario Securities Commission with respect to Mr. Farmer, who is a resident of the Province of Ontario. The orders restrict our directors, our CEO and our CFO from trading in or acquiring any of our securities.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The Board is committed to sound and effective corporate governance practices with the goal of ensuring the Company’s financial strength and overall business success. Our governance practices are periodically assessed against those practices suggested by recognized governance authorities and are designed to maintain alignment with shareholder interests and key governance best practices.

Director Independence

The Board believes that in order to be effective our Board must be able to operate independently of management. As described in our Corporate Governance Guidelines available on our website at www.valeant.com (under the tab “About” and under the subtab “Corporate Governance”), a sufficient number of Directors must satisfy the applicable tests of independence, such that the Board complies with all independence requirements under applicable corporate and securities laws and stock exchange requirements applicable to the Company. The Corporate Governance Guidelines further provide that the Nominating and Corporate Governance Committee, as well as the Board, reviews the relationships that each Director has with the Company in order to satisfy itself that these independence criteria have been met. On an annual basis, as part of our disclosure procedures, all Directors complete a questionnaire pertaining to, among other things, share ownership, family and business relationships and Director independence standards. The Board must then disclose in the Company’s annual management proxy circular and proxy statement the identity of each of the independent Directors and the basis for the Board’s determination for each of the Directors who are not independent.

The Board is currently comprised of 14 members. The Board has determined that 12 of our 14 current Directors (or 86%) and 10 of the 11 nominee Directors (or 91%) are “independent directors” within the meaning of applicable regulatory and stock exchange requirements in Canada and the United States, as none of them have a material relationship with the Company that could interfere with their exercise of independent judgment. The 12 independent Directors currently on the board are: Mr. Ingram (Chairman of the Board), Mr. Ackman, Dr. Eshelman, Mr. Farmer, Mr. Fraidin, Ms. Goggins, Mr. Hale, Mr. Melas-Kyriazi, Mr. Morfit, Mr. Power, Ms. Provencio and Mr. Ross. The 10 Director nominees who will each be an independent Director upon election are: Mr. Ackman, Dr. Eshelman, Mr. Fraidin, Mr. Hale, Mr. Ingram, Dr. Karabelas, Mr. Power,

Mr. Robertson, Mr. Ross and Dr. Wechsler. In rendering its determination regarding Director independence, the Board considered that in 2014, Dr. Wechsler entered into a consulting agreement with the Company to be a member of the aesthetics steering committee which advised management of the Company, for which she was paid approximately $33,000 in the aggregate for 2014 and 2015. The following former Directors were “independent directors” within the meaning of applicable regulatory and stock exchange requirements in Canada and the United States: Mr. Lönner and Ms. Stevenson, who resigned from the Board in March 2016, and Mr. Ubben, who resigned from the Board in August 2015. Mr. Pearson, our CEO, and Mr. Schiller, our former Executive Vice President and CFO, are, or were in the case of Mr. Schiller, executive officers of the Company in 2015 and for this reason, both of them are not independent and not eligible to serve on the Audit and Risk Committee, the Talent and Compensation Committee or the Nominating and Corporate Governance Committee. Neither Mr. Pearson nor Mr. Schiller currently serves on any of the committees of the Board. . Because Mr. Papa has entered into an employment agreement with the Company which provides that he will succeed Mr. Pearson as CEO, he will not be an independent Director and will not be eligible to serve on the Audit and Risk Committee, the Talent and Compensation Committee or the Nominating and Corporate Governance Committee.

None of our current Directors or Director nominees has entered into service or similar contracts with us, with the exception of Mr. Pearson, who has entered into an employment agreement with us as CEO, Mr. Schiller, who entered into employment agreements with us in connection with his former employment as Executive Vice President and Chief Financial Officer and as Interim CEO and a separation agreement in connection with the termination of his employment as Chief Financial Officer and Mr. Papa, who has entered into an employment agreement with us under which provides that he will succeed Mr. Pearson as CEO.

The table below sets forth each current Director’s membership on our standing Board committees.

	Audit and Risk Committee	Talent and Compensation Committee	Nominating and Corporate Governance Committee	Special Independent Committee	Conduct and Compliance Committee(1)	Finance and Transactions Committee(2)
William A. Ackman						✓*
Dr. Fredric N. Eshelman		✓			✓
Ronald H. Farmer		✓*	✓
Stephen Fraidin					✓
Colleen A. Goggins			✓
D. Robert Hale		✓				✓
Robert A. Ingram(3)			✓
Theo Melas-Kyriazi	✓					✓
G. Mason Morfit
J. Michael Pearson
Robert N. Power	✓	✓	✓*
Norma A. Provencio	✓*			✓*
Thomas W. Ross, Sr.			✓		✓*
Howard B. Schiller

Notes:

*	Indicates Chairperson of the Board committee

(1)	Committee was established on April 15, 2016

(2)	Committee dissolved on March 8, 2015 and was re-established on May 20, 2015

(3)	Chairman of the Board

Board Leadership Structure

Our Board is currently led by Mr. Ingram, our non-executive Chairman. The CEO position is currently separate from the Chairman position. On April 25, 2016, the Company announced the appointment of Joseph C. Papa to become Chairman and CEO. Mr. Papa is expected to join the Company by early May and will succeed J. Michael Pearson, who is expected to remain as CEO and a Director until Mr. Papa arrives at the Company. When he joins the Company, Mr. Papa will succeed Mr. Ingram as Chairman of the Board of Directors and the Board will appoint a Lead Independent Director. Our Board does not currently have a policy as to whether the role of Chairman of the Board and CEO should be separate. Our Board believes that the Company and shareholders are best served by maintaining flexibility to determine whether the Chairman of the Board and the CEO positions should be separate or combined at a given point in time in order to provide appropriate leadership for us at that time. Mr. Ingram was appointed non-executive Chairman in January 2016, a position he also held from December 2010 to March 2011. He served as Lead Independent Director from March 2011 to January 2016 and from September 2010 to December 2010. Mr. Pearson, our CEO and former Chairman, went on a medical leave of absence in December 2015. Upon Mr. Pearson’s leave of absence, the Board created an Office of the CEO, which was responsible for the management of the Company on an interim basis. The Office of the CEO was comprised of Dr. Kellen and Messrs. Chai-Onn and Rosiello. In addition, the Board created a committee to oversee and support the Office of the CEO, which included Messrs. Ingram, Morfit and Schiller. On January 6, 2016, the Board appointed Mr. Schiller to serve as Interim Chief Executive Officer. In connection with the appointment of Mr. Schiller, the Board terminated the Office of the CEO and dissolved the Board committee established to provide oversight and support thereto. In late February 2016, Mr. Pearson returned as CEO following his recovery from severe pneumonia. At that time, the Company separated the roles of Chairman and CEO and appointed Mr. Ingram, as Chairman. Mr. Papa will serve as Chairman and CEO.

The Company’s Corporate Governance Guidelines provide that if the Chairman is not independent, then the Board shall appoint a Lead Independent Director. The Chairman, if independent, or the Lead Independent Director if the Chairman is not independent, will assume the responsibilities set forth in the Company’s Position Description for the Lead Independent Director, which is posted on the Company’s website. These responsibilities include: (i) fostering processes that allow the Board to function independently of management and encouraging open and effective communication between the Board and management of the Company; (ii) providing input to the Chairman on behalf of the independent Directors with respect to Board agendas; (iii) presiding at all meetings of the Board at which the Chairman is not present, as well as regularly scheduled executive sessions of independent Directors; (iv) in the case of a conflict of interest involving a Director, if appropriate, asking the conflicted Director to leave the room during discussion concerning such matter and, if appropriate, asking such Director to recuse him or herself from voting on the relevant matter; (v) communicating with the Chairman and the CEO, as appropriate, regarding meetings of the independent Directors and resources and information necessary for the Board to effectively carry out its duties and responsibilities; (vi) serving as liaison between the Chairman and the independent Directors; (vii) being available to Directors who have concerns that cannot be addressed through the Chairman; (viii) having the authority to call meetings of the independent Directors; and (ix) performing other functions as may reasonably be requested by the Board or the Chairman.

Meetings of Independent Directors

The independent Directors currently meet in executive sessions at the majority of the regularly scheduled Board meetings. Mr. Ingram, as Chairman of the Board has presided at such executive sessions. From January 1, 2015 to December 31, 2015, independent Directors held an executive session at four of the regularly scheduled Board meetings and at five of the ad hoc Board meetings.

Meetings of the Board

The Board meets regularly, at least four times per year. Additional meetings can be called when necessary. The Board meets annually to review our strategic plan. From January 1, 2015 to December 31, 2015, the Board had six regularly scheduled meetings and 19 ad hoc meetings to review specific matters. All agendas of the meetings are set by the Chairman of the Board in consultation with the Board committee Chairpersons, as necessary.

As required under the Articles of the Company, in order to transact business at any Board meeting, at least fifty percent of the Directors in office must be present. All meetings of the Board between January 1, 2015 and December 31, 2015 had fifty percent or more of Directors participating. All 11 Directors who were Directors of the Company at such time attended the Company’s 2015 Annual Meeting of Shareholders.

In 2015, the Board had five standing committees: Audit and Risk Committee, Talent and Compensation Committee, Nominating and Corporate Governance Committee, Finance and Transactions Committee (dissolved on March 8, 2015 and re-established on May 20, 2015) and Special Independent Committee. In addition, the Board established the Ad Hoc Committee on October 25, 2015 and this committee was dissolved April 5, 2016. In February 2015, the Board established the Sustainability and Environment Subcommittee (a subcommittee of the Nominating and Corporate Governance Committee). The attendance records at Board and meetings of the standing committees for each Director who was a Director of the Company from January 1, 2015 to December 31, 2015 are set forth below. Dr. Eshelman, Mr. Fraidin and Mr. Ross were first appointed as Directors on March 8, 2016 and Mr. Ackman was first appointed a director on March 21, 2016 and, accordingly, none of them served as Directors in 2015.

	Board 25 Meetings(1)		Audit and Risk Committee 16 Meetings		Talent and Compensation Committee 12 Meetings		Nominating and Corporate Governance Committee 7 Meetings		Sustainability and Environmental Subcommittee 2 Meetings(2)		Special Independent Committee 5 Meetings		Finance and Transactions Committee 4 Meetings		Overall
Director	#	%	#	%	#	%	#	%	#	%	#	%	#	%	#	%
Ronald H. Farmer	24	96%	—	—	12	100%	7	100%	—	—	—	—	—	—	43	98%
Colleen A. Goggins	25	100%	—	—	—	—	7	—	2	100%	1/1	100%	2/2	100%	37	100%
D. Robert Hale(3)	11/11	100%	—	—	2/2	100%	—	—	—	—	—	—	2/2	100%	15	100%
Robert A. Ingram	24	96%	—	—	11	92%	7	100%	—	—	—	—	—	—	42	96%
Anders O. Lönner(4)	22	88%	—	—	11	92%	—	—	—	—	—	—	—	—	33	90%
Theo Melas-Kyriazi	24	96%	16	100%	—	—	—	—	—	—	—	—	4	100%	44	98%
G. Mason Morfit(5)	8/8	100%	—	—	—	—	—	—	—	—	—	—	—	—	8	100%
J. Michael Pearson(6)	24/24	100%	—	—	—	—	—	—	—	—	—	—	—	—	24	100%
Robert N. Power	25	100%	—	—	12	100%	7	100%	2	100%	—	—	—	—	46	100%
Norma A. Provencio	25	100%	16	100%	—	—	—	—	—	—	5	100%	2/2	100%	48	100%
Howard B. Schiller	25	100%	—	—	—	—	—	—	—	—	—	—	—	—	25	100%
Katharine B. Stevenson(7)	25	100%	16	100%	—	—	—	—	—	—	—	—	4	100%	45	100%
Jeffrey W. Ubben(8)	13/14	93%	—	—	9/10	90%	—	—	—	—	—	—	2/2	100%	24	94%

(1)	Including executive sessions of independent Directors at regularly scheduled Board meetings, nine meetings of only independent Directors without management Directors were held during 2015.
(2)	The Sustainability and Environmental Subcommittee was established in February 2015.
(3)	Attendance records for Mr. Hale relate only to the period following his appointment to the Board on August 19, 2015.
(4)	Mr. Lönner resigned from the Board on March 8, 2016. His attendance records reflect his full year of service in 2015.
(5)	Attendance records for Mr. Morfit relate only to the period following his appointment to the Board on October 25, 2015.
(6)	Mr. Pearson was on medical leave of absence from December 27, 2015 through February 27, 2016. His attendance records relate only to the period January 1, 2015 to December 26, 2015.
(7)	Ms. Stevenson resigned from the Board on March 21, 2016. Her attendance records reflect her full year of service in 2015.
(8)	Attendance records for Mr. Ubben relate only to the period until his voluntary resignation from the Board effective August 19, 2015.

Charter of the Board

The Board is responsible for the overall stewardship of the Company and its business, including supervising the management of the Company’s business and affairs. The Board discharges this responsibility directly and through delegation of specific responsibilities to committees of the Board and our officers. Under the charter of the Board (the “Board Charter”), the Board has established committees to assist with its responsibilities: the Audit and Risk Committee, the Talent and Compensation Committee, the Nominating and Corporate Governance Committee, the Finance and Transactions Committee and the Conduct and Compliance Committee. In addition, in June 2009, the Board established a Special Independent

Committee to review finalization and implementation of the Corporation Integrity Agreement with the Office of Inspector General of the United States Department of Health and Human Services. The term of the Corporate Integrity Agreement concluded in September 2014 and the Company filed its final Annual Report to the Office of the Inspector General in January 2015. Pursuant to the terms of the Corporate Integrity Agreement, the requirements contained therein have terminated. In October 2015, the Board established an Ad Hoc Committee to review allegations related to the Company’s business relationship with Philidor and related matters. This committee was dissolved April 5, 2016 and the 12 independent directors of the board assumed oversight responsibility for these matters.

Under the Board Charter, the Board is responsible for, among other things, the following corporate governance related matters:

•	overseeing the Company’s performance and the quality, depth and continuity of management needed to meet the Company’s strategic objectives;

•	developing and approving our approach to and practices regarding corporate governance;

•	succession planning;

•	overseeing orientation and education programs for new directors and ongoing education opportunities for continuing Directors;

•

reviewing, discussing and approving the Company’s strategic planning and organizational structure and supervising management to oversee that the strategic planning and organizational structure preserve and enhance the business of the Company and the Company’s underlying value;

•	approving and assessing compliance with all significant policies and procedures by which the Company is operating, including our Standards of Business Conduct (as described below);

•	reviewing our principal risks and assessing whether appropriate systems are in place to manage such risks; and

•	ensuring the integrity and adequacy of our internal controls.

The Board Charter is attached hereto as Exhibit A and is available on our website at www.valeant.com (under the tab “About” and under the subtab “Corporate Governance”).

Position Descriptions

The Board has developed written position descriptions for the Chairman of the Board, the Lead Independent Director in the event that the Chairman is not independent, the Chairperson of each of the Audit and Risk Committee, the Nominating and Corporate Governance Committee and the Talent and Compensation Committee and the CEO. The position descriptions are posted on our website at www.valeant.com (under the tab “About” and under the subtab “Corporate Governance”). The position descriptions are reviewed annually.

Orientation and Continuing Education

The Nominating and Corporate Governance Committee oversees the Board’s continuing education program which was developed to assist Directors in maintaining or enhancing their skills and abilities as Directors and updating their knowledge and understanding of the Company and the pharmaceutical industry. New Directors are oriented to the roles of the Board and individual Directors and the business and affairs of the Company through discussions with the Company’s management and the incumbent Directors by periodic presentations from senior management on major business, industry and competitive issues. Management and outside advisors provide information and education sessions to the Board and its committees as necessary to keep the Directors up-to-date with disclosure and corporate governance requirements and best practices, the Company and its business and the environment in which it operates, as well as developments in the responsibilities of Directors. Directors have accompanied sales representatives to visit doctors’ offices for a better comprehension of the current trends in the pharmaceutical marketplace. The Board routinely invites representatives of various business units to Board meetings to discuss business strategy and market analysis, as well as on-site visits of the operations of the Company at the various facilities of the Company. Directors may also attend outside conferences and seminars that are relevant to their roles at the Company’s expense, with the approval of the Chairman of the Board. Directors attended meetings with physicians for updates in the pharmaceutical industry and market. In 2015, Directors attended presentations with guest speakers, including educators, investors and analysts, who discussed the business model and strategy of the Company. Such guest speakers provided Directors with an insight into the capital market, factors contributing to the ownership of the Company’s securities, trends in the pharmaceutical industry and profiles of potential holders of the Company’s securities.

Ethical Business Conduct

Standards of Business Conduct (including the Code of Ethics for CEO and Senior Financial Executives)

We have a written code of business conduct and ethics entitled the Standards of Business Conduct (the “Standards”) for our Directors, officers and employees that sets out the Board’s expectations for the conduct of such persons in their dealings on behalf of the Company. Employees, officers and Directors are required to maintain an understanding of, and ensure that they comply with, the Standards. Supervisors are responsible for maintaining awareness of the Standards and for reporting any deviations to management. In addition, the Standards require the Company to conduct regular audits to test compliance with the Standards. Subject to Board approval, responsibility for the establishment and periodic update and review of the Standards falls within the mandate of the Audit and Risk Committee.

Employees, officers and Directors are required to immediately report violations of the Standards to their supervisors, the appropriate department head, division President, our Chief Compliance Officer or our General Counsel. The Board has established reporting procedures in order to encourage employees, officers and Directors to raise concerns regarding matters addressed by the Standards on a confidential basis free from discrimination, retaliation or harassment. Employees and officers who violate the Standards may face disciplinary actions, including dismissal.

Code of Ethics

We also have a Code of Ethics for the CEO and Senior Finance Executives (the “Code”), which is designed to deter wrongdoing and promote (i) honest and ethical conduct in the practice of financial management, (ii) full, fair, accurate, timely and understandable disclosure, and (iii) compliance with all applicable laws and regulations. Violations of the Code are reported to the Chief Compliance Officer. Failure to observe the terms of the Code may result in disciplinary action, including dismissal.

The Standards (including the Code) are available on our website at www.valeant.com (under the tab “About” and under the subtab “Corporate Governance”). These documents are also available in print to shareholders upon request. Shareholders may submit their request to Investor Relations, Valeant Pharmaceuticals International, Inc., 2150 Saint Elzear Blvd. West, Laval, Quebec H7L 4A8, Canada.

We intend to satisfy any disclosure requirements regarding amendments to or waivers of, any provision of the Standards or its appendix (the Code) by posting such information on the Company’s website at www.valeant.com (under the tab “About” and under the subtab “Corporate Governance”).

Directors’ Share Ownership

To support the alignment of Directors’ interests with our interests and those of our shareholders, non-management Directors are expected, in accordance with our Corporate Governance Guidelines, to hold or control Common Shares, DSUs, RSUs or a combination thereof, at least equal to $2 million by no later than the fifth anniversary of such Director’s election or appointment, or for individuals who were Directors on May 30, 2012, no later than May 30, 2017. All of our Directors have either met this requirement or are anticipated to meet this requirement prior to May 30, 2017 or by the fifth year after being elected or appointed.

Risk Oversight

Our Board participates in risk management oversight, with a view of supporting the achievement of organizational objectives, including strategic objectives, improving long-term organizational performance and enhancing shareholder value. In addition, the Audit and Risk Committee assists the Board in monitoring and overseeing the Company’s Standards and risk management. Various other committees of the Board also have responsibility for monitoring risk management in specific areas. For example, the Talent and Compensation Committee annually reviews and discusses with management the relationship between the Company’s compensation policies and practices and its risk management, including the extent to which those policies and practices create risks for the Company. See “Talent and Compensation Committee — Compensation Risk Determination” below. In addition, the Nominating and Corporate Governance Committee periodically provides oversight with respect to risks associated with our corporate governance policies and practices, including our Corporate Governance Guidelines. The Nominating and Corporate Governance Committee also oversees and reviews evaluations of the Board and each of our Board committees. The Conduct and Compliance Committee was formed to, among other things, oversee implementation of certain remediation measures proposed by the Ad Hoc Committee.

Board Committees

In 2015, the Board had five standing committees: the Audit and Risk Committee, the Talent and Compensation Committee, the Nominating and Corporate Governance Committee, the Finance and Transactions Committee (which was dissolved in March 2015 and re-established in May 2015) and the Special Independent Committee. In addition, the Ad Hoc Committee was established in October 2015 to review allegations related to the Company business relationship with Philidor and related matters and dissolved in April 2016. In 2015, the Board and the Nominating and Corporate Governance Committee established the Sustainability and Environmental Subcommittee of the Nominating and Corporate Governance Committee, to oversee and address issues relating to sustainability and environmental impact, and in April 2016, the Board established the Conduct and Compliance Committee to, among other things, oversee implementation of certain remediation measures proposed by the Ad Hoc Committee.

No member of any committee is presently an employee of the Company or its subsidiaries. The specific responsibilities of each of the Audit and Risk Committee, the Talent and Compensation Committee and the Nominating and Corporate Governance Committee are identified in such committee’s charter. A copy of each such charter is available on our website at www.valeant.com (under the tab “About” and under the subtab “Corporate Governance”) and is also available in print to shareholders upon request submitted to Investor Relations, Valeant Pharmaceuticals International, Inc., 2150 Saint Elzear Blvd. West, Laval, Quebec H7L 4A8, Canada. The responsibilities of the Ad Hoc Committee, the Conduct and Compliance Committee, the Special Independent Committee and the Sustainability and Environment Subcommittee of the Nominating and Corporate Governance Committee were identified by the Board and the Nominating and Corporate Governance Committee, respectively, in establishing such committee and subcommittee.

The Chairman of the Board and the Chairperson of each of the Audit and Risk Committee, the Talent and Compensation Committee and the Nominating and Corporate Governance Committee are expected to be available to respond to questions from shareholders at the Annual Meeting.

Audit and Risk Committee

The Audit and Risk Committee is comprised of three Directors: Ms. Provencio (Chairperson), Mr. Melas-Kyriazi and Mr. Power. The responsibilities, powers and operation of the Audit and Risk Committee are set out in the written charter of the Audit and Risk Committee (the “Audit and Risk Committee Charter”). Pursuant to

the Audit and Risk Committee Charter, each member of the Audit and Risk Committee is an independent director as defined and required by applicable regulatory and stock exchange rules. The Board has concluded that each member of the Audit and Risk Committee is “financially literate” as defined under National Instrument 52-110 — Audit Committees and as required under NYSE rules and each is an “audit committee financial expert” under the regulations promulgated by the Securities and Exchange Commission.

The Audit and Risk Committee operates pursuant to the Audit and Risk Committee Charter. Its responsibilities include, among other things, responsibility for reviewing and recommending to the Board our annual financial statements and management’s discussion and analysis of results of operation and financial condition (“MD&A”) and reviewing and approving our interim financial statements and MD&A. As contemplated in the Audit and Risk Committee Charter, the Audit and Risk Committee periodically meets with our internal auditor and with our external auditors without management being present. The Audit and Risk Committee also recommends to the Board the external auditors to be nominated for approval by the Company’s shareholders, as well as the compensation of the external auditors.

In accordance with the Audit and Risk Committee Charter, the Audit and Risk Committee also provides assistance to the Board in fulfilling its oversight function with respect to:

•	the quality and integrity of our financial statements;

•	compliance with our code of conduct, and legal and regulatory requirements, including with respect to disclosure of financial information;

•	the qualifications, performance and independence of our external auditor;

•	the performance of our senior finance employees and internal audit function;

•	internal controls and certifications; and

•

monitoring the appropriateness and effectiveness of the Company’s risk management systems and policies, including evaluating on a regular basis the effectiveness and prudence of senior management in managing the Company’s operations and the risks to which it is exposed.

The Conduct and Compliance Committee was formed to, among other things, oversee implementation of certain remediation measures proposed by the Ad Hoc Committee, including working with the Audit and Risk Committee with its oversight function in relation to the restatement and remediation matters related thereto.

The Audit and Risk Committee Charter provides that no member of the Audit and Risk Committee may hold ten percent or more of the Company’s capital stock or serve simultaneously on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair his or her ability to serve effectively on the Audit and Risk Committee.

Talent and Compensation Committee

The Talent and Compensation Committee is comprised of Mr. Farmer (Chairperson), Dr. Eshelman, Mr. Hale and Mr. Power. The responsibilities, powers and operation of the Talent and Compensation Committee are set out in the written charter of the Talent and Compensation Committee (the “Talent and Compensation Committee Charter”). In accordance with the Talent and Compensation Committee Charter, each member of the Talent and Compensation Committee is an independent director as defined and required by applicable regulatory and stock exchange rules.

As described in the Talent and Compensation Committee Charter, the key responsibilities of the Talent and Compensation Committee include:

•

reviewing and approving the linkage of corporate goals and objectives to the compensation of our CEO, evaluating the CEO’s performance in light of those goals and objectives, and (either as a committee or together with the other independent Directors who satisfy the independence, “non-employee” and “outside director” requirements under the Talent and Compensation Committee Charter) determining and approving the compensation of the CEO based on such evaluation;

•	reviewing and approving each element of total compensation for all officers (as such term is defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	reviewing and approving arrangements with executive officers relating to their employment relationships with us;

•	providing strategic supervision of our benefit plans, programs and policies; and

•

reviewing and recommending to the Board for approval the CD&A to be included in the Company’s annual management proxy circular and proxy statement and/or annual report on Form 10-K and preparing the Compensation Committee Report.

Compensation

For details on the philosophy and approach adopted by the Talent and Compensation Committee with respect to compensation of our officers and Directors, please see “Compensation Discussion and Analysis” and “Director Compensation.”

The Talent and Compensation Committee has the authority to retain and compensate any consultants and advisors it considers necessary to fulfill its mandate. It shall, annually or on an as-needed basis, specify the work to be performed by, and agree on the associated fees to be paid to the compensation consultants. It shall also review annually the work performed and fees paid. In addition, the Talent and Compensation Committee Charter provides that the Talent and Compensation Committee shall report to the Board, on an annual basis, the nature of any additional work or non-Board based services conducted by any such compensation consultant and associated fees paid, if approved by the Chairperson of the Talent and Compensation Committee.

Periodically, and at least annually, the Talent and Compensation Committee selects and retains independent consultants to conduct comprehensive reviews and assessments of our policies, procedures and internal controls for setting compensation of the CEO and other members of senior management. The consultant prepares and submits relevant information and analyses to the Talent and Compensation Committee. As discussed below under “Compensation Discussion and Analysis,” in 2015, the Talent and Compensation Committee retained Pay Governance LLC (“Pay Governance”), as its independent consultant to provide advice on compensation matters. Pay Governance’s services included the following: (i) periodically reviewing our executive compensation programs, including base salary, short-term incentives, equity-based incentives, total cash compensation levels and total direct compensation of certain senior positions, against those of a peer group of similar-sized pharmaceutical companies as measured by revenue and/or market capitalization; (ii) advising the Talent and Compensation Committee with regard to the compensation packages of the CEO and other members of senior management; (iii) reviewing the proxy and specifically the Compensation Discussion and Analysis; (iv) preparing and attending select Talent and Compensation Committee Meetings; and (v) reviewing and commenting on the retention plan that the Company adopted in November 2015. All of the services provided by Pay Governance during the fiscal year 2015 were provided to the Talent and Compensation Committee. Pay Governance did not provide any additional services to the Company during the fiscal year 2015. The Talent and Compensation Committee has assessed, at the relevant times, the independence of Pay Governance and concluded that its engagement of Pay Governance did not raise any conflict of interest with the Company or any of the Company’s directors or executive officers.

The Talent and Compensation Committee considers the advice and analysis of the independent compensation consultants, together with other factors the Talent and Compensation Committee considers appropriate (including feedback from shareholders and corporate governance groups, market data, knowledge of the comparator group and personal knowledge and experience of the Talent and Compensation Committee members), in reaching its decisions and making compensation determinations for the CEO and executive officers to the Board.

Compensation Risk Determination

The Talent and Compensation Committee assesses the potential risks relating to our compensation policies and practices for our employees, including those related to our executive compensation programs. Periodically, at least annually, the Talent and Compensation Committee reviews and discusses with management the relationship between the Company’s compensation policies and practices and its risk management, including the extent to which those policies and practices create risks for the Company, to ensure that such policies and practices support compliance with our risk management objectives, in addition to economic performance, do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on the Company. The Talent and Compensation Committee is engaged in reevaluating such compensation policies and practices and its risk management in light of the restatement and the remediation efforts associated therewith.

Succession Planning

On April 25, 2016, the Company announced the appointment of Joseph C. Papa to become Chairman and CEO. Mr. Papa is expected to join the Company by early May and will succeed J. Michael Pearson, who is expected to remain as CEO and a Director until Mr. Papa arrives at the Company. Mr. Papa will succeed Mr. Robert A. Ingram as Chairman of the Board of Directors.

The Board regularly undertakes a thorough review of succession planning over the course of the year, led by the efforts of the Talent and Compensation Committee. In February 2012, the Talent and Compensation Committee conducted a thorough review of the Executive Management Team (“EMT”), general managers and the functional heads of the Company. The Talent and Compensation Committee then reviewed potential successors for all such key roles. The Board reviewed such potential successors for the EMT and other key roles and approved the full succession plan in March 2012. The Talent and Compensation Committee continuously reviews the EMT and key positions within the Company to ensure the continuity and comprehensiveness of succession planning companywide. In December 2013 and again in February 2015, the Talent and Compensation Committee assessed the current EMT members, general managers and the functional heads of the Company to update the succession plans based on changes in the business and personnel and decided the Company would be best served by recruiting an experienced CEO to succeed Mr. Pearson. Among other factors, the Talent and Compensation Committee considers the level of representation of women in executive officer and managerial positions when making appointments and considering succession planning; however, the Company does not have a specific target number or date by which to achieve a specific number of women, as it considers a multitude of factors in determining the best person for any position. In 2015, there were two women serving as executive officers of the Company or a material subsidiary, representing 29% of all such executive officers on the Company’s corporate executive management team. Additionally, women currently lead a substantial portion of our businesses and functions, including our U.S. Ophthalmology, U.S. Generics, Obagi, Managed Market, South Africa and Western Europe businesses, and serve as our Chief Compliance Officer, Treasurer, Vice President Regulatory Affairs, Senior Vice President, Investor Relations and Senior Vice President, Human Resources.

The Board, primarily through the Talent and Compensation Committee, regularly receives exposure to executives, managers and other personnel in the organization by attending and participating in the Company’s important talent, business and strategy meetings. For example, in July 2015, we conducted a two-day high potential group event where Ms. Goggins and Messrs. Farmer and Lönner provided the keynote address describing our culture and participated in discussions with attendees. A key element of these events is the information interaction among Board members and attendees, through activities such as dinners and panel and break-out discussions, where members of the Board can receive and share direct feedback regarding the issues and challenges encountered by management. We also regularly have Board participation at our annual sales meetings. Members of the Board are involved in mentoring key senior leaders with Mr. Farmer, Ms. Goggins, Mr. Ingram, Mr. Melas-Kyriazi, Mr. Power and Ms. Provencio all assigned to mentor one or more of our business or functional leaders. Finally, members of the Board take an active part in our annual strategy setting meetings. In prior years, Messrs. Farmer, Ingram, Morfit and Power have led key aspects of the Company’s strategic planning meetings.

The Board’s participation in these events provides significant exposure to the Company’s leadership team and strategic focus which greatly enhances the Board’s ability to conduct succession planning, as well as to gain insight as it oversees organization risk and strategy.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of Mr. Power (Chairperson), Mr. Farmer, Ms. Goggins, Mr. Ingram and Mr. Ross. The responsibilities, powers and operation of the Nominating and Corporate Governance Committee are set out in the written charter (the “Nominating and Corporate Governance Committee Charter”). Pursuant to the Nominating and Corporate Governance Committee Charter, each member of the Nominating and Corporate Governance Committee is an independent director as defined and required by applicable regulatory and stock exchange rules.

As described in the Nominating and Corporate Governance Committee Charter, the key responsibilities of the Nominating and Corporate Governance Committee include, among others:

•	identifying individuals qualified to become Directors and recommending to the Board new nominees for election by shareholders or for appointment by the Board;

•	providing recommendations to the Board regarding the competencies and skills the Board, as a whole should possess, and the qualifications of its Directors;

•

recommending for Board approval, if appropriate, revisions to our corporate governance practices and procedures, developing new charters for any new committees established by the Board, if not otherwise mandated by the Board, monitoring relationships and communication between management and the Board and monitoring emerging best practices in corporate governance;

•	reviewing the composition and mandate of the Board and each committee of the Board annually and, if appropriate, recommending to the Board any changes it considers desirable with respect thereto; and

•	overseeing our orientation process for new Directors and our continuing education program for all Directors.

The Nominating and Corporate Governance Committee annually develops and recommends processes for assessing the performance and effectiveness of the Board as a whole and the committees of the Board and reports annually to the Board on the results of such assessments. The Board and each committee conducts an annual self-assessment of its performance and effectiveness, including a review of its compliance with its Charter, in accordance with the process established by the Nominating and Corporate Governance Committee and adopted by the Board. In addition, in 2011, the Board conducted a comprehensive formal peer review of each Director. The Board intends to conduct such peer review of the Directors on a periodic basis to supplement the annual reviews of the Board and each committee. The Nominating and Corporate Governance Committee also makes recommendations to the Board regarding Director compensation. For information regarding the compensation of Directors, please see “Director Compensation” below.

The Nominating and Corporate Governance Committee has established a Sustainability and Environmental Subcommittee to review and assist in the oversight of the Company’s existing health, safety and environmental policies and practices and in recognition of the impact these policies and practices have on the Company’s constituents and shareholders. The Subcommittee is comprised of Mr. Power (Chairperson) and Ms. Goggins. In establishing the Subcommittee, the Nominating and Corporate Governance Committee identified the key responsibilities of the Subcommittee, including, among others, to:

•	develop, and periodically review, a sustainability strategy and plan that supports the Company’s business and environmental impact objectives;

•

liaison with the members of management responsible for areas most directly affecting sustainability and environmental impact, on the assessment of the Company’s practices with respect to sustainability and environmental impact;

•	communicate the Company’s policies and philosophy with respect to sustainability and environmental impact; and

•	keep the Board apprised of matters related to sustainability and environmental impact, and make recommendations to the Board with respect thereto.

Finance and Transactions Committee

The Finance and Transactions Committee is composed of Mr. Ackman (Chairperson), Mr. Hale and Mr. Melas-Kyriazi. It was established to assist the Board in providing fiduciary oversight and strategic advice with respect to the Company’s significant transactional activities, advising the Board regarding the Company’s significant financing activities and monitoring the overall financial condition of the Company and the impact of our significant financing activities. The Finance and Transactions Committee was dissolved on March 8, 2015 and re-established on May 20, 2015.

Special Independent Committee

In June 2009, the Board established a Special Independent Committee to review finalization and implementation of the Corporate Integrity Agreement with the OIG, which expired in September 2014. The Special Independent Committee has also undertaken to review reports and oversee the implementation of recommendations generated from reports submitted by an independent consultant retained by the Board pursuant to a consent of final judgment. The consent no longer requires such reports after September 2011. The Special Independent Committee is composed of Ms. Provencio (Chairperson). Its tasks include overseeing the implementation of recommendations by the OIG and the Ontario Securities Commission. The term of the Corporate Integrity Agreement concluded in September 2014 and the Company has subsequently filed its final Annual Report to the Office of the Inspector General in January 2015. Pursuant to the terms of the Corporate Integrity Agreement, the requirements contained therein terminated in 2015.

Ad Hoc Committee

In October 2015, the Ad Hoc Committee was established to review allegations related to the Company’s business relationship with Philidor and related matters. On April 5, 2016, the Ad Hoc Committee was dissolved and the Company’s Board determined that the 12 independent Directors on the Board, including the members of the Audit and Risk Committee and the newly created Conduct and Compliance Committee (established on April 15, 2016), would, among other things, oversee implementation of certain remediation measures proposed by the Ad Hoc Committee. The Ad Hoc Committee was composed of Messrs. Ingram (Chairperson) and Morfit and Mses. Provencio and Goggins.

Conduct and Compliance Committee

On April 15, 2016, the Board established the Conduct and Compliance Committee to, among other things, oversee implementation of certain remediation measures proposed by the Ad Hoc Committee. The Conduct and Compliance Committee is composed of Mr. Ross (Chairperson), Dr. Eshelman and Mr. Fraidin.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Talent and Compensation Committee is composed of Messrs. Farmer, Hale, Power and Dr. Eshelman, each of whom is a non-employee Director for purposes of Rule 16b-3 of the Exchange Act, as amended, and each of whom is an independent Director. None of these Directors is a current or former officer of the Company. There were no compensation committee interlocks with other companies in 2015 within the meaning of Item 407(e)(4)(iii) of Regulation S-K. See “Certain Transactions — Certain Related-Person Transactions” below for a description of related-person transactions.

EXECUTIVE OFFICERS

The executive officers of the Company are as follows:

Name	Age	Title
J. Michael Pearson	56	Chief Executive Officer
Robert L. Rosiello	58	Executive Vice President and Chief Financial Officer
Robert R. Chai-Onn	45	Executive Vice President, General Counsel and Chief Legal Officer, Head of Corporate and Business Development
Dr. Ari S. Kellen	52	Executive Vice President, Company Group Chairman
Anne C. Whitaker	48	Executive Vice President, Company Group Chairman
Dr. Pavel Mirovsky	65	President and General Manager, Europe

Below is a description of each executive officer who is not also a Director nominee of the Company.

J. MICHAEL PEARSON has been the CEO of the Company and serving on the Board since September 2010 and was the Chairman of the Board from March 2011 to January 2016. From February 2008 to September 2010, he was the chairman of the board and CEO of VPI before the Merger. Prior to that, Mr. Pearson served on McKinsey’s board of directors until he left to join VPI. He joined McKinsey in 1984, and over a 23-year career, he worked with leading CEOs and was an integral driver of major turnarounds, acquisitions, and corporate strategy. Within McKinsey, Mr. Pearson held various positions, including head of its global pharmaceutical practice and head of its mid-Atlantic region. As discussed above, on April 25, 2016, the Company announced the appointment of Joseph C. Papa to become our Chairman and CEO. Mr. Papa is expected to join the Company and the Board by early May and will succeed Mr. Pearson, who is expected to remain as CEO and a director until Mr. Papa arrives at Valeant.

ROBERT L. ROSIELLO joined the Company as Executive Vice President on June 11, 2015 and has been our Executive Vice President and Chief Financial Officer since July 1, 2015. Commencing December 28, 2015, he served as one of the three members of the Office of the Chief Executive Officer, while Mr. Pearson was on medical leave until an Interim CEO was appointed by the Board on January 6, 2016. Prior to joining the Company, he worked for 30 years at McKinsey & Company, helping healthcare technology and consumer companies deliver growth through mergers and acquisitions, as well as business unit financial performance improvement. As Senior Partner in charge of the global merger practice for a decade, Mr. Rosiello led M&A integrations for pharmaceutical, specialty pharmaceutical and medical device companies in the U.S., Europe and Asia. He serves on the Board of Catholic Charities of New York and the Central Selection Committee of the Morehead Cain Foundation and previously served on the board of the Pew Research Center. Mr. Rosiello received his BA in economics from the University of North Carolina, where he was a Morehead Scholar. He also earned an MS from the London School of Economics and an MBA from Harvard.

ROBERT R. CHAI-ONN has been our Executive Vice President, General Counsel and Chief Legal Officer, Head of Corporate and Business Development since January 10, 2014. Commencing December 28, 2015, he served as one of the three members of the Office of the Chief Executive Officer, while Mr. Pearson was on medical leave until an Interim CEO was appointed by the Board on January 6, 2016. From March 2012 to January 10, 2014, he was our Executive Vice President, General Counsel and Corporate Secretary, and Corporate Business Development and from September 2010 to March 2012, he was our Executive Vice President, General Counsel and Corporate Secretary. From 2004 to September 2010, Mr. Chai-Onn was Vice President, Assistant General Counsel at VPI. Prior to 2004, Mr. Chai-Onn was a corporate lawyer at the law firm of Gibson, Dunn & Crutcher LLP, where he performed a variety of corporate, mergers and acquisitions and financial legal work.

DR. ARI S. KELLEN has been our Executive Vice President, Company Group Chairman since January 1, 2014. Commencing December 28, 2015, he served as one of the three members of the Office of the Chief Executive Officer, while Mr. Pearson was on medical leave until an Interim CEO was appointed by the Board on January 6, 2016. He previously spent 22 years with McKinsey, where he was a senior partner in the health care practice. Dr. Kellen led numerous studies for health care companies including corporate strategies for boards and management teams, and business unit strategies across pharmaceuticals, medical devices, biotechnology and health care services. Prior to joining McKinsey, Dr. Kellen served on the senior management and emergency trauma teams at two Johannesburg, South Africa Hospitals.

ANNE C. WHITAKER has been our Executive Vice President, Company Group Chairman since May 13, 2015. Prior to joining the Company, she spent 24 years in the pharmaceutical and biotech industry in commercial leadership roles launching new pharmaceutical products, as well as in functional senior leadership roles building leadership and commercial and operational capabilities in global healthcare organizations. Ms. Whitaker most recently served as President, CEO and a member of the Board of Directors of Synta Pharmaceuticals Corp., a biopharmaceutical company focused on research, development and commercialization of novel oncology medicines. Prior to joining Synta Pharmaceuticals, she served as President, North America Pharmaceuticals, at Sanofi, where she oversaw all pharmaceutical, medical device and consumer healthcare operations within the region. Previously, Ms. Whitaker spent 19 years at GlaxoSmithKline, where she held various leadership positions, including Senior Vice President, Global Leadership & Organizational Development, Senior Vice President and Business Unit Head, Cardiovascular, Metabolic and Urology, Vice President and Business Unit Head of Critical Supportive Care, and Vice President of Sales Training.

DR. PAVEL MIROVSKY was appointed to Valeant’s Executive Management Team in April 2013 and is our President and General Manager, Europe. A medical doctor by training, he has had a distinguished business career. Dr. Mirovsky joined the Company in March 2011 upon the acquisition of PharmaSwiss, where he served as CEO. Prior to joining PharmaSwiss, Dr. Mirovsky served as regional General Manager at IMS Health for Central & Eastern Europe, Near East/ Middle East, North Africa, Benelux, Nordics and Portugal. Prior to IMS Health, he was President and CEO of Polpharma and also led Aventis’ operations in Middle East and North Africa and Central and Eastern European in senior regional operational roles including Poland and the Baltics. Dr. Mirovsky began his career in the pharmaceutical industry at Rhone Poulenc Rorer, Czech Republic. He worked as an expert for the World Health Organization in Africa, as a visiting scientist at Harvard Medical School and as an assistant professor at University d’Oran in Algeria.

None of the executive officers of the Company were selected pursuant to any arrangement or understanding, other than their respective employment agreements with the Company. None of the executive officers are related by blood, marriage or adoption to one another or to any Director or nominee for Director of the Company.

OWNERSHIP OF THE COMPANY’S SECURITIES

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of our Common Shares and the percentage of Common Shares owned beneficially by holders of more than 5% of our outstanding Common Shares as of April 11, 2016.

Identity of Owner or Group	Number of Shares and Nature of Beneficial Ownership		Percentage of Class(1)
Ruane, Cunniff & Goldfarb Inc	35,375,610	(2)	10.31
9 W 57th Street, Suite 5000, New York, New York 10019
Pershing Square Capital Management, L.P., PS Management GP, LLC and William A. Ackman	30,711,122	(3)	8.95
888 Seventh Avenue, 42nd Floor, New York, New York 10019
T. Rowe Price Associates, Inc	21,853,814	(4)	6.37
100 E. Pratt Street, Baltimore, Maryland 21202
ValueAct Capital Master Fund, L.P., ValueAct Co-Invest Master Fund, L.P., VA Partners I, LLC “VA Partners I”), ValueAct Capital Management, L.P. ValueAct Capital Management, LLC, ValueAct Holdings, L.P. and ValueAct Holdings GP, LLC	14,994,261	(5)	4.37
One Letterman Drive, Building D, Fourth Floor, San Francisco, California 94129

This table is based upon information supplied by the principal shareholders and Schedules 13D and 13G filed with the U.S. Securities and Exchange Commission (the “SEC”) and “early warning reports” and similar regulatory filings filed on SEDAR. Unless otherwise indicated in the footnotes to this table, we believe that the shareholders named in the table have sole voting and investment power with respect to the Common Shares indicated as beneficially owned.

(1)	Based on 343,019,755 Common Shares outstanding on April 11, 2016.
(2)

According to a Schedule 13G/A filed by Ruane, Cunniff & Goldfarb Inc. (“RC&G”) on February 16, 2016, it has the sole power to vote 35,375,610 and sole power to dispose of 35,375,610 of our Common Shares. On April 8, 2016, RC&G filed an Alternative Monthly Report on SEDAR indicating that, as of March 31, 2016, the accounts over which RC&G has investment authority held 31,377,890 of our Common Shares, which represents approximately 9.15% of our Common Shares outstanding as of April 11, 2016.

(3)

According to a Schedule 13D filed by jointly by Pershing Square Capital Management, L.P., PS Management GP, LLC and William A. Ackman filed March 28, 2016, they have, as of March 24, 2016, shared power to vote and shared power to dispose of 30,711,122 of our Common Shares.

(4)	According to a Schedule 13G filed by T. Rowe Price Associates, Inc. on February 9, 2016, it has the sole power to vote 6,494,088 and sole power to dispose of 21,853,814 of our Common Shares.
(5)

According to a Schedule 13D/A filed jointly by ValueAct Capital Master Fund, L.P., ValueAct Co-Invest Master Fund, L.P., VA Partners I, LLC, ValueAct Capital Management, L.P. ValueAct Capital Management, LLC, ValueAct Holdings, L.P. and ValueAct Holdings GP, LLC on June 15, 2015, they have shared power to vote and shared power to dispose of 14,994,261 of our Common Shares. Shares reported as beneficially owned by ValueAct Capital Master Fund, L.P. or ValueAct Co-Invest Master Fund, L.P. are also reported as beneficially owned by (i) ValueAct Management L.P. as the manager of each such investment partnership, (ii) ValueAct Management LLC, as General Partner of ValueAct Management L.P., (iii) ValueAct Holdings, as the sole owner of the limited partnership interests of ValueAct Management L.P. and the membership interests of ValueAct Management LLC and as the majority owner of the membership interests of VA Partners I and (iv) ValueAct Holdings GP, as General Partner of ValueAct Holdings. Shares

reported as beneficially owned by ValueAct Capital Master Fund, L.P. or ValueAct Co-Invest Master Fund, L.P. are also reported as beneficially owned by VA Partners I, as General Partner of ValueAct Capital Master Fund, L.P. and ValueAct Co-Invest Master Fund, L.P. VA Partners I, ValueAct Management L.P., ValueAct Management LLC, ValueAct Holdings and ValueAct Holdings GP also, directly or indirectly, may own interests in one or more than one of the partnerships from time to time.

OWNERSHIP OF MANAGEMENT

The following table sets forth, as of April 11, 2016, certain information regarding the beneficial ownership of our Common Shares and the percentage of Common Shares beneficially owned by each Director and each Director nominee and (i) the person serving as CEO of the Company during 2015, (ii) the persons serving as CFOs of the Company during 2015, (iii) the other three most highly paid executive officers of the Company who were serving as executive officers at December 31, 2015, and (iv) a highly paid executive officer of the Company who served during 2015 but was not serving as an executive officer at December 31, 2015 but who would have been included in our most highly paid executive officers had he been serving as executive officer on December 31, 2015 (together, the “Named Executive Officers”), and all current Directors and Director nominees and current executive officers of the Company as a group.

Identity of Owner or Group	Number of Shares and Nature of Beneficial Ownership(1)(2)(3)	Percentage of Class(4)
Named Executive Officers, Directors and Director Nominees
William A. Ackman(5)	30,711,122	8.95%
Dr. Fredric N. Eshelman	0	*
Ronald H. Farmer	21,892	*
Stephen Fraidin	0	*
Colleen A. Goggins	500	*
D. Robert Hale(6)	14,994,261	4.37%
Robert A. Ingram	60,652	*
Debora A. Jorn	10,839	*
Dr. Argeris N. Karabelas.	0	*
Dr. Ari S. Kellen	57,633	*
Theo Melas-Kyriazi	213,155	*
G. Mason Morfit(6)	14,994,261	4.37%
Joseph C. Papa	0	*
J. Michael Pearson(7)	9,080,716	2.59%
Robert N. Power	6,601	*
Norma A. Provencio	135,413	*
Robert L. Rosiello.	20,775	*
Russel C. Robertson.	0	*
Thomas W. Ross, Sr.	0	*
Howard B. Schiller	535,278	*
Brian M. Stolz	175,757	*
Amy B. Wechsler, M.D.	0	*
Anne C. Whitaker	7,500	*
Directors and executive officers of the Company as a group (19 persons)	57,551,110	16.37%

*	Less than 1% of the outstanding Common Shares.

(1)

This table is based on information supplied by current executive officers and Directors. We believe that Common Shares shown as beneficially owned are those as to which the named persons possess sole voting and investment power. However, under the laws of California and certain other states, personal property owned by a married person may be community property, which either spouse may manage and control, and we have no information as to whether any Common Shares shown in this table are subject to community property laws.

(2)

The amounts reported include elective RSUs and DSUs that are payable on separation of service for the following Directors: Mr. Farmer (4,360); Mr. Ingram (53,869); Mr. Melas-Kyriazi (70,407); and Ms. Provencio (47,710).

(3)

Included in the Common Shares set forth above are the following (i) stock options that are currently exercisable, or will become exercisable within 60 days after April 11, 2016, as follows: Ms. Jorn (3,911); Mr. Pearson (4,933,128); Mr. Schiller (200,000); and Mr. Stolz (85,000), and all directors and executive officers of the Company as a group (5,435,436), (ii) 580,676 RSUs of Mr. Pearson that vested and become deliverable February 1, 2019, or if earlier, on separation from service, but have not yet been released, and (iii) 2,457,926 PSUs of Mr. Pearson’s that vested and become deliverable February 1, 2019, or if earlier, on separation from service, but have not yet been released.

(4)

Applicable percentage ownership is based on 343,019,755 Common Shares outstanding on April 11, 2016. In computing the number of Common Shares beneficially owned by a person and the percentage ownership of that person, we deemed outstanding Common Shares subject to options, warrants, rights or conversion privileges held by that person that are currently exercisable or exercisable within 60 days of April 11, 2016. We did not deem these share outstanding, however, for the purpose of computing the percentage ownership of any other person. Under Rule 13d-3 of the SEC, certain Common Shares may be deemed to be beneficially owned by more than one person (if, for example, a person shares the power to vote or the power to dispose of the Common Shares).

(5)

According to a Schedule 13D filed by jointly by Pershing Square Capital Management, L.P., PS Management GP, LLC and William A. Ackman filed March 28, 2016, they have, as of March 24, 2016, shared power to vote and shared power to dispose of 30,711,122 of our Common Shares.

(6)

Includes 13,934,468 Common Shares directly beneficially owned by ValueAct Capital Master Fund, L.P. which may be deemed to be indirectly beneficially owned by (i) VA Partners I, LLC as General Partner of ValueAct Capital Master Fund, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Funds, L.P. (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the sole owner of the limited partnership interests of Value Act Capital Management, L.P. and the membership interests of ValueAct Capital Management, LLC and as the majority owner of the membership interests of VA Partners I, LLC and (v) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P. Mr. Hale is a Partner of ValueAct Capital and Mr. Morfit is the President and a member of the management committee of ValueAct Holdings BP, LLC and includes 1,059,793 Common Shares directly beneficially owned by ValueAct Capital Master Fund, L.P. which may be deemed to be indirectly beneficially owned by (i) VA Partners I, LLC as General Partner of ValueAct Capital Master Fund, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Co-Invest Master Fund, L.P. (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the sole owner of the limited partnership interests of Value Act Capital Management, L.P. and the membership interests of ValueAct Capital Management, LLC and as the majority owner of the membership interests of VA Partners I, LLC and (v) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P. Mr. Hale is a Partner of ValueAct Capital and Mr. Morfit is the President and a member of the management committee of ValueAct Holdings BP, LLC.

(7)

The amount reported does not include 1,213,435 Common Shares that Mr. Pearson, as the grantor, previously contributed to the J. Michael Pearson grantor retained annuity trust, for which he is no longer the trustee and in which he has no pecuniary interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and Directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Such executive officers, Directors and shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon its review of the copies of such forms it received, or written representations from certain reporting persons for whom no such forms were required, the Company believes that during fiscal year 2015, the following of its executive officers, Directors and 10 percent beneficial owners failed to timely file all forms required by Section 16(a): Ms. Whitaker and Mr. Schiller filed one late Form 4, in each case due to inadvertent administrative errors by the Company.

EXECUTIVE COMPENSATION AND RELATED MATTERS

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

The last nine months have been difficult for Valeant, its shareholders, and its employees. Our stock price has dropped significantly. In addition, we determined that it was necessary to restate our audited consolidated financial statements for the year ended December 31, 2014 and also restate certain unaudited quarterly results related to the three months ended December 31, 2014, the three months ended March 31, 2015, the six months ended June 30, 2015 and the nine months ended September 30, 2015. On April 25, 2016, the Board announced the appointment of Mr. Papa to become Valeant’s Chairman and Chief Executive Officer. Mr. Papa is expected to join the Company by early May and will succeed Mr. Pearson, who is expected to remain as CEO and a Director until Mr. Papa arrives at Valeant. The Company intends to enter into a separation and consulting agreement with Mr. Pearson reflecting, among other things, the severance payments that Mr. Pearson is entitled to on a termination of employment without Cause, as described on pg. 64.

Notwithstanding these recent events, our management and employees continued to focus on strengthening Valeant’s business in 2015. In addition, while we have had to make some adjustments to our approach to compensation because of our need to retain key employees through recent events. Valeant continues to maintain a compensation philosophy that links pay and performance and continues to implement shareholder friendly compensation practices, with the goal of aligning management with shareholders over the long term, in both good times and challenging times. Indeed, because of the design of our compensation programs which links pay with long term value creation and seeks to avoid payouts for bad results, the recent period of challenging performance has translated into significant decreases in the value of compensation awarded in 2015 and prior years.

On April 21st, we approved a retention program for our executive management team, including certain named executive officers, providing for a cash retention bonus, a special equity award, and enhanced severance. This program was essential to retaining the Company’s top executives over the immediate term as the Company faces numerous strategic and tactical challenges including transitioning to a new CEO.

Our Talent and Compensation Committee, together with its compensation consultant and Mr. Papa, intends to further review Valeant’s compensation policies and practices in light of our recent experiences and may make changes to our programs to reflect the current environment and evolving strategic priorities. Some of the changes that may be considered include adding qualitative performance measures to short and long-term incentive awards, introducing relative total shareholder return (“TSR”) measures to long term incentive awards; and taking measures to align the interests of our executives with our shareholders through strong share ownership requirements while still allowing our executives to diversify. Additional details will be provided on these compensation programs when available.

Chief Executive Officer Compensation

Our compensation philosophy in 2015, as with prior years, was to align management’s pay with long-term TSR. We believed long-term TSR measured over a period of three years or more was the best measure of the Company’s performance because this multi-year period represented an appropriate timeframe to measure management’s performance over an extended period, and for the Company’s share price to reflect their achievements.

Some of our executives, including Mr. Pearson, built up significant potential net worth throughout their careers at Valeant. With respect to Mr. Pearson, this net worth was achieved through retaining significant portions of vested performance-based equity awards as well as purchasing large amounts of Valeant shares with his own money. Pursuant to his employment agreement with the Company, Mr. Pearson agreed to retain all shares he received in respect of his vested equity awards other than those used to cover taxes owed on the vesting and delivery of these awards and an additional 4,000,000 shares he was permitted to sell or donate pursuant to his

2015 employment contract. Mr. Pearson retained even more than the shares he was required to retain, sometimes satisfying his tax obligations in cash and, since his hire, the only shares sold were those sold in 2015 to satisfy loan obligations. At the time of filing the 2015 Annual Proxy Statement, he held vested shares with a value in excess of $2 billion. As shown below, Mr. Pearson’s net worth represented by Valeant equity significantly decreased in the last twelve months.

Note: Reflects 2015 ownership value as disclosed in the beneficial ownership table of the 2015 proxy versus 2016 ownership value as disclosed in the beneficial ownership table of the 2016 proxy. 2016 ownership value is based on a stock price of $31.35, the in-the-money value of outstanding stock options, and the full value of common shares held, PSUs earned and outstanding and RSUs outstanding.

In addition, the total realizable compensation for Mr. Pearson for the three year period from 2013 through 2015 was $18.5 million, representing only 12% of his pay opportunity for that same time period. The tables and graphs below demonstrate Valeant’s compensation philosophy of paying for performance:

CEO 3 Year Realizable Pay Based on Current Stock Price of $31.35

	3 Year CEO Realizable Pay (2013 — 2015)
Perspective	Salary	Bonus	Options	PSUs	RSUs	Total
Realizable Pay	$3.8	$14.8	$0.0	$0.0	$0.0	$18.6
Pay Opportunity	$3.8	$12.5	$0.0	$140.3	$0.0	$156.5
Realizable Pay as % of Pay Opportunity						12%

Note: Realizable pay includes salary paid, bonus paid, in-the-money value of stock options granted during the period, and realizable value of RSUs granted and PSUs granted and earned during the period, valued at a $31.35 stock price. Pay opportunity includes target bonus and the grant date fair value of PSUs.

The $140 million of 2015 PSU compensation for Mr. Pearson shown in the Summary Compensation Table on pg. 56 is computed in accordance with the securities law guidelines and shows the grant date fair value of the equity grants made to Mr. Pearson in 2015, not the amount actually received by Mr. Pearson in 2015. Based on Valeant’s current share price of $31.35, all of the performance share units granted to Mr. Pearson in 2015 (reflecting reported compensation of $140 million) would be forfeited for no value on his termination of employment. Valeant’s share price would need to increase to $186.88 for any of the performance share units granted to Mr. Pearson in 2015 to vest (assuming a termination date of December 31, 2016).

Shareholder Friendly Compensation Practices

During 2015, we continued to implement and maintain the following shareholder-friendly pay practices.

Valeant Provisions	Summary of 2015 Provisions
Holding requirements

The Company has substantial holding requirements in place which align our executive team with shareholders. The CEO, CFO, and other executive management team members are required to purchase and hold shares of Company stock. In addition, these executives are required to hold equity earned through long-term incentive plans for multiple years. Mr. Pearson’s 2015 employment contract includes a commitment to hold a significant number of shares for at least two years after leaving the Company.

Share ownership guidelines

Pursuant to company guidelines, executives are required to hold Company shares equal to at least two times base salary plus target annual cash bonus. Mr. Pearson has significantly higher ownership guidelines pursuant to the terms of his 2015 employment agreement.

Performance-based equity

Equity plans are designed to deliver low value for low TSR and high value for high TSR over sustained periods. PSU grants will only provide a payout if at least 10% TSR performance is achieved. We did not historically make annual equity grants to our senior management team.

Double trigger

With respect to a change in control, unvested equity awards will accelerate only upon a qualifying termination of employment. No unvested awards are accelerated immediately upon a change in control of the Company.

Limited severance	Severance is typically limited to two times cash compensation, and the CEO’s severance is capped.

No supplemental executive retirement plan	Executives are only eligible to participate in Company’s tax-qualified Retirement Savings Plan that is provided on the same terms to all employees.

Valeant Provisions	Summary of 2015 Provisions

Clawback policy

The clawback policy permits the Company, at the discretion of the Board, to seek reimbursement of certain bonus, incentive or equity-based compensation paid to an executive under certain circumstances.

No hedging	The policy prohibits officers, directors and employees from engaging in hedging or monetization transactions with Company stock.

No pledging of new shares

The anti-pledging policy prohibits officers, directors and employees from holding Company securities in a margin account where the securities are subject to margin sales or pledging Company securities as loan collateral. The anti-pledging policy exempted existing margin accounts and pledging accounts, which were permitted to continue until they expire.

No excise tax gross-ups	The Company will not gross-up any excise tax that may be triggered as a result of a change in control severance payment.

Independent compensation consultant	The Talent and Compensation Committee has engaged an independent compensation consultant that has no other ties to the Company or its management.

Shareholder engagement

We maintain a robust investor outreach program that enables us to obtain ongoing feedback on compensation program, as well as how we disclose that program. Our outreach includes conversations between the Chairman of our Talent and Compensation Committee and many of our top investors.

2015 Shareholder Engagement

In 2015, shareholders endorsed the design and administration of our executive compensation programs as evidenced by a vote of approval at our 2015 Annual Meeting of Shareholders of 90%. This strong level of support, which has been consistently high since the first vote was held at our 2011 Annual Meeting, recognizes our ongoing pay-for performance strategy. The Talent and Compensation Committee periodically reviews the Company’s compensation programs, including the Company’s overall approach to executive compensation to confirm that it properly incentivizes management, is effective in retaining the Company’s talent, and continues to enable the Company to attract top talent. In addition, we engaged in active dialogue with our shareholders, including conversations between the Chairman of our Talent and Compensation Committee and our top investors to solicit feedback on our current compensation program and philosophy and to discuss the extension of Mr. Pearson’s employment term, the equity grants to Mr. Pearson and other terms reflected in Mr. Pearson’s 2015 employment agreement.

COMPENSATION PHILOSOPHY

Our compensation philosophy in 2015 was to align management’s pay with long-term performance and company TSR. The largest portion of an executive’s equity opportunity rests in the form of PSUs which only vest if challenging TSR hurdle rates, which are generally measured over a period of three or more years, are achieved. For grants made from 2008 through November 27, 2012, the lowest three-year compounded annual TSR hurdle rate was 15%, meaning that below this level, no PSUs vested. The highest compounded annual TSR hurdle rate was 45%, and at this level or above, the Company’s executives could be among the best paid in the industry. For Mr. Pearson, we also granted PSUs that included a 60% compounded annual TSR hurdle. The Talent and Compensation Committee reviewed the Company’s equity compensation approach in November 2012 to ensure that the plan would continue to attract, retain and reward executives for outperformance in the market while providing limited payout for poor performance. The Talent and Compensation Committee considered various changes to the design of the program. As part of this consideration the Talent and Compensation Committee reviewed analysis showing that changing the compounded annual TSR triggers to 10%, 20% and 30% for 1x, 2x and 3x target grants would be more appropriate given compound annual growth rate returns for our peer group. The Talent and Compensation Committee believed the targets strongly align shareholder interest with management while making compensation packages more compelling for both current and future employees. With respect to Mr. Pearson and in circumstances where grants are meant to cover more than five years, some executives also have 40% and/or 50% TSR hurdles for 4x and 5x target grants. Some executives also receive options to acquire our shares, which only deliver value to the executive when the share price appreciates above the exercise price.

COMPENSATION PROCESS

The Talent and Compensation Committee is responsible for establishing, implementing and monitoring the Company’s executive compensation philosophy and objectives. The Talent and Compensation Committee reviews and recommends or approves all components of executive pay, recommends or reports its decisions to the Board, and oversees the administration of the compensation program for senior executives. The Board, with the assistance of the Talent and Compensation Committee, reviews or approves matters related to executive compensation on an as-needed basis. The Board of Directors also actively participates in the establishment of target and stretch goals for our short-term incentive pay opportunities and, as appropriate, reviews the Company’s compensation proposals. In connection with determining bonus amounts payable in respect of 2015, our Talent and Compensation Committee consulted with, and received recommendations from, the Ad Hoc Committee.

Our CEO prepares a recommendation to the Talent and Compensation Committee for base salary, annual incentive awards and equity grants for each Named Executive Officer, other than the CEO whose compensation is determined solely by the Talent and Compensation Committee or non-employee directors of the Board. The Talent and Compensation Committee then determines the compensation for each Named Executive Officer in addition to the CEO and updates the Board as to all of its compensation decisions, and obtains additional approval from the Board as appropriate. Messrs. Pearson and Schiller, as employee directors, were recused from Board decisions related to executive compensation.

We use publicly available peer company compensation information to model forward-looking scenarios to understand relative pay amounts at various TSR achievement levels. The most important analysis we use analyzes the value of an executive’s equity awards at the end of a multi-year period under various TSR scenarios, compared to the pharmaceutical industry peer group. Historically, we have designed our equity plans to deliver low value for low TSR, but high value for high TSR and do not deliver any value if our annualized TSR over the award’s performance period is not at least 10%. Our Talent and Compensation Committee intends to further review Valeant’s compensation policies and practices, together with its compensation consultant and the new CEO, and expects to make some changes to the ongoing compensation programs in light of recent events.

As noted below, our concept of “peer group” is not limited to the pharmaceutical industry when we consider the overall compensation that may be necessary to attract and retain executives from diverse backgrounds, including those from successful careers in professional services and private equity firms.

USE OF PEER GROUPS AND COMPENSATION CONSULTANTS

The Company hires executives from within and outside the pharmaceutical industry. While the Talent and Compensation Committee of the Board considers peer group compensation data based on a peer group from the pharmaceutical industry, this information serves as a reference or input but does not dictate our decisions. Our compensation decisions are also based on attracting and retaining executives whose experience and expectations are often based on successful careers at preeminent professional services and private equity firms, thus we also consider non-industry data for comparison. We do not triangulate our compensation to arrive at a target percentile of the overall peer group.

In 2015, the Talent and Compensation Committee did not update the company peer group and did not conduct any formal executive compensation benchmarking. In 2015, our peer group consisted of:

Actavis Inc. (now known as Allergan)

Amgen Inc.

Biogen Idec Inc.

Bristol Myers Squibb & Co.

Celgene Corporation

Danaher Corporation

Gilead Sciences Inc.

Lilly (Eli) & Co.

In accordance with the Talent and Compensation Committee Charter, the Talent and Compensation Committee has sole authority to retain compensation consultants and to approve such consultants’ fees and retention terms. In 2015, the Talent and Compensation Committee engaged the services of Pay Governance as independent consultants to provide advice on compensation matters. Pay Governance reported directly to the Talent and Compensation Committee, which instructed the consultants to give it objective advice and without influence by management, and to provide such advice for the benefit of the Board and our shareholders. Pay Governance did not provide additional services to the Company other than the services related to compensation to the Talent and Compensation Committee and the Board and other Board committees.

COMPONENTS OF OUR EXECUTIVE COMPENSATION

A significant portion of total compensation is linked to satisfying Company financial targets and strategic initiatives, in addition to achieving positive total returns to shareholders. This pay methodology helps us to attract and retain top talent.

Multiple factors are considered in determining our total compensation opportunity, including our compensation philosophy, the executive’s role and responsibility, the executive’s past performance, expected contribution and experience in the role, and the pay practices of our peers both within and outside the pharmaceutical industry. The components of total compensation for Named Executive Officers include: (i) base salary; (ii) incentive pay (including annual incentive cash bonus and long-term equity incentives); (iii) retirement and welfare benefits; and (iv) executive benefits and perquisites.

In determining the appropriate mix of base salary and incentive pay (including annual incentive cash bonus and long-term equity) for our Named Executive Officers, the Talent and Compensation Committee sought to balance: (i) our desire to attract and retain our executives with the stability of competitive salary compensation; (ii) our desire to promote pay for performance or “at-risk” compensation, as we believe that incentive pay appropriately rewards executives for their contribution to our overall performance; and (iii) our desire to align compensation with corporate performance and shareholder value through the use of performance-based equity compensation awards.

The value of our short-term incentives, in the form of an annual cash bonus, is dependent on the achievement of pre-determined corporate, divisional/functional and individual performance objectives, while the value of our equity based incentives, in the form of stock options, PSU and RSU awards, is derived from the value of our Common Shares. In allocating between short-term and long-term compensation, the Talent and Compensation Committee seeks to establish a balance between rewarding past performance and future potential, both of which it views as critical for our executives to exhibit. In that respect, the Talent and Compensation Committee designs cash bonuses to reward executives who achieve certain corporate, divisional/functional and individual objectives, and it bases grants of equity awards on the demonstration of exceptional effort, critical skills, key talents and achievements of shareholder value creations.

Our named executive officers for 2015 were:

•	J. Michael Pearson — Chief Executive Officer

•	Howard B. Schiller — Former Chief Financial Officer and Former Interim Chief Executive Officer

•	Robert L. Rosiello — Executive Vice President and Chief Financial Officer

•	Dr. Ari S. Kellen — Executive Vice President and Company Group Chairman

•	Anne C. Whitaker — Executive Vice President and Company Group Chairman

•	Debora A. Jorn — Former Executive Vice President and Company Group Chairman

•	Brian M. Stolz — Former Executive Vice President of Administration & Chief Human Capital Officer, and currently serving as Senior Vice President — Neurology, Dentistry and Generics

Base Salary

We set our base salaries at competitive levels necessary to attract and retain a top performing management team (other than for Mr. Pearson, who as described below, did not receive a base salary in 2015). Base salary addresses performance of core duties for each executive role, providing an amount of fixed compensation. Base salary for each Named Executive Officer (other than Mr. Pearson) is determined based on:

•	his or her position and responsibilities;

•	comparison data;

•	review of the Named Executive Officer’s compensation relative to other executive officers; and

•	individual performance of the Named Executive Officer.

Salary levels are periodically reviewed as part of our performance review process, as well as upon a promotion or other change in job responsibilities. To the extent base salaries are adjusted, the amount of any such adjustments would reflect a review of competitive market data consideration of non-industry data for comparative purposes, consideration of relative levels of pay internally, consideration of the individual performance of the executive and any other circumstances that the Talent and Compensation Committee determines are relevant.

Pursuant to his 2015 Employment Agreement, effective January 1, 2015, Mr. Pearson did not receive an annual base salary. On April 21, 2016, the Talent and Compensation Committee approved an annual base salary of $2 million, effective as of January 1, 2016 (reinstating the annual base salary in effect for Mr. Pearson prior to the employment agreement he entered into with the Company on January 7, 2015. Mr. Rosiello and Ms. Whitaker, who were both hired by the Company in 2015, received base salaries of $1,000,000 and $600,000, respectively. Dr. Kellen’s and Ms. Whitaker’s base salaries were adjusted to $1,000,000 and $750,000, respectively, effective as of April 1, 2016. Ms. Jorn’s salary was increased from $425,000 to $600,000 when she was named an executive officer of the Company and assumed additional responsibilities commensurate with that role. Mr. Stolz’s base salary was increased from $475,000 to $550,000 when he transitioned to the general manager role in charge of our neurology, dentistry and generics businesses.

Short-Term Incentive Pay

The Company uses short-term incentive pay, through our annual incentive cash bonus program, to reward employees for the attainment of target financial and strategic outcomes for each specific year.

Pursuant to the 2015 Employment Agreement, Mr. Pearson’s short-term incentive pay target for 2015 was set at $6,000,000, at least $2,000,000 of which is based on the achievement of individual objectives related to his role as CEO and Chairman. This was not an increase in Mr. Pearson’s overall annual cash compensation opportunity but instead reflected a shift of his former base salary into annual incentive cash compensation that is entirely performance-based for Mr. Pearson. On April 21, 2016, the Talent and Compensation Committee approved an annual target bonus opportunity for Mr. Pearson in respect of the 2016 fiscal year of 200% of annual base salary, 75% of which will be based on the achievement of certain corporate performance metrics and 25% of which will be based on Mr. Pearson’s assistance with the transition to the Company’s new Chief Executive Officer. The Talent and Compensation Committee believes these targets are consistent with the Company’s pay for performance compensation philosophy, and in recognition of the importance of a smooth transition of the CEO role.

In connection with their hires, Mr. Rosiello and Ms. Whitaker received annual incentive targets 120% of base salary and 80% of base salary, respectively. Ms. Jorn’s annual incentive target was increased from 40% to 80%, in connection with her assuming an executive officer role.

Our 2015 annual incentive cash bonus program (the “2015 AIP”) in effect for Named Executive Officers was based on the Talent and Compensation Committee’s assessment of the achievement of certain financial targets and strategic initiatives. For each of our NEOs, the financial targets are based on attaining budget or stretch targets for adjusted earnings per share non-GAAP (“Adjusted EPS non-GAAP”) and revenue. The strategic initiatives are approved by the Board at the start of each year and are intended to align the organization to achieve the most pressing objectives. For each of our NEOs, performance related to the financial targets accounts for 75% of the potential payout of the 2015 AIP bonus and performance related to the strategic initiatives accounts for the remaining 25% of the potential payout of the 2015 AIP bonus. While Dr. Kellen’s and Ms. Whitaker’s bonus criteria for 2015 were initially based in part on business unit performance, their 2015 bonus achievement levels were determined solely based on corporate factors consistent with other Named Executive Officers. This adjustment was made because the business units which each oversaw changed multiple times throughout the year, making it difficult to measure the performance of the business units for the time in which each had the ability to impact the results. Mr. Stolz’s bonus was calculated 50% based on the achievement of corporate factors and 50% based on the achievement of business unit factors, because of his transition to a business unit role mid-year, as described above.

The Talent and Compensation Committee determines whether the AIP performance goals have been achieved, but retains the discretion to reduce or eliminate AIP bonuses for individual executives even if performance targets are met. In exercising discretion, the Talent and Compensation Committee may consider the performance of the individual Named Executive Officer or factors, such as level of performance, financial goals or cost targets applicable to the functional area for which the Named Executive Officer is responsible, the division to which the Named Executive Officer belongs, or the Company as a whole.

Financial Objectives

The Company’s financial objectives under our 2015 AIP, which make up 75% of total target bonus under our 2015 AIP for our Named Executive Officers were based on preliminary 2015 results for corporate Adjusted Revenue (non-GAAP) and Adjusted EPS non-GAAP as follows:

Objective	Weighting	Achievement
Adjusted Revenue (non-GAAP) $11.38 billion base target $12.52 billion stretch target	25%	$11.06 billion

Adjusted EPS non-GAAP $10.00 base target $11.00 stretch target	75%	$10.15*

*	Final Adjusted EPS non-GAAP is $10.16 under the Company’s historical methodology for the presentation of tax adjustments to non-GAAP earnings.

Based on these preliminary results, the Talent and Compensation Committee certified that the 2015 AIP corporate financial objectives had been achieved at the 97% and 120% of target levels for the Adjusted Revenue (non-GAAP) and Adjusted EPS non-GAAP objectives, respectively. In determining the level of achievement, the objectives for the revenue were adjusted (from an original revenue target of $9.267 billion and stretch of $9.73 billion to reflect the acquisition of Salix Pharmaceuticals, Inc. and the Dendreon business.

Strategic Initiatives

The table below outlines our payouts for the corporate strategic initiatives which make up 25% of total target bonus under our 2015 AIP for our Named Executive Officers. For each of these metrics, these executives can achieve up to 100% of target for base goals and up to 200% for stretch goals.

The Talent and Compensation Committee determined the achievement of the strategic initiative components of the 2015 AIP bonus for these Named Executives to be as follows:

Objective	Weighting	Achievement
1) Deliver strong (10% — 12%) organic growth and a cash conversion rate of >90%	16.66%	90%
2) Continue to over-deliver on the B&L acquisition through our decentralized operating model	16.66%	135%
3) Achieve $500+ million revenues, in aggregate, for key launch programs — Jublia, Ultra (Toric and Multi-focal), Luzu, Retin-A Micro 0.08%, Onexton	16.66%	100%
4) Continue to progress key development programs and prepare for launches, e.g. latanoprostene bunod, Ultra, IDP-118	16.66%	200%
5) Deliver industry leading returns to shareholders through strong organic growth and financially disciplined business development	16.66%	0%
6) Develop/build the best management team in the industry	16.66%	75%

The Talent and Compensation Committee determined that the level of achievement of our 2015 corporate strategic initiatives was 100%. Achievement for each initiative was reviewed by the Talent and Compensation Committee and credit was determined based on actual outcomes.

Overall 2015 AIP Achievement Levels

For 2015, the Talent and Compensation Committee determined to award bonuses to each of our Named Executive Officers who was an executive officer of the Company on the bonus payment date (other than Mr. Pearson) a bonus equal to 106% of the target bonus opportunity. For each of our Named Executive Officers, this amount represents the calculated bonus based on the achievement levels of the financial and strategic goals, as outlined above (Mr. Rosiello’s and Ms. Whitaker’s bonus has been pro-rated to reflect their 2015 hire dates). This payout was awarded based on the achievement of the target levels as follows (with possible payout levels ranging from 10% to 200% of target incentive amounts for achievement of between 90% and 110% of target goals):

Component	Achievement	Individual Payout	Weighting	Weighted Payout
Corporate — Revenue	97%	73%	18.75%	13.7%
Corporate — Adjusted EPS non-GAAP	102%	120%	56.25%	67.5%
Strategic	100%	100%	25%	25.00%
Total:				106%

For 2015, the Talent and Compensation Committee explicitly retained the discretion to reduce an executive’s bonus payout by up to 25% where any acquisitions or similar transactions, when measured one or more years after consummation, do not meet or exceed the financial model assumptions for such transactions. The Talent and Compensation Committee did not exercise this discretion in 2015.

For 2015, the Talent and Compensation Committee did exercise its discretion under Mr. Pearson’s employment agreement to reduce the bonus payable to Mr. Pearson for 2015 in respect of corporate financial and strategic targets to zero, given the Company’s performance in 2015. Mr. Pearson, however, was awarded, with respect to 2015, periodic bonus payments related to the achievement of individual objectives related to his role as Chairman and CEO, as contemplated by his 2015 employment agreement. These bonus amounts totaled $2,000,000 after determining that the following objectives were satisfied: effectively communicating to investors the Company’s business model and stabilizing the Company’s share price after the discontinued Allergan transaction, addressing the employee morale issues after the Allergan transaction, organization / succession planning through strengthening the executive management team members, defining and confirming the Company’s strategy following the Allergan transaction; and restructuring the Board committee composition in response to the growth and complexity of the Company.

The Talent and Compensation Committee considered awarding its executive officers, other than the CEO, an additional discretionary bonus but decided not to award such a bonus to any of its executive officers given the Company’s stock price performance and other recent events.

Because of Mr. Schiller’s and Ms. Jorn’s voluntary termination of employment from Valeant, neither were entitled to receive a bonus payout for 2015. Mr. Stolz’s bonus equaled 145% of his target bonus opportunity since his bonus was computed based on the achievement of his business unit performance factors for the second half of 2015 because of his transition to a business unit role mid-year, as described above.

Equity-Based Incentive Compensation

The Talent and Compensation Committee has implemented a pay-for-performance compensation structure whereby PSUs have been granted to each of our active Named Executive Officers. Under this compensation program, the Talent and Compensation Committee implemented guidelines to ensure that a significant portion of total compensation is directly related to the achievement of certain TSR thresholds through awards of long-term equity incentives. The active Named Executive Officers received their equity awards in connection with entering into their employment agreements or letters described below. These grants were front-loaded and are intended to reward superior performance over a multi-year period if the TSR targets are met or exceeded. The Talent and Compensation Committee has not historically granted equity awards to its Named Executive Officers annually.

In addition, in 2015, the Talent and Compensation Committee issued (i) time-based vesting RSUs to Mr. Rosiello and Ms. Whitaker pursuant to a share match program available in connection with their hire where one Common Share purchased entitles the purchaser to a match of one RSU representing one Common Share (as described in more detail on pg. 59) and (ii) time-based vesting RSUs to Ms. Jorn and in the case of Mr. Stolz, PSUs, in connection with their transitioning roles. Although the 2015 grants to Named Executive Officers did not include stock options, all of our Named Executive Officers, other than Dr. Kellen, Mr. Rosiello, and Ms. Whitaker, have received stock options in connection with grants prior to 2015.

Equity grant award levels are determined based on competitive market data, and the individual’s role, past performance and experience.

In connection with Mr. Schiller’s resignation as Chief Financial Officer, Mr. Schiller agreed to provide consulting services through January 31, 2016 to assist in the transition of the Chief Financial Officer role to Mr. Rosiello. In connection with entering into this agreement, the Company provided that Mr. Schiller’s outstanding stock options and matching restricted share units would continue to vest through the consulting period and Mr. Schiller’s performance share units would vest and settle in 100,000 shares.

Retirement and Welfare Benefits

The retirement and welfare benefit programs are a necessary element of the total compensation package to ensure a competitive position in attracting and maintaining a committed workforce. Participation in these programs is not tied to performance.

Our specific contribution levels to these programs are adjusted annually to maintain a competitive position while considering costs.

•

Retirement Savings Plan — All employees in the United States, including the Named Executive Officers, are eligible to participate in a tax-qualified retirement savings plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). Starting in 2012, all eligible employees are able to contribute to the Retirement Savings Plan, on a before-tax basis, the lesser of (i) up to 50% of their annual salary or (ii) the limit prescribed by the Internal Revenue Code. The Company matches 50% of the first 6% of pay that is contributed to the Retirement Savings Plan. All employee contributions to the Retirement Savings Plan are fully vested upon contribution; matching contributions vest equally over three years.

•

Welfare Plans — Our executives are also eligible to participate in our broad-based welfare benefits plans (including medical, dental, vision, life insurance and disability plans) upon the same terms and conditions as other employees.

Executive Benefits and Perquisites

We provided Named Executive Officers with perquisites and other personal benefits that the Talent and Compensation Committee believe are reasonable and consistent with our overall compensation program to better attract and retain superior employees for key positions. The Talent and Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to Named Executive Officers. The Talent and Compensation Committee intends to maintain only those perquisites and other benefits that it determines to be necessary components of total compensation and that are not inconsistent with shareholder interests. The Talent and Compensation Committee has determined that Mr. Pearson should ordinarily use the Company aircraft for all travel, both business and personal. Certain travel by Mr. Pearson’s immediate family is also permitted. The foregoing use by Mr. Pearson and his immediate family is at the Company’s expense; however, as of January 1, 2014, Mr. Pearson became solely responsible for the related income tax incurred and, as of such date, the Company ceased grossing Mr. Pearson up for these taxes. The Company believes that making the Company aircraft available to Mr. Pearson allows him to serve shareholder interests by efficiently and securely conducting business during and when traveling; however, the Company believes that Mr. Pearson should be responsible for any income tax incurred by him in connection with this use.

Attributed costs of the personal benefits described above for the Named Executive Officers for the fiscal year ended December 31, 2015, are included in the column entitled “All Other Compensation” of the Summary Compensation Table.

SHARE OWNERSHIP GUIDELINES

The Talent and Compensation Committee believes that purchasing and holding a large amount of Common Shares with one’s own money should create an incentive to manage the Company prudently. We believe large share purchases and holding of shares after vesting are much more effective in this regard than receiving equity awards without sacrifice of personal funds.

For some Named Executive Officers, there are minimum required purchase amounts. For example, when Mr. Pearson was hired in 2008, he was required to purchase at least $3 million worth of shares and he voluntarily purchased $5 million. For Mr. Schiller, the required purchase was $3.2 million and he voluntarily purchased $5 million. Dr. Kellen voluntarily purchased $5 million worth of shares in connection with his hire. Mr. Rosiello also voluntarily purchased $5 million worth of shares and Ms. Whitaker also voluntarily purchased $1.7 million worth of shares. None of these Named Executive Officers has sold these purchased shares and, therefore, along with the Company’s shareholders, these Named Executive Officers has lost significant personal wealth in connection with the decrease in Valeant’s share price.

For every share of Valeant stock that an executive purchases and commits not to sell for a period covering the executive’s upfront equity grant (which is typically three or five years) the Company matches with an RSU that vests over the period covered by the upfront grant, so long as the executive holds the purchased shares and remains employed by the Company during the vesting period). The stock matching program generally is not an ongoing program. The matching program is either offered to our executives in connection with their initial hire or, where an executive’s employment letter or agreement does not specifically provide for a matching opportunity, the executive generally is able to participate in the matching program up to a maximum amount of two times the sum of the executive’s base salary and target bonus. The Company will only match purchases up to this maximum amount or the maximum amount specified in the executive’s employment agreement or offer letter, as applicable.

The Talent and Compensation Committee also established minimum share ownership requirements. Each Named Executive Officer is required to own Common Shares representing two times the combined amount of their base salary and target annual cash bonus — an amount generally in excess of the share ownership requirements of our peer group companies. In addition, Mr. Pearson also has restrictions requiring him to hold shares described above and Mr. Chai-Onn has agreed to hold shares of at least $10 million.

ANTI-PLEDGING AND HEDGING POLICY/ RECOUPMENT POLICY

In 2014, the Company adopted anti-hedging, anti-pledging, and recoupment (“clawback”) policies. The anti-hedging policy generally prohibits officers, directors and employees from engaging in new hedging or monetization transactions with Company stock. This prohibition prevents officers, directors and employees from owning securities without the full risks and rewards of ownership and preserves the common interests and objectives of the Company and its officers, directors and employees. The anti-pledging policy prohibits officers, directors and employees from holding Company securities in a margin account where the securities are subject to margin sales or pledging Company securities as loan collateral. The clawback policy permits the Company, in the discretion of the Board, to seek reimbursement of certain bonus, incentive or equity-based compensation paid to an executive, if (i) the Company materially restates or adjusts its financial statements, (ii) the restatement reduces the value of the executive’s bonus, incentive or equity-based compensation, (iii) the executive’s knowing or intentional fraudulent or illegal misconduct is the basis, at least partially, for the restatement, and (iv) the restatement occurs within three years of the relevant period. The policy applies to bonus, incentive or equity based compensation granted to executives even if the executive is no longer employed by the Company.

Prior to the adoption of the anti-pledging policy, and because of the expansive share ownership requirements applicable to Mr. Pearson, the Board permitted Mr. Pearson to pledge certain of his shares. The Valeant shares held by Mr. Pearson that were not subject to pledging arrangements far exceed the Company’s general share ownership guidelines (requiring executives to hold shares with a value equal to or greater than two times the combined amount of their base salary and target annual cash bonus). Notwithstanding the large number of un-pledged shares that Mr. Pearson continued to own, the Board, together with the Talent and Compensation Committee and the Nominating and Governance Committee, committed to reducing the level of pledging generally at the Company in the future and, therefore, permitted Mr. Pearson to sell up to 3,000,000 net shares, which could be used to reduce the number of shares pledged. The Company did not permit Mr. Pearson to pledge any shares after its adoption of the anti-pledging policy.

EMPLOYMENT AND LETTER AGREEMENTS

To foster the retention of our key management team, we have entered into an employment agreement with Mr. Pearson, and letter agreements with each of our other Named Executive Officers.

In January 2015, the Company and Mr. Pearson entered into a new employment agreement providing for:

•

a five year extension of the existing term; Mr. Pearson will not be entitled to severance by reason of the expiration of the employment term or the Company giving notice not to renew the employment agreement;

•	no annual base salary;

•

100% of annual cash compensation to be performance based, with a target bonus opportunity of $6,000,000 and a maximum annual bonus opportunity of $10,000,000 to be earned based on the achievement of corporate and individual strategic goals;

•

a five-year front-loaded grant of PSUs with the potential of vesting up to five times the base amount should the compounded annual TSR of the Company equal or exceed 50% over the period (which is equal to a share price of $1,181.81);

•	a reduction in Mr. Pearson’s severance multiplier following a change in control from three to two times the sum of base salary (zero) and target bonus, up to a maximum severance amount of $9,000,000;

•	removal as a “good reason” trigger the requirement that Mr. Pearson be chairman of the Board of Directors of the surviving company following a change in control;

•	permission for Mr. Pearson to sell 3,000,000 of his net shares and to transfer 1,000,000 net shares in charitable contributions; and

•	a commitment by Mr. Pearson to hold 1,000,000 net shares for two years beyond the termination of his employment with the Company.

In addition to Mr. Pearson’s employment agreement, the Company is a party to a letter agreement with each of its other Named Executive Officers. The Company also entered into a separation and consulting agreement with Mr. Schiller in connection with his resignation as Chief Financial Officer and, in early 2016, an interim compensation agreement in connection with his service as Interim Chief Executive Officer. A detailed description of each of the employment agreement with Mr. Pearson and each of the other employment and separation letters entered into in 2015 is set forth on pages 64 to 69.

TAX AND ACCOUNTING IMPLICATIONS

Deductibility of Executive Compensation

As part of its role, the Talent and Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which provides that we may not deduct compensation in excess of $1,000,000 that is paid to certain individuals unless that compensation is performance based and meets other requirements. While prior to 2011 our compensation programs were not designed with a focus on Section 162(m), because much of the compensation paid to our Named Executive Officers was deductible by non-U.S. companies, our 2011 Omnibus Incentive Plan and the amendment to the 2007 Equity Compensation Plan, both of which were approved at the 2011 Annual Shareholders Meeting, were designed to increase the deductibility of compensation paid to our Named Executive Officers. Likewise, our 2014 Omnibus Incentive Plan is designed to be compliant with Section 162(m). However, in certain situations, the Talent and Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for our executive officers.

Accounting for Stock-Based Compensation

We account for stock-based payments including grants under each of our equity compensation plans in accordance with the requirements of FASB ASC Topic 718 (formerly, FASB Statement 123(R)).

COMPENSATION COMMITTEE REPORT

The Report of the Compensation Committee of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee of our Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Ronald H. Farmer, Chairperson

Dr. Fredric N. Eshelman

D. Robert Hale

Robert N. Power

SUMMARY COMPENSATION TABLE

The following table sets forth the annual and long-term compensation awarded to or paid to the Named Executive Officers for services rendered to the Company in all capacities during the year ended December 31, 2015.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(2)		Total ($)
Current Officers

J. Michael Pearson(3)	2015	—	(4)	—		140,304,682	(5)	—	2,000,000	(6)	772,760	(7)	143,077,442
Chief Executive Officer	2014	2,007,693		—		—		—	8,000,000		368,235		10,375,928
	2013	1,750,000		—		—		—	4,789,531		458,203		6,997,734

Robert L. Rosiello(8)	2015	546,154		6,000,000	(9)	53,126,290	(5)(10)	—	712,184	(6)	13,770		60,398,398
Executive Vice President and Chief Financial Officer

Dr. Ari S. Kellen	2015	741,316		3,000,000	(11)	—		—	955,688	(6)	30,688		4,727,692
Executive Vice President, Company Group Chairman	2014	752,885		5,000,000		43,085,254		—	1,800,000		2,521		50,640,660

Anne C. Whitaker(12)	2015	376,154		900,000	(13)	15,058,798	(5)(10)	—	325,370	(6)	13,764		16,674,086
Executive Vice President, Company Group Chairman

Former Officers

Debora A. Jorn(14)	2015	553,077		7,968	(15)	5,014,488	(16)	—	—		12,067		5,587,600
Executive Vice President, Company Group Chairman	2014	396,577		—		1,538,192		—	320,827		11,505		2,267,101
	2013	375,650		—		1,076,255		—	209,213		9,259		1,670,377

Howard B. Schiller(17)	2015	563,963		—		—		—	—		42,842	(7)	606,805
Executive Vice President and Chief Financial Officer	2014	953,846		—		23,730,659		—	2,400,000		23,067		27,107,572
	2013	1,000,000		—		1,166,991		—	1,793,123		3,872		3,963,988

Brian M. Stolz(18)	2015	538,514		50,000	(19)	8,022,062	(5)(20)	—	594,217	(6)	15,927		9,220,720
Senior Vice President and General Manager	2014	453,077		—		—		—	699,200		9,173		1,161,450
	2013	468,750		—		—		—	707,813		9,876		1,186,439

(1)	For 2015, this column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for all stock awards granted in 2015, which include PSUs and matching RSUs.

(2)	The following tables set forth all other compensation provided to the Named Executive Officers for 2015.

Name	Executive Allowance(A)	Group Term Life Insurance	Whole Life Insurance	401(k) Match	Personal Use of Aircraft
Current Officers
J. Michael Pearson	$75,885	$4,902	$2,594	$7,950	$551,777
Robert L. Rosiello	—	$2,640	—	—	—
Dr. Ari S. Kellen	—	$2,824	—	$7,950	—
Anne C. Whitaker	—	$1,052	—	—	—

Former Officers
Debora A. Jorn	—	$4,117	—	$7,950	—
Howard B. Schiller	—	$1,412	—	$7,950	$23,605
Brian M. Stolz	—	$1,076	—	$7,950	—

Name	Life Insurance	Employer Health Savings Account	Health Plan
Current Officers
J. Michael Pearson	$109,738	—	$19,914
Robert L. Rosiello	—	—	$11,130
Dr. Ari S. Kellen	—	—	$19,914
Anne C. Whitaker	—	—	$12,712

Former Officers
Debora A. Jorn	—	—	—
Howard B. Schiller	—	—	$9,875
Brian M. Stolz	—	$400	$6,501

(A)	The executive allowance is intended to be used for automobile leases, financial planning, supplemental life insurance and/or a health fitness membership.

(3)	Mr. Pearson also serves as a member of our Board. He did not receive additional compensation of any kind for his services as a Board member.

(4)	Pursuant to the 2015 Employment Agreement, Mr. Pearson did not receive an annual base salary for 2015.

(5)

Included in the value of stock awards is the grant date fair value of PSU awards that are subject to certain performance conditions related to TSRs for Messrs. Pearson, Rosiello and Stolz and Ms. Whitaker which are calculated based on the probable outcome of the performance conditions related to these awards in accordance with FASB ASC 718 as of the grant date. The following table shows the fair value of the awards of each Named Executive Officer on the date of grant if the value of these grants would have been calculated assuming a conversion into the maximum number of Common Shares based on the closing price of the Common Shares on the date of grant.

Named Executive Officer	Fair Value of Awards
Current Officers
J. Michael Pearson	140,304,682
Robert L. Rosiello	48,876,260
Anne C. Whitaker	13,259,698
Former Officers
Brian M. Stolz	7,499,780

(6)	The amounts included are for performance bonuses earned under the annual incentive cash bonus program from January 1, 2015 to December 31, 2015, but paid in the following year.

(7)

Amount includes the value of Messrs. Pearson and Schiller’s personal use of the Company’s aircraft (with the Company’s incremental cost calculated based on the hourly charge for the flight, the fuel charge for the flight and the ground transportation charge in accordance with the Company’s policy on aircraft use). For Mr. Pearson, there was no income tax gross-up, with Mr. Pearson being solely responsible for the income tax incurred. For Mr. Schiller, this amount includes $3,292 associated with an income tax gross-up. We did not include the incremental cost of any portion of our monthly aircraft management fee, which we would have paid regardless of the personal use, or depreciation on the plane, which does not vary based on use.

(8)	Mr. Rosiello joined the Company as Executive Vice President on June 11, 2015 and was appointed as Executive Vice President and Chief Financial Officer effective as of July 1, 2015.

(9)	Mr. Rosiello received a $6,000,000 sign-on bonus.

(10)

Included in the value of stock awards is the grant date fair value of time-based RSU awards issued in 2015 in accordance with the Company’s share matching program for Mr. Rosiello ($4,250,030) and Ms. Whitaker ($1,799,100). The grant date fair value of time-based RSUs is estimated based on the closing price of the Common Shares on the date of grant.

(11)	Dr. Kellen received a $3,000,000 bonus for the integration of Bausch & Lomb.

(12)	Ms. Whitaker joined the Company on May 13, 2015.

(13)	Ms. Whitaker received a $900,000 sign-on bonus.

(14)	Ms. Jorn left the Company on March 2, 2016.

(15)	Ms. Jorn received a $7,968 bonus for the Jublia® launch.

(16)

Included in the value of stock awards is the grant date fair value of time-based RSU awards issued in 2015 in accordance with Ms. Jorn’s promotion to the position of Executive Vice President, Company Group Chairman effective as of May 20, 2015. The grant date fair value of time-based RSUs is estimated based on the closing price of the Common Shares on the date of grant.

(17)

Mr. Schiller voluntarily resigned as Executive Vice President and Chief Financial Officer effective as of June 30, 2015. He continues to serve on the Board. Compensation that Mr. Schiller received for 2015 solely in respect of his service as Executive Vice President and Chief Financial Officer is reported in the Summary Compensation Table. Compensation that Mr. Schiller received for 2015 solely in respect of his continuing service on the Board and for service under his consulting arrangement (as described below) is reported below in the Director Compensation Table. Upon his resignation, Mr. Schiller subsequently entered into a separation agreement, which included a consulting services arrangement with the Company through January 2016, for which he received $2,500 per month. In addition, Mr. Schiller’s outstanding awards other than PSUs were eligible to continue vesting as service was rendered during the consulting services period and, in the case of PSUs, were eligible to vest and be settled in 100,000 Common Shares upon the earlier to occur of the termination of the consulting period or a qualifying event under the terms of the applicable PSU award agreement. Total value of the equity awards realized by Mr. Schiller, as determined in accordance with the requirements of FASB ASC Topic 505, through to the end of the consulting services period was $13,536,637.

(18)	Mr. Stolz became our Senior Vice President – Neurology, Dentistry and Generics on July 1, 2015 and at that time was no longer part of the Executive Management Team.

(19)	Mr. Stolz received a $50,000 retention bonus.

(20)

Included in the value of stock awards is the grant date fair value of time-based RSU awards issued in 2015 to Mr. Stolz ($522,282) in accordance with the Company’s retention program. The grant date fair value of time-based RSUs is estimated based on the closing price of the Common Shares on the date of grant.

Grants of Plan-Based Awards

The following table provides information on the grants of plan-based awards to the Named Executive Officers during the year ended December 31, 2015.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards					Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)		Full Grant Date Fair Value(1) ($)
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)		Target (#)		Maximum (#)
Current Officers:

J. Michael Pearson	01/07/2015						450,000	(2)	2,250,000	(2)			140,304,682
	N/A	0	6,000,000		10,000,000

Robert L. Rosiello	07/01/2015						68,000	(3)	204,000	(3)			24,447,501
	07/01/2015						68,000	(4)	204,000	(4)			24,428,759
	07/20/2015										12,900	(5)	3,094,452
	10/20/2015										7,875	(6)	1,155,578
	N/A	0	670,685	(7)	1,341,370	(7)

Dr. Ari S. Kellen	N/A	0	900,000		1,800,000

Anne C. Whitaker	05/13/2015						37,485	(8)	112,455	(8)			13,259,698
	07/20/2015										7,500	(9)	1,799,100
	N/A	0	306,411	(7)	612,822	(7)
Former Officers:

Debora A. Jorn	05/08/2015										22,600	(10)	5,014,488
	N/A	0	372,137	(11)	744,274	(11)

Howard B. Schiller(12)	07/01/2015												343,729
	N/A		1,000,000		2,000,000

Brian M. Stolz	07/01/2015						21,000	(3)	63,000	(3)			7,499,780
	11/09/2015										6,115	(13)	522,282
	N/A	0	410,247	(11)	820,494	(11)

(1)

Unless provided otherwise, this column shows the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718. The grant date fair value of PSU awards were calculated based on the probable outcome of the performance conditions related to these awards in accordance with FASB ASC 718.

(2)

These amounts show the potential number of PSUs that may convert into Common Shares only if the TSR meets or exceeds certain thresholds on October 7, 2019, January 7, 2020 and April 7, 2020 (the “Initial Measurement Dates”) or October 7, 2020, January 7, 2021 and April 7, 2021 if not achieved at the Initial Measurement Dates.

(3)

These amounts show the potential number of PSUs that may convert into Common Shares only if the TSR meets or exceeds certain thresholds on April 1, 2018, July 1, 2018, October 1, 2018 (the “Initial Measurement Dates”) or April 1, 2019, July 1, 2019, October 1, 2019 if not achieved at the Initial Measurement Dates.

(4)

These amounts show the potential number of PSUs that may convert into Common Shares only if the TSR meets or exceeds certain thresholds on April 1, 2020, July 1, 2020, October 1, 2020 (the “Initial Measurement Dates”) or April 1, 2021, July 1, 2021, October 1, 2021 if not achieved at the Initial Measurement Dates.

(5)

These RSUs vest 1/5 per year for five years on July 20, 2016, 2017, 2018, 2019 and 2020 subject to the Named Executive Officer’s continued employment through the relevant vesting date. The RSUs were issued pursuant to a share match program where one share of Common Share purchased entitles the purchaser to a match of one RSU representing one Common Share.

(6)

These RSUs vest 1/5 per year for five years on October 20, 2016, 2017, 2018, 2019 and 2020 subject to the Named Executive Officer’s continued employment through the relevant vesting date. The RSUs were issued pursuant to a share match program where one share of Common Share purchased entitles the purchaser to a match of one RSU representing one Common Share.

(7)

These amounts represent a pro-rated target and maximum bonus payout under the annual incentive cash bonus program for the period beginning on the Named Executive Officer’s employment start date and ending on December 31, 2015.

(8)

These amounts show the potential number of PSUs that may convert into Common Shares only if the TSR meets or exceeds certain thresholds on February 13, 2018, May 13, 2018, August 13, 2018 (the “Initial Measurement Dates”) or February 13, 2019, May 13, 2019, August 13, 2019 if not achieved at the Initial Measurement Dates.

(9)

These RSUs vest 1/3 per year for three years on July 20, 2016, 2017, and 2018 subject to the Named Executive Officer’s continued employment through the relevant vesting date. The RSUs were issued pursuant to a share match program where one share of Common Share purchased entitles the purchaser to a match of one RSU representing one Common Share.

(10)

These RSUs vest one hundred percent on June 1, 2018 subject to the Named Executive Officer’s continued employment through the relevant vesting date. The RSUs were issued in accordance with Ms. Jorn’s promotion to Executive Vice President and Company Group Chairman.

(11)	These amounts represent a pro-rated target and maximum bonus since the Named Executive Officers had a change in salary and/or target bonus percentage within the 2015 calendar year.

(12)	Compensation that Mr. Schiller received for 2015 solely in respect of his continuing service on the Board is reported below in the Director Compensation table.

(13)	These RSUs vest one hundred percent on May 9, 2017. The RSUs were issued to Mr. Stolz in accordance with a retention program.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the holdings of stock options and stock awards by the Named Executive Officers as of December 31, 2015. This table includes unexercised and unvested option awards and unvested RSUs and PSUs. Each equity grant is shown separately for each Named Executive Officer. The market value of the stock awards is based on the closing market price of our Common Shares on December 31, 2015, which was $101.65 and, in the case of equity incentive plan awards, based on the achievement of performance goals at threshold levels.

Name	Date of Grant*	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Current Officers

J. Michael Pearson	01/07/2015									450,000	(1)	45,742,500
	08/23/2011	500,000			54.76	08/23/2021
	08/23/2011									19,652	(2)	1,997,626
	12/01/2009	1,453,874			12.87	02/01/2017
	02/01/2008	2,979,254			4.2	01/31/2018

Robert L. Rosiello	10/20/2015						7,875	(3)	800,494
	07/20/2015						12,900	(3)	1,311,285
	07/01/2015									68,000	(4)	6,912,200
	07/01/2015									68,000	(5)	6,912,200

Dr. Ari S. Kellen	02/21/2014									75,000	(6)	7,623,750
	01/20/2014						37,449	(3)	3,806,691
	01/09/2014									75,000	(7)	7,623,750

Anne C. Whitaker	07/20/2015						7,500	(8)	762,375
	05/13/2015									37,485	(9)	3,810,350

Former Officers

Debora A. Jorn	05/08/2015						22,600	(10)	2,297,290
	11/20/2014						5,284	(8)	537,119
	03/18/2014									2,826	(11)	287,263
	08/092013	3,911	7,823	(12)	101.68	08/09/2023
	08/09/2013									5,930	(13)	602,785

Howard B. Schiller	07/01/2015						1,506	(14)	153,085
	12/01/2014									100,000	(15)	10,165,000
	01/20/2013						6,102	(8)	620,268
	12/01/2011	200,000			46.21	12/01/2021

Brian M. Stolz	11/09/2015						6,115	(16)	621,590
	07/01/2015									21,000	(17)	2,134,650
	10/20/2013						1,501	(8)	152,577
	01/20/2013						681	(8)	69,224
	07/01/2011	85,000			51.96	07/01/2021

*	For a better understanding of this table, we have included an additional column showing the grant date of the stock options and stock awards.

(1)

These 450,000 PSUs could vest in up to 2,250,000 Common Shares subject to specific performance criteria tied to TSR as measured on October 7, 2019, January 7, 2020, April 7, 2020 (the “Initial Measurement Dates”) or October 7, 2020, January 7, 2021, April 7, 2021 if not achieved at the Initial Measurement Dates.

(2)

These 19,652 PSUs are the remaining maximum number of Common Shares that could vest subject to specific performance criteria tied to TSR as measured on February 2, 2015, May 2, 2015, August 2, 2015 (the “Initial Measurement Dates”) or February 2, 2016, May 2, 2016, August 2, 2016 if not achieved at the Initial Measurement Dates.

(3)

The RSUs vest in five equal installments on the first, second, third, fourth and fifth anniversary of the date of grant, date, subject to the Named Executive Officer’s continued employment through the vesting date.

(4)

These 68,000 PSUs could vest in up to 204,000 Common Shares subject to specific performance criteria tied to TSR as measured on April 1, 2018, July 1, 2018, October 1, 2018 (the “Initial Measurement Dates”) or April 1, 2019, July 1, 2019, October 1, 2019 if not achieved at the Initial Measurement Dates.

(5)

These 68,000 PSUs could vest in up to 204,000 Common Shares subject to specific performance criteria tied to TSR as measured on April 1, 2020, July 1, 2020, October 1, 2020 (the “Initial Measurement Dates”) or April 1, 2021, July 1, 2021, October 1, 2021 if not achieved at the Initial Measurement Dates.

(6)

These 75,000 PSUs could vest in up to 225,000 Common Shares subject to specific performance criteria tied to TSR as measured on November 21, 2018, February 21, 2019, May 21, 2019 (the “Initial Measurement Dates”) or November 21, 2019, February 21, 2020, May 21, 2020 if not achieved at the Initial Measurement Dates.

(7)

These 75,000 PSUs could vest in up to 225,000 Common Shares subject to specific performance criteria tied to TSR as measured on October 9, 2016, January 9, 2017, April 9, 2017 (the “Initial Measurement Dates”) or October 9, 2017, January 9, 2018, April 9, 2018 if not achieved at the Initial Measurement Dates.

(8)	The RSUs vest in three equal installments on the first, second and third anniversary of the date of grant, subject to the Named Executive Officer’s continued employment through the vesting date.

(9)

These 37,485 PSUs could vest in up to 112,455 Common Shares subject to specific performance criteria tied to TSR as measured on February 13, 2018, May 13, 2018 and August 13, 2018 (the “Initial Measurement Dates”) or February 13, 2019, May 13, 2019 and August 13, 2019 if not achieved at the Initial Measurement Dates.

(10)	The RSUs vest one-hundred percent on June 1, 2018, subject to the Named Executive Officer’s continued employment through the vesting date.

(11)

These 2,926 PSUs are the remaining maximum number of Common Shares that could vest subject to specific performance criteria tied to TSR as measured on May 9, 2016, August 9, 2016, November 9, 2016 (the “Initial Measurement Dates”) or May 9, 2017, August 9, 2017, November 9, 2017 if not achieved at the Initial Measurement Dates.

(12)

These stock options vest in four equal installments on the first, second, third and fourth anniversary of the date of grant, subject to the Named Executive Officer’s continued employment through the relevant vesting date.

(13)

These 5,930 PSUs are the remaining maximum number of Common Shares that could vest subject to specific performance criteria tied to TSR as measured on May 9, 2016, August 9, 2016, November 9, 2016 (the “Initial Measurement Dates”) or May 9, 2017, August 9, 2017, November 9, 2017 if not achieved at the Initial Measurement Dates.

(14)	The RSUs vest one-hundred percent the day immediately prior to the next Annual Meeting of Shareholders, subject to the Named Executive Officer’s continued Board service.

(15)

These 100,000 PSUs are the remaining maximum number of Common Shares that could have vested upon the earlier to occur of the termination of the consulting period under Mr. Schiller’s separation agreement and the achievement of the specific performance criteria tied to TSR as measured on May 9, 2016, August 9, 2016, November 9, 2016 (the “Initial Measurement Dates”) or May 9, 2017, August 9, 2017, November 9, 2017 if not achieved at the Initial Measurement Dates. Pursuant to the terms of the separation agreement dated July 14, 2015 between the Company and Mr. Schiller, these 100,000 PSUs were settled in the form of 100,000 Common Shares on February 3, 2016.

(16)	The RSUs vest one-hundred percent on May 9, 2017.

(17)

These 21,000 PSUs could vest in up to 63,000 Common Shares subject to specific performance criteria tied to TSR as measured on April 1, 2018, July 1, 2018, October 1, 2018 (the “Initial Measurement Dates”) or April 1, 2019, July 1, 2019, October 1, 2019 if not achieved at the Initial Measurement Dates.

Option Exercises and Stock Vested

The following table provides information regarding option exercises by the Named Executive Officers during 2015 and Common Shares acquired on vesting of RSUs and PSUs held by the Named Executive Officers during 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Net Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Current Officers
J. Michael Pearson	—	—	(3)	(3)
Robert R. Rosiello	—	—	—	—
Dr. Ari S. Kellen	—	—	9,362	1,469,179
Anne C. Whitaker	—	—	—	—
Former Officers
Debora A. Jorn	3,911	394,190	20,153	3,874,745
Howard B. Schiller	—	—	101,035	16,696,526
Brian M. Stolz	—	—	42,032	8,710,149

(1)	The value realized on exercise is based on the closing price of the Common Shares on the exercise date.

(2)	The value realized on vesting is based on the closing price of the Common Shares on the day prior to vesting or the distribution date.

(3)	Does not include 340,348 PSUs (with a value of $25,107,472 as of the vesting date) which vested in 2015 but are not issuable until February 2019 pursuant to Mr. Pearson’s employment agreement.

Nonqualified Deferred Compensation

	Executive Contribution in Last Fiscal Year ($)	Registrant Contribution in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawal/ Distributions ($)(3)	Aggregate Balance at Last Fiscal Year End ($)(4)
J. Michael Pearson	—	25,107,472	(102,978,230)	1,063,173	308,873,893

(1)

Represents the value of the 340,348 PSUs that vested during 2015 but, pursuant to the terms set forth in Mr. Pearson’s employment agreement, will not be settled in Common Shares until February 2019 (or upon the earlier occurrence of certain events). The PSUs were reported in the Summary Compensation Table in the year of grant, in accordance with the disclosure rules, and do not represent additional compensation.

(2)

With respect to 340,348 PSUs vesting in 2015, reflects the change in the Common Share price from $73.77 on November 12, 2015 to $101.65 on December 31, 2015. With respect to the 2,712,666 units vesting prior to 2015 but not delivered, reflects the change in the Common Share price from $143.11 on December 31, 2014 to $101.65 on December 31, 2015.

(3)	Represents the value of 14,412 shares withheld to cover certain tax obligations due on the vesting of deferred compensation share.

(4)

Represents the aggregate value (based on the closing price of the Common Shares on December 31, 2015) of units held by Mr. Pearson that have vested but have not yet been delivered. These stock-based awards were disclosed in the Summary Compensation Table in the year of grant and do not represent additional compensation to Mr. Pearson or an additional cash obligation of the Company.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Pearson

In January 2015, the Company entered into a new employment agreement with Mr. Pearson (the “CEO Agreement”), pursuant to which he continues to serve as the CEO. The CEO Agreement replaces the employment agreement with Mr. Pearson that became effective on March 21, 2011 (the “Prior Agreement”). The initial term of the CEO Agreement will expire on the fifth anniversary of its effective date, following which date the term of the CEO Agreement will automatically renew for successive one year periods unless either party gives notice of non-renewal. Mr. Pearson will not be entitled to any severance payments by reason of the expiration of the employment term or the Company giving notice not to renew the CEO Agreement. On March 21, 2016, the Company announced that the Board has initiated a search to identify a candidate to succeed Mr. Pearson as CEO. Mr. Pearson will continue to serve as CEO and a Director until his replacement is appointed. On April 25, 2016, the Board announced the appointment of Mr. Papa to become Valeant’s Chairman and Chief Executive Officer. Mr. Papa is expected to join the Company by early May and will succeed Mr. Pearson, who is expected to remain as CEO and a director until Mr. Papa arrives at Valeant. The Company intends to enter into a separation and consulting agreement with Mr. Pearson reflecting, among other things, the severance payments that Mr. Pearson is entitled to on a termination of employment without Cause, as described below.

Pursuant to the CEO Agreement, Mr. Pearson’s overall target compensation opportunity has not been changed; however, in 2015, Mr. Pearson did not receive an annual base salary. His target bonus opportunity commencing in 2015 is $6,000,000, and his maximum bonus opportunity is $10,000,000. Mr. Pearson is also entitled, pursuant to the CEO Agreement, to certain other employee benefits and perquisites. On April 21, 2016, the Talent and Compensation Committee of the Board approved an annual base salary for Mr. Pearson of $2 million, effective as of January 1, 2016 (reinstating the annual base salary in effect for Mr. Pearson prior to entering into the CEO Agreement). In addition, the Talent and Compensation Committee of the Board approved an annual target bonus opportunity for Mr. Pearson in respect of the 2016 fiscal year of 200% of annual base salary.

Pursuant to the CEO Agreement, upon a termination of employment by the Company without Cause (as defined in the CEO Agreement) or by Mr. Pearson for Good Reason (as described below), whether occurring prior to or following a change in control, Mr. Pearson is entitled to receive a cash severance payment equal to two times Mr. Pearson’s target bonus up to a maximum of $9,000,000. Mr. Pearson is also be entitled to receive a pro-rata annual bonus for the year of termination, based on actual performance of the Company through the date of termination. Upon such a termination, Mr. Pearson is entitled to accelerated vesting of any unvested stock options, and stock options held by him generally remain exercisable for one year after termination. Performance-based restricted share units (“PSUs”) held by Mr. Pearson (including those granted under the CEO Agreement and described below) vest pro-rata upon such a termination based on the attainment of the applicable level of performance through the date of termination (assuming an additional year of service for the PSUs granted under the CEO Agreement). None of Mr. Pearson’s equity awards provide for automatic, accelerated vesting on the occurrence of a change in control.

“Good Reason” is defined under the CEO Agreement to generally include (i) a material reduction in duties or responsibilities, (ii) removing Mr. Pearson as CEO of the Company, or, prior to a change in control, from his position as Chairman of the Board (Mr. Pearson waived his right to terminate his employment for Good Reason in connection with Mr. Ingram’s appointment as Chairman of the Board), (iii) any reduction in target bonus, or (iv) a material breach by the Company of a material provision of the CEO Agreement.

The CEO Agreement provides for the grant of 450,000 PSUs with a base price of $140.63 (with the potential to earn between zero and 2,250,000 PSUs depending on performance). The PSUs vest based on achievement of the following performance metrics (applying linear interpolation for performance between the applicable thresholds): if the TSR over the five year measurement period is less than 10% over the base price, none of the PSUs will vest; if the TSR over the five year measurement period is 10% over the base price, 450,000 of the PSUs will vest; if the TSR over the five year measurement period is 20% over the base price, 900,000 of the PSUs will vest; if the TSR over the five year measurement period is 30% over the base price, 1,350,000 of the PSUs will vest; if the TSR over the five year measurement period is 40% over the base price, 1,800,000 of the PSUs will vest; and if the TSR over the five year measurement period is 50% or more over the base price, 2,250,000 of the PSUs will vest.

In addition, the CEO Agreement generally extends the provisions of the Prior Agreement governing the period during which Mr. Pearson’s ability to sell, assign, transfer or otherwise dispose of the net amount of Common Shares acquired upon the settlement or exercise of all equity awards is restricted; these restrictions will now remain in effect until the earliest of the fifth anniversary of the effective date of the CEO Agreement, a change in control (excluding any subsequent change in control following which Mr. Pearson serves as the CEO of the ultimate parent company), death, disability and involuntary termination of employment without cause or for good reason. The CEO Agreement does permit Mr. Pearson to contribute such Common Shares to certain family limited partnership or annuity trusts without reference to the forgoing restrictions and also to transfer a total of 4,000,000 additional Common Shares without reference to such restrictions. Mr. Pearson is now also required to hold at least 1,000,000 Common Shares for two years following the date upon which the transfer restrictions described above generally lapse. Mr. Pearson will be entitled to receive health, medical, dental and vision benefits for himself and his dependents at active employee rates during this holding period.

Consistent with the Prior Agreement, Mr. Pearson will be subject to customary restrictive covenants including non-competition, non-solicitation and protection of confidential information during his employment. The non-solicitation covenant remains in place for twenty-four months following termination of employment; a twenty-four month post-termination non-competition period will also be in effect following a termination of employment, unless the termination is as a result of a voluntary termination by Mr. Pearson, in which case the non-competition period will be twelve months.

Rosiello

The Company is party to a letter agreement with Mr. Rosiello, which was entered into on June 10, 2015. Pursuant to the letter agreement, in the event of the termination of Mr. Rosiello’s employment by the Company without Cause (as defined in his letter agreement) or by Mr. Rosiello for Good Reason (which includes a diminution in responsibility, compensation reduction, the Company’s material breach of a material provision of the letter agreement), Mr. Rosiello is entitled to a cash severance payment equal to the sum of his base salary plus his target annual bonus opportunity (or, in the event of a termination without Cause or for Good Reason within twelve months following a change in control of the Company, two times the sum of his base salary and target annual bonus), a pro-rata annual bonus based on the lesser of actual performance of the Company and target (or, in the event of a termination without Cause or for Good Reason within twelve months following a change in control of the Company, at target), continued health and welfare benefits for 12 months, and outplacement services up to $20,000. The letter agreement also provides Mr. Rosiello with a grant of PSUs. The PSUs granted pursuant to the terms of the employment letter are subject to forfeiture on Mr. Rosiello’s termination of employment except as described below. If Mr. Rosiello is terminated by the Company without

Cause or by Mr. Rosiello for Good Reason or if Mr. Rosiello’s employment terminated as a result of his disability or as a result of Mr. Rosiello’s death, in each case following the one-year anniversary of the grant date, the performance thresholds applicable to the PSUs will be assessed through termination and a pro-rata portion of such units will vest upon termination based on a fraction, the numerator of which is the number of days from the date of grant through termination, and the denominator of which is 1,095 or 1,825 depending on whether the PSUs vest over three years or five years, respectively, (except that in the event of Mr. Rosiello’s death, the performance thresholds applicable to the PSUs will be assessed through termination and a portion of such units that vest upon termination will not be pro-rated). In the event of a change in control of the Company, the performance-based RSUs will be converted into time-based RSUs equal to the number of RSUs that would have vested based on performance through the change in control. Mr. Rosiello is required to comply with any share ownership requirements adopted by the Company. Mr. Rosiello is subject to a covenant not to solicit employees during his employment and for a period of 12 months thereafter.

Kellen

The Company has entered into an employment letter with Dr. Kellen dated December 30, 2014. In the event of the termination of Dr. Kellen’s employment by the Company without Cause (as defined in the employment letter) or by Dr. Kellen for Good Reason (which includes a diminution in responsibility, compensation reduction, or the Company’s material breach of a material provision of the employment letter), Dr. Kellen would be entitled to a cash severance payment equal to the sum of Dr. Kellen’s annual base salary and target annual bonus (or, in the event of a termination without Cause or for Good Reason either in contemplation of or within 12 months following a change in control of the Company, two times the sum of Dr. Kellen’s annual base salary and target annual bonus), a pro-rata annual bonus based on the lesser of actual achievement against the stated performance objectives and target (or based on target in the event of a change in control termination), continued health and welfare benefits for 12 months and outplacement services up to $20,000. The letter agreement also provides Dr. Kellen with a grant of PSUs. The PSUs granted pursuant to the terms of the employment letter are subject to forfeiture on Dr. Kellen’s termination of employment except as described below. If Dr. Kellen is terminated by the Company without Cause or by Dr. Kellen for Good Reason or if Dr. Kellen’s employment terminated as a result of his disability or as a result of Dr. Kellen’s death, in each case following the one-year anniversary of the grant date, the performance thresholds applicable to the PSUs will be assessed through termination and a pro-rata portion of such units will vest upon termination based on a fraction, the numerator of which is the number of days from the date of grant through termination, and the denominator of which is 1,095 or 1,825 depending on whether the PSUs vest over three years or five years, respectively, (except that in the event of Dr. Kellen’s death, the performance thresholds applicable to the PSUs will be assessed through termination and the portion of such units that vest upon termination will not be pro-rated). In the event of a change in control of the Company, the performance-based RSUs will be converted into time-based RSUs equal to the number of RSUs that would have vested based on performance through the change in control. Dr. Kellen is required to comply with any share ownership requirements adopted by the Company. Dr. Kellen is subject to a covenant not to solicit employees during his employment and for a period of 12 months thereafter.

Whitaker

The Company has entered into an employment letter with Ms. Whitaker dated April 25, 2015. In the event of the termination of Ms. Whitaker’s employment by the Company without Cause (as defined in the employment letter) or by Ms. Whitaker for Good Reason (which includes a diminution in responsibility, compensation reduction, or the Company’s material breach of a material provision of the employment letter), Ms. Whitaker would be entitled to a cash severance payment equal to the sum of Ms. Whitaker’s annual base salary and target annual bonus (or, in the event of a termination without Cause or for Good Reason either in contemplation of or within 12 months following a change in control of the Company, two times the sum of Ms. Whitaker’s annual base salary and target annual bonus), a pro-rata annual bonus based on the lesser of actual achievement against the stated performance objectives and target (or based on target in the event of a change in control termination), continued health and welfare benefits for 12 months and outplacement services up to $20,000. The letter agreement also provides Ms. Whitaker with a grant of equity in the form of PSUs. The PSUs granted pursuant to the terms of the employment letter are subject to forfeiture on Ms. Whitaker’s termination of employment except as described below. If Ms. Whitaker is terminated by the Company without Cause or by Ms. Whitaker for Good Reason or if Ms. Whitaker’s employment terminated as a result of her disability or as a result of Ms. Whitaker’s death, in each case following the one-year anniversary of the grant date, the performance thresholds applicable to the PSUs will be assessed through termination and a pro-rata portion of such units will vest upon termination based on a fraction, the numerator of which is the number of days from the date of grant through termination, and the denominator of which is 1,095, (except that in the event of Ms. Whitaker’s death, the performance thresholds applicable to the PSUs will be assessed through termination and the portion of such units that vest upon termination will not be pro-rated). In the event of a change in control of the Company, the performance-based RSUs will be converted into time-based RSUs equal to the number of RSUs that would have vested based on performance through the change in control. Ms. Whitaker is required to comply with any share ownership requirements adopted by the Company. Ms. Whitaker is subject to a covenant not to solicit employees during her employment and for a period of 12 months thereafter.

Jorn

The Company is party to a letter agreement with Ms. Jorn, which was entered into on July 23, 2013. Pursuant to the letter agreement, in the event of the termination of Ms. Jorn’s employment by the Company without Cause (as defined in his letter agreement), Ms. Jorn was entitled to severance benefits in accordance with Valeant’s U.S. Severance Pay Plan, pursuant to which, in the event of a qualifying termination of employment under the Severance Pay Plan, she was eligible to receive two weeks of base pay for each year of completed service, subject to a minimum of 12 weeks of weekly base pay and a maximum of 26 weeks for weekly base pay, plus continued health care coverage under COBRA at active employee rates during the severance period. In addition, if Ms. Jorn was terminated by the Company without Cause or if Ms. Jorn’s employment was terminated as a result of her disability or as a result of Ms. Jorn’s death, in each case following the one-year anniversary of the grant date, the performance thresholds applicable to the PSUs would have been assessed through termination and a pro-rata portion of such units would have vested upon termination based on a fraction, the numerator of which is the number of days from the date of grant through termination, and the denominator of which is 1,095 (except that in the event of Ms. Jorn’s death, the performance thresholds applicable to the PSUs would have been assessed through termination and the portion of such units that vest upon termination would not have been pro-rated). In the event a change in control of the Company had occurred, the performance-based RSUs would have been converted into time-based RSUs equal to the number of RSUs that would have vested based on performance through the change in control. Ms. Jorn terminated her employment voluntarily on March 2, 2016 and no payment was made by the Company as a result of her termination.

Schiller

The Company was a party to a letter agreement with Mr. Schiller, which was entered into on November 10, 2011. Pursuant to the letter agreement, in the event of the termination of Mr. Schiller’s employment by the Company without Cause (as defined in his letter agreement) or by Mr. Schiller for Good Reason (which includes a diminution in responsibility, compensation reduction, the Company’s material breach of a material provision of the letter agreement, or relocation in excess of 50 miles), Mr. Schiller is entitled to a cash severance payment equal to two times the sum of his base salary plus his target annual bonus (or, in the event of a termination without Cause or for Good Reason within twelve months following a change in control of the Company, three times the sum of his base salary and target annual bonus), a pro-rata annual bonus based on the lesser of actual performance of the Company and target, continued health and welfare benefits for 12 months, and outplacement services up to $20,000. The letter agreement also provides Mr. Schiller with a grant of stock options and PSUs. On termination of Mr. Schiller’s employment without Cause or for Good Reason or as a result of his death or disability, the vesting and exercisability of Mr. Schiller’s options will be accelerated, and if such termination of employment occurs following the one year anniversary of the grant date of his PSUs, the performance thresholds applicable to such units will be assessed through termination and a number of units will vest upon termination based on that performance (provided that if his employment terminates due to death prior to the first anniversary, the performance thresholds applicable to such units will be assessed on an assumed measurement period of one year). In the event of a change in control of the Company, the PSUs will be converted into time-based RSUs equal to the number of RSUs that would have vested based on performance through the change in control. Mr. Schiller is required to comply with any share ownership requirements adopted by the Company. Mr. Schiller is subject to a covenant not to solicit employees during his employment and for a period of 12 months thereafter.

Pursuant to a separation agreement between Mr. Schiller and the Company dated July 14, 2015, Mr. Schiller ceased to serve as Valeant’s Executive Vice President and Chief Financial Officer and resigned from all positions he held as an officer, director, benefit plan trustee or otherwise with respect to Valeant and its subsidiaries, other than his role as a member of Valeant’s board of directors, effective as of June 30, 2015 (the “Termination Date”). Mr. Schiller became eligible to receive compensation as a non-employee director of Valeant following the Termination Date in accordance with Valeant’s non-employee director compensation program as then in effect, pro-rated for any portion of the year for which he did not qualify as a non-employee director. For a period beginning on July 1, 2015 and expiring on January 31, 2016 (the “Consulting Period”), Mr. Schiller agreed to make himself reasonably available to consult with Valeant as reasonably requested by Valeant from time to time, for which he received $2,500 per month. In addition, Mr. Schiller’s outstanding awards, other than PSUs, were eligible to continue vesting as service was rendered during the consulting services period and, in the case of PSUs, were eligible to vest and be settled in 100,000 Common Shares upon the earlier to occur of the termination of the consulting period or a qualifying event under the terms of the applicable PSU award agreement.

On February 1, 2016, the Company entered into an employment letter (the “Schiller Employment Letter”) with Mr. Schiller relating to his appointment as Interim Chief Executive Officer of the Company, effective January 6, 2016 (the “Appointment Date”), during the previously-announced medical leave of absence of J. Michael Pearson. The Company terminated the consulting arrangement with Mr. Schiller, effective as of the Appointment Date. Mr. Schiller served as Interim Chief Executive Officer under the terms of the Employment Letter for the two-month period following the Appointment Date until February 28, 2016. Mr. Schiller received cash compensation equal to $400,000 per month for such period and did not receive any cash retainers for service as a member of the Board and related committees during such period.

Stolz

The Company is party to a letter agreement with Mr. Stolz, which was entered into on July 1, 2015. Pursuant to the letter agreement, in the event of the termination of Mr. Stolz’s employment by the Company without Cause (as defined in his letter agreement) or by Mr. Stolz for Good Reason (which includes a diminution in responsibility, compensation reduction, the Company’s material breach of a material provision of the letter agreement), Mr. Stolz is entitled to a cash severance payment equal to the sum of his base salary plus his target annual bonus opportunity (or, in the event of a termination without Cause or for Good Reason within twelve months following a change in control of the Company, two times the sum of his base salary and target annual bonus), a pro-rata annual bonus based on the lesser of actual performance of the Company and target (or, in the event of a termination without Cause or for Good Reason within twelve months following a change in control of the Company, at target), continued health and welfare benefits for 12 months, and outplacement services up to $20,000. The letter agreement also provides Mr. Stolz with a grant of PSUs. The PSUs granted pursuant to the terms of the employment letter are subject to forfeiture on Mr. Stolz’s termination of employment except as described below. If Mr. Stolz is terminated by the Company without Cause or by Mr. Stolz for Good Reason or if Mr. Stolz’s employment terminated as a result of his disability or as a result of Mr. Stolz’s death, in each case following the one-year anniversary of the grant date, the performance thresholds applicable to the PSUs will be assessed through termination and a pro-rata portion of such units will vest upon termination based on a fraction, the numerator of which is the number of days from the date of grant through termination, and the denominator of which is 1,095 (except that in the event of Mr. Stolz’s death, the performance thresholds applicable to the PSUs will be assessed through termination and the portion of such units that vest upon termination will not be pro-rated). In the event of a change in control of the Company, the performance-based RSUs will be converted into time-based RSUs equal to the number of RSUs that would have vested based on performance through the change in control. Mr. Stolz is required to comply with any share ownership requirements adopted by the Company. Mr. Stolz is subject to a covenant not to solicit employees during his employment and for a period of 12 months thereafter.

Termination/Change-in-Control(1)

Name	Cash Severance ($)		Benefits and Perquisites ($)(2)	Accelerated Option Vesting ($)(3)	Accelerated RSU Vesting ($)(4)
Current Officers
J. Michael Pearson	9,000,000	(5)	—	—	—
Robert L. Rosiello	5,600,000	(6)	42,079	—	2,111,779
Dr. Ari S. Kellen	4,200,000	(6)	39,914	—	3,806,691
Anne C. Whitaker	2,640,000	(6)	39,914	—	762,375
Former Officers
Debora A. Jorn	138,462	(7)	—	—	537,119
Howard B. Schiller(8)	—		—	—	—
Brian M. Stolz	2,420,000	(6)	26,501	—	843,390

(1)

This table includes estimated amounts payable assuming each Named Executive Officer’s employment was terminated on December 31, 2015 by us without cause or by the Named Executive Officer for good reason within 12 months following a change in control.

(2)

The amounts shown in this column represent certain benefits and perquisites that the Named Executive Officers would receive, including medical insurance coverage, 401(k) matching contributions, life insurance coverage and outplacement services.

(3)

The amounts shown in this column represent the product of (i) the number of unvested shares underlying the stock options held by the Named Executive Officer at December 31, 2015 which would vest pursuant to the terms of the individual employment agreements or award agreements, multiplied by (ii) an amount equal to the excess of the share price on December 31, 2015, which was $101.65, over the option price.

(4)

The amounts shown in this column represent the product of (i) the number of unvested shares subject to PSUs, matching RSUs and RSUs, held by the Named Executive Officer, as applicable, at December 31, 2015 which would be accelerated pursuant to the terms of the individual employment agreements or award agreements, multiplied by (ii) the share price on December 31, 2015, which was $101.65.

(5)

The amount shown is equal to the lesser of (x) two times the sum of (i) Mr. Pearson’s base salary as of December 31, 2015 and (ii) target bonus and (y) $9,000,000. On termination of employment without cause or for good reason, Mr. Pearson is also entitled to a prorated bonus based on actual performance based on the number of days employed during the fiscal year. Assuming achievement at target levels and termination on December 31, 2015, the additional bonus payment would be $6,000,000.

(6)

The amount shown is equal to (A) two times the sum of the Named Executive Officer’s (x) base salary as of December 31, 2015, and (y) 2015 target bonus, plus (B) a prorated target bonus (based on the number of days employed during the fiscal year).

(7)

The amount shown is equal to 12 weeks of Ms. Jorn’s base salary as of December 31, 2016, payable under the terms of the Company’s U.S. Severance Pay Plan in the event of a termination of employment due to workforce restructuring. Ms. Jorn terminated her employment voluntarily on March 2, 2016 and no payment was made by the Company as a result of her termination.

(8)

Mr. Schiller terminated his employment voluntarily on June 30, 2015 and subsequently entered into a separation agreement, which included a consulting services arrangement with the Company through January 2016. As a result, Mr. Schiller’s outstanding awards other than PSUs were modified to allow for continued vesting as services were rendered during the consulting services period and, in the case of PSUs, were modified to vest and be settled in 100,000 Common Shares upon the earlier to occur of the termination of the consulting period or a qualifying event under the terms of the applicable PSU award agreement. Total value of the equity awards realized by Mr. Schiller, as determined in accordance with the requirements of FASB ASC Topic 505, through to the end of the consulting services period was $13,536,637.

Termination/ No Change-in-Control(1)

Name	Cash Severance ($)		Benefits and Perquisites ($)(2)	Accelerated Option Vesting ($)(3)	Accelerated RSU Vesting ($)(4)
Current Officers
J. Michael Pearson	9,000,000	(5)	—	—	—
Robert L. Rosiello	3,400,000	(6)	42,079	—	—
Dr. Ari S. Kellen	2,550,000	(6)	39,914	—	—
Anne C. Whitaker	1,560,000	(6)	39,914	—	—
Former Officers
Debora A. Jorn	138,462	(7)	—	—	—
Howard B. Schiller(8)	—		—	—	—
Brian M. Stolz	1,430,000	(6)	26,501	—	621,590

(1)

This table includes estimated amounts payable assuming each Named Executive Officer’s employment were terminated on December 31, 2015 by us without cause or by the Named Executive Officer for good reason (other than within 12 months following a change in control).

(2)

The amounts shown in this column represent certain benefits and perquisites that the Named Executive Officers would receive, including medical insurance coverage, 401(k) matching contributions, life insurance coverage and outplacement services.

(3)

The amounts shown in this column represent the product of (i) the number of unvested shares underlying the stock options held by the Named Executive Officer at December 31, 2015 which would vest pursuant to the terms of the individual employment agreements or award agreements, multiplied by (ii) an amount equal to the excess of the share price on December 31, 2015, which was $101.65, over the option price.

(4)

The amounts shown in this column represent the product of (i) the number of unvested shares subject to PSUs, matching RSUs and RSUs, held by the Named Executive Officer, as applicable, at December 31, 2015 which would be accelerated pursuant to the terms of the individual employment agreements or award agreements, multiplied by (ii) the share price on December 31, 2015, which was $101.65.

(5)

The amount shown is equal to the lesser of (x) two times the sum of (i) Mr. Pearson’s base salary as of December 31, 2015 and (ii) target bonus and (y) $9,000,000. On termination of employment without cause or for good reason, Mr. Pearson is also entitled to a prorated bonus based on actual performance based on the number of days employed during the fiscal year. Assuming achievement at target levels and termination on December 31, 2015, the additional bonus payment would be $6,000,000.

(6)

The amount shown is equal to (A) the sum of (x) the Named Executive Officer’s base salary as of December 31, 2015, and (y) 2015 target bonus, plus (B) the lesser of the bonus based on actual performance or target bonus, prorated based on the number of days employed during the fiscal year.

(7)

The amount shown is equal to 12 weeks of Ms. Jorn’s base salary as of December 31, 2016, payable under the terms of the Company’s U.S. Severance Pay Plan in the event of a termination of employment due to workforce restructuring. Ms. Jorn terminated her employment voluntarily on March 2, 2016 and no payment was made by the Company as a result of her termination.

(8)

Mr. Schiller terminated his employment voluntarily on June 30, 2015 and subsequently entered into a separation agreement, which included a consulting services arrangement with the Company through January 2016. As a result, Mr. Schiller’s outstanding awards other than PSUs were modified to allow for continued vesting as services were rendered during the consulting services period and, in the case of PSUs, were modified to vest and be settled in 100,000 Common Shares upon the earlier to occur of the termination of the consulting period or a qualifying event under the terms of the applicable PSU award agreement. Total value of the equity awards realized by Mr. Schiller, as determined in accordance with the requirements of FASB ASC Topic 505, through to the end of the consulting services period was $13,536,637.

Termination/Death(1)

Name	Cash Severance ($)	Benefits and Perquisites ($)	Accelerated Option Vesting ($)	Accelerated RSU Vesting ($)(2)
Current Officers
J. Michael Pearson	—	—	—	—
Robert L. Rosiello	—	—	—	2,111,779
Dr. Ari S. Kellen	—	—	—	3,806,691
Anne C. Whitaker	—	—	—	762,375
Former Officers
Debora A. Jorn(3)	—	—	—	2,834,409
Howard B. Schiller(4)	—	—	—	—
Brian M. Stolz	—	—	—	221,800

(1)	This table includes estimated amounts payable assuming each Named Executive Officer’s employment were terminated on December 31, 2015 as a result of the Named Executive Officer’s death.

(2)

The amounts shown in this column represent the product of (i) the number of unvested shares subject to PSUs, matching RSUs and RSUs, held by the Named Executive Officer, as applicable, at December 31, 2015 which would be accelerated pursuant to the terms of the individual employment agreements or award agreements, multiplied by (ii) the share price on December 31, 2015, which was $101.65.

(3)	Ms. Jorn terminated her employment voluntarily on March 2, 2016 and no payment was made by the Company as a result of her termination.

(4)

Mr. Schiller terminated his employment voluntarily on June 30, 2015 and subsequently entered into a separation agreement, which included a consulting services arrangement with the Company through January 2016. As a result, Mr. Schiller’s outstanding awards other than PSUs were modified to allow for continued vesting as services were rendered during the consulting services period and, in the case of PSUs, were modified to vest and be settled in 100,000 Common Shares upon the earlier to occur of the termination of the consulting period or a qualifying event under the terms of the applicable PSU award agreement. Total value of the equity awards realized by Mr. Schiller, as determined in accordance with the requirements of FASB ASC Topic 505, through to the end of the consulting services period was $13,536,637.

Termination/ Disability(1)

Name	Cash Severance ($)	Benefits and Perquisites ($)	Accelerated Option Vesting ($)	Accelerated RSU Vesting ($)(2)
Current Officers
J. Michael Pearson	—	—	—	—
Robert L. Rosiello	—	—	—	—
Dr. Ari S. Kellen	—	—	—	—
Anne C. Whitaker	—	—	—	—
Former Officers
Debora A. Jorn(3)	—	—	—	2,297,290
Howard B. Schiller(4)	—	—	—	—
Brian M. Stolz	—	—	—	—

(1)	This table includes estimated amounts payable assuming each Named Executive Officer’s employment were terminated on December 31, 2015 as a result of the Named Executive Officer’s disability.

(2)

The amounts shown in this column represent the product of (i) the number of unvested shares subject to PSUs, matching RSUs and RSUs, held by the Named Executive Officer, as applicable, at December 31, 2015 which would be accelerated pursuant to the terms of the individual employment agreements or award agreements, multiplied by (ii) the share price on December 31, 2015, which was $101.65.

(3)	Ms. Jorn terminated her employment voluntarily on March 2, 2016 and no payment was made by the Company as a result of her termination.

(4)

Mr. Schiller terminated his employment voluntarily on June 30, 2015 and subsequently entered into a separation agreement, which included a consulting services arrangement with the Company through January 2016. As a result, Mr. Schiller’s outstanding awards other than PSUs were modified to allow for continued vesting as services were rendered during the consulting services period and, in the case of PSUs, were modified to vest and be settled in 100,000 Common Shares upon the earlier to occur of the termination of the consulting period or a qualifying event under the terms of the applicable PSU award agreement. Total value of the equity awards realized by Mr. Schiller, as determined in accordance with the requirements of FASB ASC Topic 505, through to the end of the consulting services period was $13,536,637.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
William A. Ackman(2)	—	—		—	—	—	—	—
Dr. Fredric N. Eshelman(3)	—	—		—	—	—	—	—
Ronald H. Farmer	—	486,590	(4)	—	—	—	—	486,590
Stephen Fraidin(5)	—	—		—	—	—	—	—
Colleen A. Goggins	96,578	381,711		—	—	—	—	478,289
D. Robert Hale(6)	35,817	281,157		—	—	—	—	316,974
Robert A. Ingram(7)	100,000	487,711	(4)	—	—	—	—	587,711
Anders O. Lönner(8)	89,857	381,711		—	—	—	—	471,568
Theo Melas-Kyriazi	—	481,354	(4)	—	—	—	—	481,354
G. Mason Morfit(9)	13,938	218,729		—	—	—	—	232,667
J. Michael Pearson	—	—		—	—	—	—	—
Robert N. Power	116,332	381,711		—	—	—	—	498,043
Norma A. Provencio	—	523,859	(4)	—	—	—	—	523,859
Thomas W. Ross, Sr.(10)	—	—		—	—	—	—	—
Howard B. Schiller(11)	60,000	343,729		—	—	—	—	403,729
Katharine B. Stevenson(12)	98,519	381,711		—	—	—	—	480,230
Jeffrey W. Ubben(13)	60,202	381,711		—	—	—	—	441,913

(1)

This column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for all RSUs granted in 2015. Fair value is calculated using the closing price of our Common Shares on the date of grant for purposes of determining the individual grant amounts as described in the narrative below. The following Directors had aggregate outstanding DSUs and/or RSUs at 2015 fiscal year-end: Mr. Farmer (21,197), Ms. Goggins (4,473), Mr. Hale (1,148), Mr. Ingram (63,364), Mr. Melas-Kyriazi (79,902), Mr. Power (9,495), Ms. Provencio (57,205) and Mr. Schiller (7,608).

(2)	Mr. Ackman was appointed to the Board on March 21, 2016 and has waived compensation for his services as a Director.

(3)	Dr. Eshelman was appointed to the Board on March 8, 2016.

(4)	Includes RSUs granted in lieu of cash for annual Board and Committee retainers.

(5)	Mr. Fraidin was appointed to the Board on March 8, 2016 and has waived compensation for his services as a Director.

(6)	Mr. Hale was appointed to the Board on August 19, 2015.

(7)	Mr. Ingram served as our Lead Director in 2015. He was appointed as Interim Chairman of the Board on January 6, 2016 and Chairman of the Board on February 28, 2016.

(8)	Mr. Lönner resigned from the Board on March 8, 2016

(9)	Mr. Morfit was appointed to the Board on October 25, 2015.

(10)	Mr. Ross was appointed to the Board on March 8, 2016.

(11)

Mr. Schiller was previously the CFO of the Company, but voluntarily resigned effective as of June 30, 2015. Upon his resignation, Mr. Schiller subsequently entered into a separation agreement, which included a consulting services arrangement with the Company through January 2016, for which he received $2,500 per month. In addition, Mr. Schiller’s outstanding awards other than PSUs were eligible to continue vesting as service was rendered during the consulting services period and, in the case of PSUs, were eligible to vest and be settled in

100,000 Common Shares upon the earlier to occur of the termination of the consulting period or a qualifying event under the terms of the applicable PSU award agreement. Total value of the equity awards realized by Mr. Schiller, as determined in accordance with the requirements of FASB ASC Topic 505, through to the end of the consulting services period was $13,536,637. His compensation listed here is solely for his duties as a non-employee member of the Board, as well as his monthly fee for consulting services under the terms of his separate agreement.

(12)	Ms. Stevenson resigned from the Board on March 21, 2016.

(13)	Mr. Ubben resigned from the Board on August 19, 2015.

At the direction of the full Board, the Nominating and Corporate Governance Committee evaluates the competitiveness of non-employee Directors’ compensation and makes recommendations to the full Board as appropriate. The Board can change the compensation of such Directors at any time. In making its recommendations, the Nominating and Corporate Governance Committee considers both the high level of expertise and the time commitment that Board service at the Company requires. The Nominating and Corporate Governance Committee has sole authority to retain and/or terminate compensation consultants or compensation consulting firms as the Nominating and Corporate Governance Committee may deem appropriate in recommending non-employee Director compensation.

Compensation

The annual cash retainers for each non-employee Director is $75,000, payable in quarterly installments. Annual cash retainers for the committee chair of each committee are: $50,000 for the Audit and Risk Committee, $20,000 for the Talent and Compensation Committee, $15,000 for the Nominating and Corporate Governance Committee, $15,000 for the Special Independent Committee, $20,000 for the Finance and Transactions Committee (dissolved on March 8, 2015 and re-established on May 20, 2015) and $15,000 for the Conduct and Compliance Committee, each payable in quarterly installments. In addition, annual committee member retainers are $15,000 for the Audit and Risk Committee, $12,500 for the Talent and Compensation Committee, $10,000 for the Nominating and Corporate Governance Committee, $10,000 for the Special Independent Committee, $12,500 for the Finance and Transactions Committee (dissolved on March 8, 2015 and re-established on May 20, 2015) and $10,000 for the Conduct and Compliance Committee, each payable in quarterly installments. On February 20, 2015, the Board approved annual cash retainers for the Sustainability and Environment Subcommittee chair of $15,000 and members of $10,000. Directors are also reimbursed for their out-of-pocket expenses in attending in-person meetings. Directors are permitted to elect to receive RSUs in lieu of any of the above cash retainers. Any such RSUs so elected are deliverable at the end of a Director’s service with the Company.

In addition to the cash retainers above, on the third day following each Annual Meeting of Shareholders, each non-employee Director is granted a number of RSUs with a fair market value equal to $375,000. These annual RSUs vest and are deliverable prior to the next Annual Meeting of Shareholders, unless the Director elects to defer issuance until the Director’s separation.

Each non-employee Director is expected to hold or control Company Common Shares (including vested, restricted or deferred share units) having a market value at least equal to $2 million by no later than the fifth anniversary of his or her election or appointment to the Board or, for individuals who were Directors on May 30, 2012, no later than May 30, 2017.

In addition to the compensation described above, any Director serving as the Lead Independent Director is entitled to receive an annual fee of $100,000. Also, a Director serving as the Non-Executive Chairperson is entitled to receive an annual payment of $400,000 (payable $220,000 in RSUs and $180,000 in cash). Mr. Pearson received compensation in 2015 only in his capacity as our CEO. See “Summary Compensation Table.”

Each of Mr. Ackman and Mr. Fraidin has waived compensation for his services as a Director of the Company.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity Compensation Plans Approved By Shareholders	15,941,903	(1)(2)	$32.82	13,119,260
Equity Compensation Plans Not Approved By Shareholders	—		—	—
Total	15,941,903		$32.82	13,119,260

(1)

Included in this amount is the maximum number of Common Shares that may be issued under each of the PSUs and annual RSUs outstanding as of December 31, 2015. Includes securities underlying VPI awards granted prior to the Merger that were converted to Company awards in connection with the Merger. As of December 31, 2015, the weighted average remaining contractual term of outstanding options was 3.29 years.

(2)

Included in this amount is the maximum number of Common Shares that may be issued under the Valeant 2003 and Valeant 2006 Plans representing (i) 4,738,882 Common Shares issuable in respect of options and (ii) 2,239,566 Common Shares issuable in respect of RSUs granted and which remain outstanding under such plans. The weighted average exercise price on the 4,738,882 Common Shares issuable in respect of options is $7.18.

2014 Omnibus Incentive Plan

The Company’s 2014 Omnibus Incentive Plan (the “2014 Plan”) was adopted and approved by the Board and the shareholders of the Company effective as of May 20, 2014.

Summary of Plan Terms

Shares Subject to the 2014 Plan

The maximum number of Common Shares that may be issued to participants pursuant to awards (all of which may be granted as incentive stock options, discussed below) is 18,368,825 including 18 million Common Shares, plus the 368,825 Common Shares under the 2011 Plan reserved but unissued and not underlying outstanding awards and the number of Common Shares becoming available for reuse after awards are terminated, forfeited, cancelled, exchanged or surrendered under the 2011 Plan and the 2007 Plan following the adoption of the 2014 Plan. In determining the number of Common Shares to be reserved for issuance under the 2014 Plan, the Company’s management and Compensation Committee evaluated the historic share usage and burn rate under the 2011 Plan and the existing terms of outstanding awards under the 2011 Plan, as discussed in “Historical Annual Plan Usage” below.

The number of Common Shares authorized for grant under the 2014 Plan is subject to adjustment, as described below. In addition, (i) the number of Common Shares issuable to insiders of the Company, at any time, under all security-based compensation arrangements of the Company, cannot exceed 10% of issued and outstanding Common Shares of the Company; (ii) the number of Common Shares issued to insiders of the Company, within any one year period, under all security-based compensation arrangements of the Company, cannot exceed 10% of issued and outstanding securities, and (iii) the aggregate number of Common Shares that may be granted to any Covered Employee during a calendar year in the form of options, share appreciation rights, and/or share awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall not exceed the number of Shares initially authorized for grant, as described above.

If any Common Shares subject to an award are forfeited, canceled, exchanged or surrendered, or if an award terminates or expires without a distribution of Common Shares to the participant, the Common Shares with respect to the award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for awards under the 2014 Plan; however, the Common Shares surrendered or withheld as payment of either the exercise price of an option (including Common Shares otherwise underlying an award of a share appreciation right (“SAR”) that are retained by the Company to account for the exercise price of the SAR) and/or withholding taxes in respect of an award will no longer be available for awards under the 2014 Plan. The maximum number of Common Shares available for awards under the 2014 Plan shall not be affected by the payment of cash dividends on outstanding awards, the payment of share-denominated awards that must be settled in cash, the granting of cash awards, or, in connection with a transaction with another entity, the granting of awards to individuals who previously received awards from the other entity and are receiving awards under the 2014 Plan as a result of such transaction.

Administration of the 2014 Plan

Except as otherwise required by law, the 2014 Plan is administered by our Compensation Committee. To the extent required for employees subject to Section 162(m) of the Code, the Compensation Committee will consist of two or more individuals, each of whom, unless otherwise determined by our Board, is an “outside director” to comply with the applicable requirements of Section 162(m) of the Code and Section 16 of the U.S. Securities Act of 1934.

The Compensation Committee will determine which employees, consultants, Directors, members of our sales force and other individuals are eligible to receive awards under the 2014 Plan. In addition, the Compensation Committee will interpret the 2014 Plan and may adopt any administrative rules, regulations, procedures and guidelines governing the 2014 Plan or any awards granted under the 2014 Plan as it deems to be appropriate.

Types of Awards

The following types of awards may be made under the 2014 Plan. All of the awards described below are subject to the conditions, limitations, restrictions, exercise price, vesting and forfeiture provisions determined by the Compensation Committee, in its sole discretion, subject to such limitations as are provided in the 2014 Plan. In addition, subject to the limitations provided in the 2014 Plan and in accordance with applicable law, the Compensation Committee may accelerate or defer the vesting or payment of awards, cancel or modify outstanding awards, and waive any conditions or restrictions imposed with respect to awards or the Common Shares issued pursuant to awards.

Non-qualified Stock Options

An award of a non-qualified stock option grants a participant the right to purchase a certain number of Common Shares during a specified term in the future, after a vesting period, at an exercise price equal to at least 100% of the Market Price (as defined below) of our Common Shares on the grant date. The “Market Price” of Common Shares as of a particular date shall generally mean the closing price per Common Share on the national securities exchange on which the Common Shares are principally traded, for the last preceding date on which there was a sale of such Common Shares on such exchange (subject to certain exceptions set forth in 2014 Plan in the event that the Company is no longer traded on a national securities exchange). Unless otherwise determined by the Compensation Committee, Directors shall generally not be eligible to receive options. The term of a non-qualified stock option may not exceed ten years from the date of grant. The exercise price may be paid with cash, Common Shares already owned by the participant, or with the proceeds from a sale of the Common Shares subject to the option. The Compensation Committee may also provide that an option may be “net exercised,” meaning that the participant would receive the Common Shares underlying the options exercised less such number of Common Shares equivalent in value to the exercise price and withholding taxes resulting from the exercise of the options. A non-qualified stock option is an option that does not meet the qualifications of an incentive stock option as described below.

Incentive Stock Options

An incentive stock option is a stock option that meets the requirements of Section 422 of the Code, which include an exercise price of no less than 100% of Market Price on the grant date, a term of no more than ten years, and that the option be granted from a plan that has been approved by shareholders. Notwithstanding the foregoing, if granted to a participant who owns Common Shares representing more than 10% of the voting power of all classes of shares of the Company, its parent or one of its subsidiaries, an incentive stock option must have a term of not more than five years and have an exercise price which is at least 110% of the Market Price. In addition, if the aggregate Market Price of the Common Shares (as of the grant date) for which incentive stock options are exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess will be treated as non-qualified stock options.

Share Appreciation Rights

A share appreciation right entitles the participant to receive an amount equal to the difference between the Market Price of the Common Shares on the exercise date and the exercise price of the SAR (which may not be less than 100% of the Market Price of a Common Share on the grant date), multiplied by the number of Common Shares subject to the SAR. A SAR may be granted in substitution for a previously granted option, and if so, the exercise price of any such SAR may not be less than 100% of the Market Price of Common Shares as determined at the time the option for which it is being substituted was granted. Payment to a participant upon the exercise of a SAR may be in cash or Common Shares (in which case, the number of Common Shares to be paid will be determined by dividing the amount calculated above by the Market Price of a Common Share at the time of payment). Unless otherwise determined by the Compensation Committee, Directors shall generally not be eligible to receive SARs.

Restricted Shares

A restricted share award is an award of outstanding Common Shares that does not vest until after a specified period of time, or satisfaction of other vesting conditions as determined by the Compensation Committee, and which may be forfeited if conditions to vesting are not met. Participants generally receive dividend payments on the Common Shares subject to their award during the vesting period (unless the awards are subject to performance-vesting criteria) and are also generally entitled to provide voting instructions with respect to the Common Shares underlying their awards.

Deferred Shares

A deferred share award is an unfunded, unsecured promise to deliver Common Shares to the participant in the future, if the participant satisfies the conditions to vesting, as determined by the Compensation Committee. Participants do not have voting rights, but generally receive dividend equivalent payments during the vesting period subject to the same vesting conditions as the underlying award.

Share Units

A share unit is an award denominated in Common Shares that may be settled either in Common Shares or cash, subject to terms and conditions determined by the Compensation Committee. Participants generally receive dividend equivalent payments during the vesting period subject to the same vesting conditions as the underlying award.

Share Payment

Subject to limits in the 2014 Plan, the Compensation Committee may issue unrestricted Common Shares, alone or in tandem with other awards, in such amounts and subject to such terms and conditions as the

Compensation Committee determines. A share payment may be granted as, or in payment of, a bonus (including, without limitation, any compensation that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code), or to provide incentives or recognize special achievements or contributions.

Cash Awards

The Compensation Committee may issue awards that are payable in cash, as deemed by the Compensation Committee to be consistent with the purposes of the 2014 Plan. These cash awards will be subject to the terms, conditions, restrictions and limitations determined by the Compensation Committee from time to time. The payment of cash awards may be subject to the achievement of specified performance criteria. The 2014 Plan provides that the maximum amount of a cash award that may be granted during any annual performance period to any employee subject to Section 162(m) of the Code may not exceed $10,000,000.

Performance Criteria

Awards granted under the 2014 Plan may be subject to specified performance criteria. Performance criteria are based on the Company’s attainment of performance measures pre-established by the Compensation Committee, in its sole discretion, based on one or more of the following:

•

revenues, income before taxes and extraordinary items, net income, operating income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, cash flow or a combination of any or all of the foregoing;

•	after-tax or pre-tax profits including, without limitation, those attributable to continuing and/or other operations;

•

the level of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company either in absolute terms or as it relates to a profitability ratio including operating income or EBITA;

•	return on capital employed, return on assets, or return on invested capital;

•	after-tax or pre-tax return on shareholders’ equity;

•	economic value added targets based on a cash flow return on investment formula;

•	the market price of the Common Shares;

•	the market capitalization or enterprise value of the Company, either in amount or relative to industry peers;

•	the value of an investment in the Common Shares assuming the reinvestment of dividends;

•	the achievement of operating margin targets or other measures of improving profitability;

•

the filing of one or more new drug application(s) (“NDA”) or one or more new drug submission(s) (“NDS”) or the approval of one or more NDA(s) or one or more NDS(s) by the U.S. Food and Drug Administration or the Canadian Therapeutic Products Directorate, as applicable;

•	the achievement of, or progress toward, a launch of one or more new drug(s);

•	the achievement of research and development milestones;

•

the achievement of other strategic milestones including, without limitation, the achievement of specific synergy capture and cost savings realization relating to integrations and the successful creation or execution of a restructuring plan for a specific business or function;

•	the successful completion of clinical trial phases;

•	licensing or acquiring new products or product platforms;

•	acquisition or divestiture of products or business;

•	the entering into new, or exiting from existing, geographic markets or industry segments; or

•

the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in, all or a portion of controllable expenses or costs or other expenses or costs.

For purposes of the first item above, “extraordinary items” includes all items of gain, loss or expense for the fiscal year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to a corporate transaction, restructuring, or related to a change in accounting principles. Each financial metric above may be on a business unit, geographic segment, total company, or per-share basis, and on a GAAP or non-GAAP adjusted basis.

The performance criteria may be based upon the attainment of specified levels of performance under one or more of the measures described above relative to the performance of other entities. To the extent permitted under Section 162(m) of the Code or to the extent that an award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Compensation Committee, in its sole discretion, may designate additional business criteria on which the performance criteria may be based or adjust, modify or amend the previously mentioned business criteria, including to take into account actions approved by the Board or a committee thereof that affect the achievement of the original performance criteria. Performance criteria may include a threshold level of performance below which no award will be earned, a level of performance at which the target amount of an award will be earned and a level of performance at which the maximum amount of the award will be earned. To the extent permitted under Section 162(m) of the Code, the Compensation Committee shall make appropriate equitable adjustments to the performance criteria in recognition of unusual or non-recurring events affecting us or our financial statements, in response to changes in applicable laws or regulations, including changes in generally accepted accounting principles, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, as applicable.

Deferrals

The Compensation Committee may postpone the exercise of awards, or the issuance or delivery of Common Shares or cash pursuant to any award for such periods and upon such terms and conditions as the Compensation Committee determines. In addition, the Compensation Committee may determine that all or a portion of a payment to a participant, whether in cash and/or Common Shares, will be deferred in order to prevent the Company or any subsidiary from being denied a U.S. federal income tax deduction with respect to an award granted under the 2014 Plan. Notwithstanding this authority, the Compensation Committee will not postpone the exercise or delivery of Common Shares or cash payable in respect of awards constituting deferred compensation under Section 409A of the Code, where such postponement will cause the imposition of additional taxes under Section 409A of the Code. Section 409A of the Code provides rules that govern the manner in which compensation of various types may be deferred and imposes taxes upon compensation that is improperly deferred or accelerated.

Blackout Periods

The 2014 Plan provides that (i) if the expiration of the term of options or SARs awarded under the 2014 Plan occurs during a period self-imposed by the Company during which a participant is prohibited from trading in the Company’s securities (a “Blackout Period”) such term will be extended until the tenth business day after the end of such Blackout Period, and (ii) if share units are to be delivered during a Blackout Period, the shares subject to such Common Shares units will be delivered as soon as practicable after the end of such Blackout Period.

Dividends and Dividends Equivalents

The Compensation Committee may provide that share awards shall earn dividends or dividend equivalents, as applicable, subject to such terms, conditions, restrictions and limitations as the Compensation Committee may establish.

Adjustments

The 2014 Plan provides that the Compensation Committee will make appropriate equitable adjustments to the maximum number of Common Shares available for issuance under the 2014 Plan and other limits stated in the 2014 Plan, the number of Common Shares covered by outstanding awards, and the exercise prices and performance measures applicable to outstanding awards. These changes will be made to reflect changes in our capital structure (including a change in the number of Common Shares outstanding) on account of any share dividend, share split, reverse share split or any similar equity restructuring, or any combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization or similar event, or to the extent necessary to prevent the enlargement or diminution of participants’ rights by reason of any such transaction or event or any extraordinary dividend, divestiture or other distribution (other than ordinary cash dividends) of assets to shareholders. These adjustments will be made only to the extent they conform to the requirements of applicable provisions of the Code and other applicable laws and regulations. The Compensation Committee, in its discretion, may decline to adjust an award if it determines that the adjustment would violate applicable law or result in adverse tax consequences to the participant or to the Company. Adjustments described in this paragraph are subject to any applicable regulatory approvals.

Terminations

Unless the applicable award agreement provides otherwise or the Compensation Committee determines otherwise, vesting with respect to an award will cease upon termination of a participant’s employment or service with the Company, and unvested awards shall be forfeited upon such termination. In the case of termination for cause, vested awards shall also be forfeited.

Change of Control

The 2014 Plan provides that, unless otherwise set forth in a participant’s award agreement or employment agreement, all awards that are assumed or substituted in connection with a Change of Control transaction (as defined below) will become fully vested, exercisable and free of restrictions, and any performance conditions on those awards will be deemed to be achieved if the participant’s employment or service is terminated by the Company without “cause” (as defined in the 2014 Plan) within 12 months following the Change of Control. In addition, the 2014 Plan provides that, unless otherwise set forth in a participant’s award agreement, all awards that are not assumed or substituted in connection with the Change of Control transaction will become fully vested, exercisable and free of restrictions and any performance conditions on those awards will be deemed to be achieved immediately upon the occurrence of the Change of Control transaction.

In addition, in the event of a Change of Control transaction, the Compensation Committee may, in its discretion, (i) provide that each option and each SAR which may, by its terms, only be settled in Common Shares, will, immediately upon the occurrence of a Change in Control, be deemed to have been exercised on a “net exercise” basis, and (ii) may, in its discretion, except as would otherwise result in adverse tax consequences under Section 409A of the Code, provide that each award, other than options and SARs will, immediately upon the occurrence of the Change of Control, be cancelled in exchange for a payment in an amount equal to the excess of the consideration paid per Common Share in the Change of Control over the purchase price (if any) per Common Share subject to the award, multiplied by the number of Common Shares subject to the award.

Assignability

Except in specific circumstances described in the 2014 Plan, awards granted under the 2014 Plan may not be sold, pledged, hypothecated, assigned, margined or otherwise transferred in any manner other than by will or the laws of descent and distribution, unless and until the Common Shares underlying such award have been issued, and all restrictions applicable to such Common Shares have lapsed or have been waived by the Compensation Committee.

Amendment and Termination

The 2014 Plan and any award may be amended, suspended or terminated at any time by the Board, provided that no amendment will be made without shareholder approval if such shareholder approval is required in order to comply with applicable law or the rules of the NYSE, the rules of the Toronto Stock Exchange (“TSX”), or any other securities exchange on which the Common Shares are traded or quoted. For instance, the Board may, without shareholder approval but subject to applicable law and the provisions of the 2014 Plan, (i) amend the vesting provisions of an award or of the 2014 Plan, (ii) amend the payment provisions of an award, (iii) cancel or modify outstanding awards, (iv) waive any restrictions imposed with respect to awards or the Common Shares issued pursuant to awards or of the 2014 Plan, (v) amend the provisions of the 2014 Plan in order to ensure its compliance with applicable securities and tax law as well as the TSX and NYSE rules, (vi) make any amendment of a clerical nature as well as any amendment clarifying any provision of the 2014 Plan, (vii) make any adjustment as described above under the heading “Adjustments”, and (viii) suspend or terminate the 2014 Plan. Except as may be required to comply with applicable tax law, no termination, suspension or amendment of the 2014 Plan may adversely affect the right of any participant with respect to a previously granted award without the participant’s written consent.

The Company will obtain shareholder approval for: (i) subject to the Compensation Committee’s right to make equitable adjustments as mentioned above, a reduction in the exercise price or purchase price of an award (or the cancellation and re-grant of an award resulting in a lower exercise price or purchase price); (ii) the extension of the original term of an option over the maximum period of 10 years described above, except if such term occurs during a Blackout Period as described above; (iii) any amendment to remove or to exceed the participation limits described in the 2014 Plan; (iv) an increase to the maximum number of Common Shares issuable under the 2014 Plan (other than adjustments in accordance with the 2014 Plan); (v) amendments to the amendment and termination section of the 2014 Plan other than amendments of a clerical nature; and (vi) any amendment that permits Awards to be transferable or assignable other than for normal estate settlement purposes or for other purposes not involving the receipt of monetary consideration.

No amendments were made to the 2014 Plan in 2015.

2011 Omnibus Incentive Plan Summary

The Company’s 2011 Omnibus Incentive Plan (the “2011 Plan”) was adopted and approved by the Board and the shareholders of the Company effective as of May 16, 2011. The Company ceased granting new awards under the 2011 Plan upon the approval of the 2014 Omnibus Incentive Plan in 2014.

Awards Under The Plan

Awards under the 2011 Plan may be granted as options (including both incentive stock options and nonqualified stock options), share appreciation rights (“SARs”), share awards (including restricted shares, deferred shares and share units that may be settled either in Common Shares or cash) or cash awards. However, no SARs or deferred shares have been granted under the 2011 Plan. Awards may be granted singly, in combination or in tandem as determined by the Talent and Compensation Committee, in its sole discretion. A maximum of 2,827,373 Common Shares (less than 1% of the issued and outstanding Common Shares as of April 11, 2016) may be issued pursuant to the exercise of options or in connection with the vesting of share awards under the terms of the 2011 Plan.

Eligibility

Persons eligible to receive awards are employees and Directors of the Company and its subsidiaries, as well as other individuals, as determined by the Talent and Compensation Committee, who perform services for the Company or a subsidiary in the capacity of a consultant, agent or otherwise. Unless otherwise determined by the Talent and Compensation Committee, members of the Board shall generally not be eligible to receive SARs or options.

Participation Limits

Subject to adjustments made to reflect a change in the Company’s capital structure, including as a result of a stock dividend, stock split, reverse consolidation, recapitalization, reorganization or divestiture or other similar event (“capital structure adjustments”), the aggregate number of Common Shares that may be granted to any “covered employee” during a calendar year in the form of options, SARs, and/or share awards intended to qualify as “performance-based compensation” (such terms having the meanings given in Section 162(m) of the U.S. Internal revenue Code of 1986, as amended, including any rules and regulations thereunder) shall not exceed 1,000,000 Common Shares (computed based on maximum performance).

Furthermore, (i) the number of Common Shares issuable to persons who are reporting insiders (as defined in National Instrument 55-104 — Insider Reporting Requirements and Exemptions of the Canadian Securities Administrators), at any time, under all security-based compensation arrangements of the Company, cannot exceed 10% of issued and outstanding Common Shares of the Company; and (ii) the number of Common Shares issued to such insiders, within any one year period, under all security-based compensation arrangements of the Company, cannot exceed 10% of its issued and outstanding securities.

Expiration of Options and SARs

Generally options and SARs are granted for a term determined by the Talent and Compensation Committee but not to exceed 10 years (the “Original Term”). For options granted as incentive stock options to certain participants, the Original Term shall not exceed five years. If the Original Term of an option and SAR held by a participant expires during a Company blackout period applicable to the participant which prohibits the participant from trading in Company securities, the term of such option shall be extended until the tenth Business Day following the end of the Company blackout period.

Exercise Price of Options and SARs

The exercise price per share for each option and SAR is not less than 100% of the closing price of the Common Shares on the trading day immediately preceding the date of grant.

Vesting

Awards under the 2011 Plan are subject to such vesting provisions as the Talent and Compensation Committee may determine. Options currently outstanding vest in equal installments over a period of three or four years after the date of grant or 100% on the third or fourth anniversary of the grant date. Share units generally vest 100% on the third anniversary of the date of grant.

Dividend Equivalents

The Talent and Compensation Committee may provide that share awards earn dividends or dividend equivalents in the form of additional share awards, subject to such terms, conditions, restrictions and limitations as it may establish from time to time. Notwithstanding the foregoing, dividends or dividend equivalents may not be paid with respect to any share award subject to the achievement of performance criteria, unless and until the relevant performance criteria have been satisfied. Generally, holders of share units receive dividend equivalents which are subject to vesting in line with the underlying award to which they relate.

Termination of Employment

Except as otherwise provided in a participant’s employment agreement or letter, in the event that the optionholder’s employment is terminated by reason of death, disability, termination by the Company without cause or the participant voluntarily resigns, the right to exercise such option terminates on the date that is 90 days from the participant’s termination (but in no event beyond the Original Term). Any options or share units that are unvested and do not vest on the termination date are cancelled and forfeited.

In the event that the optionholder’s employment is terminated by the Company without cause within one year following a change of control, all unvested options will vest on such termination and the optionholder will have one year following such a termination to exercise the option (but in no event beyond the Original Term). In the case of a holder of share units whose employment is terminated by the Company within one year following a change of control, a number of the holder’s share units will vest on such termination equal to the number of share units granted multiplied by a fraction, the numerator of which is the number of completed months between the date of grant and the date of termination and the denominator of which is thirty-six (36). Any remaining unvested share units which do not vest on the termination date will be cancelled and forfeited on the date of termination.

In the event that the optionholder’s employment is terminated by the Company for cause prior to the exercise of the option, the option shall terminate and expire as of the date of termination of the employment. In the case of a holder of share units whose employment is terminated by the Company for cause, all of the holder’s share units shall terminate as of the date of termination of the employment.

Nontransferability

Awards granted under the 2011 Plan, and during any period of restriction on transferability, Common Shares issued in connection with the exercise of an option, may not be sold, pledged, hypothecated, assigned, margined or otherwise transferred in any manner other than by will or the laws of descent and distribution, unless and until the Common Shares underlying such award have been issued, and all restrictions applicable to such Common Shares have lapsed or have been waived by the Talent and Compensation Committee. Notwithstanding the foregoing, the Talent and Compensation Committee may, in its sole discretion, permit (on such terms, conditions and limitations as it may establish) nonqualified stock options and/or Common Shares issued in connection with an option exercise to be transferred to a member of a participant’s immediate family or to a trust or similar vehicle for the benefit of a participant’s immediate family members.

Amendment and Termination

The 2011 Plan and any award may be amended, suspended or terminated at any time by the Board, provided that no amendment shall be made without shareholder approval if such shareholder approval is required in order to comply with applicable law or the rules of the NYSE, the rules of the TSX, or any other securities exchange on which the Common Shares are traded or quoted. Under the 2011 Plan, the Company shall obtain shareholder approval for: (i) a reduction in the exercise price or purchase price of an award (or the cancellation and re-grant of an award resulting in a lower exercise price or purchase price), except where the reduction is made to reflect a chance in the Company’s capital structure, including as a result of a capital structure adjustment; (ii) the extension of the Original Term of an option; (iii) any amendment to remove or to exceed the participation limits described above; (iv) an increase to the maximum number of Common Shares issuable under the 2011 Plan (other than adjustments made to reflect a change in the Company’s capital structure, including as a result of a capital structure adjustment); (v) amendments to the amendment provision of the 2011 Plan other than amendments of a clerical nature; and (vi) any amendment that permits awards to be transferable or assignable other than for normal estate settlement purposes or for other purposes not involving the receipt of monetary consideration.

Without shareholder approval, the Board has the discretion to make certain amendments to the 2011 Plan, including: (i) amend the vesting provisions of an award, (ii) amend the payment provisions of an award,

(iii) cancel or modify outstanding awards, (iv) waive any restrictions imposed with respect to awards or the Common Shares issued pursuant to awards, (v) make amendments to the 2011 Plan to ensure compliance with applicable securities and tax law as well as the TSX and NYSE rules, (vi) make any amendment of a clerical nature as well as any amendment clarifying any provision of the 2011 Plan, (vii) make any adjustment to reflect a change in the Company’s capital structure, including as a result of capital structure adjustments, and (viii) suspend or terminate the 2011 Plan.

Except for adjustments to awards made in connection with a change of control of the Company, no termination, suspension or amendment of the 2011 Plan or any award shall adversely affect the right of any participant with respect to any award theretofore granted, as determined by the Talent and Compensation Committee, without such participant’s written consent.

No amendments were made to the 2011 Plan in 2015.

2007 Equity Compensation Plan

The Company’s 2007 Equity Compensation Plan (the “2007 Plan”) was adopted and approved by the Board and the shareholders of the Company effective as of May 16, 2007. The Company ceased granting new awards under the 2007 Plan upon the approval of the 2011 Omnibus Incentive Plan in 2011.

Awards Under The 2007 Plan

Awards under the 2007 Plan may be granted as options and RSUs.

Eligibility

Persons eligible to receive awards are employees and Directors, as well as “consultants” (as defined in National Instrument 45-106 — Prospectus and Registration Exemptions of the Canadian securities administrators) of the Company and its subsidiaries and affiliates.

Participation Limits

Under the current terms of the 2007 Plan:

(a) the number of Common Shares reserved for “insiders” (as defined in the TSX Company Manual) issuable, at any time, under the 2007 Plan and under any other security-based compensation arrangements, will not exceed 10% of issued and outstanding Common Shares;

(b) the number of Common Shares issued to such insiders, within any one-year period, under the 2007 Plan and under any other security-based compensation arrangements, will not exceed 10% of issued and outstanding Common Shares;

(c) the total number of options and RSUs in aggregate granted pursuant to the 2007 Plan to any one participant during any calendar year must not exceed 20% of the total number of options and RSUs in aggregate granted pursuant to the Plan during such calendar year;

(d) the number of Common Shares to be issued under the 2007 Plan to any one participant during each calendar year during the term of the 2007 Plan shall not exceed the lesser of (i) 5% of the issued and outstanding Common Shares or (ii) 7,987,450 Common Shares;

(e) the number of Common Shares reserved for issuance and issued pursuant to the 2007 Plan to any one participant at any time must not exceed 25% of the total number of Common Shares that may be issued from treasury under the Plan; and

(f) the maximum number of Common Shares issuable in respect of RSUs, that are subject to performance goals, during any calendar year, to any one participant, shall be 300,000 Common Shares (subject to any decrease pursuant to adjustments made in connection with a change in the Company’s capital structure, or an amalgamation, combination, merger or other reorganization involving the Company); provided, however, that if the performance period is less than three consecutive fiscal years, such maximum number of Common Shares above shall be determined by multiplying 300,000 by a fraction, the numerator of which is the number of days in the performance period and denominator of which is 1095.

Expiration of Options

The 2007 Plan provides for a maximum option term of 5 years. Options currently outstanding under the 2007 Plan generally expire on the fifth anniversary of the date of grant. However, if the term of an option expires during a Company blackout period applicable to the participant which prohibits the participant from trading in Company securities, the term of such option shall be extended until the tenth Business Day following the end of the Company blackout period.

Exercise Price of Options

The exercise price per share for each option or SAR is not less than 100% of the volume weighted average trading price of the Common Shares for the five trading days immediately preceding the date of grant.

Vesting

Awards under the 2007 Plan are subject to such vesting provisions as the Talent and Compensation Committee may determine. Options generally vest in equal installments over a period of three or four years following the date of grant. Restricted share units generally vest 100% on the third anniversary of the date of grant. Vesting of RSUs also may be subject to the attainment of specified performance goals.

Dividend Equivalents

RSUs earn dividend equivalents in the form of additional RSUs. Dividend equivalents vest in line with the underlying award to which they relate.

Termination of Employment or Service

Options granted under the Plan to an employee or officer option holder are forfeited upon termination of employment or term of office with the Company, except in certain cases including disability, death, retirement and termination without cause or resignation. Any options held by an option holder that are not exercisable at the date of death, disability, retirement or termination immediately expire and are cancelled on such date. Employee options that are exercisable at the date of death, disability, retirement or termination expire on the earlier of (a) the original term of the option and (b) either (i) 180 days from the date of death, disability or retirement or (ii) 60 days from the date of termination without cause or resignation. Consultant options that are exercisable at the date of death or disability of the consultant or termination of the consulting relationship expire on the earlier of (a) the original term of the option and (b) 60 days from the date of death, disability or termination. Where an employee or officer option holder’s employment or term of office is terminated for cause, or a consultant’s consulting arrangement is terminated for the consultant’s breach of the consulting arrangement, any options held by the option holder, whether or not exercisable at the termination date, immediately expire and are cancelled on such date. Notwithstanding the foregoing provisions, the Board may permit the exercise of any options held in the manner and on the terms as authorized by the Board, including the right for the Board to accelerate the vesting of options, provided that the Board may not authorize the exercise of an option beyond the expiration of the applicable exercise period.

Where an RSU holder’s employment, term of office or consulting arrangement terminates by reason of (a) in the case of an employee or officer RSU holder, voluntary resignation, or termination by the Company or one of its affiliates for cause or (b) in the case of a consultant RSU holder, voluntary termination or termination by the Company or one of its affiliates for breach of the consulting arrangement, then any RSUs that are unvested on the date of such termination or resignation will be forfeited and cancelled on the termination date. Where the RSU holder’s employment terminates due to death, disability or retirement or termination without cause, or a consultant RSU holder’s consulting arrangement is terminated by the Company or one of its affiliates other than as a result of a breach, then a pro rata portion of the holder’s RSUs will vest, based on the number of days of active service from the grant date to the date of death, disability, retirement or termination compared to the number of days from the grant date to the vesting date, and the remainder are cancelled.

In addition to the foregoing, the 2007 Plan provides that:

(a) if an option holder or RSU holder engages in a business that competes with that of the Company, or any activity that would be considered detrimental to the Company (i) prior to any exercise of an option, all options held by the option holder will terminate and expire; (ii) during the one-year period following the date an option is exercised or becomes vested, the option holder will be required to pay to the Company an amount equal to any gain realized as a result of the exercise of the option; (iii) prior to any vesting of RSUs, all RSUs held by the RSU holder will terminate and be cancelled; or (iv) during the one-year period commencing on the date one or more RSUs vest, the RSU holder will be required to pay to us an amount equal to the market price of the Common Shares and/or the cash amount received by the RSU holder, plus any other gain realized as a result of the vesting of the RSUs, issuance of the Common Shares and/or payment of the cash amount; and

(b) if an option holder or RSU holder has been employed by the Company or one of its affiliates for at least 10 consecutive years, the Plan provides that, provided that the sum of the holder’s age and the years of service with the Company, or its affiliate, equals or exceeds 70, upon the retirement, death, disability or termination (other than in the case of a termination for cause) (i) all of the unvested options held by such holder will immediately vest and become exercisable, (ii) all such vested options shall expire on the earlier of (A) the expiration of the term of such options, and (B) one year following the retirement, death, disability or termination with us, and (iii) all unvested RSUs held by such holder will immediately vest (other than for RSU holders who are subject to U.S. taxation, in which case the Plan provides for special vesting rules).

On a change in control, the Board may, without the consent of any participant, take such steps as are necessary or desirable to cause the conversion or exchange of outstanding options or RSUs into or for cash or options, units, rights or other securities of substantially equivalent value in any entity participating in or resulting from the change in control. Alternatively, the Board may accelerate the vesting of any or all outstanding options or RSUs so that they are exercisable conditional upon or prior to the completion of the change in control.

Nontransferability

No assignment or transfer of options or RSUs, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in any assignee or transferee and immediately upon any assignment or transfer, or any attempt to make the same, such options or RSUs will terminate and be of no further force or effect.

Notwithstanding the foregoing, the Talent and Compensation Committee may, in its sole discretion, permit (on such terms, conditions and limitations as it may establish) nonqualified stock options and/or Common Shares issued in connection with an option exercise to be transferred to a member of a participant’s immediate family or to a trust or similar vehicle for the benefit of a participant’s immediate family members.

Amendment and Termination

The Board may, without notice, at any time or from time to time for any purpose whatsoever, amend, suspend, discontinue or terminate this 2007 Plan or any award granted under this 2007 Plan.

No amendment shall be made without shareholder approval if such shareholder approval is required in order to comply with applicable law or the rules of the NYSE, the rules of the TSX, or any other securities exchange on which the Common Shares are traded or quoted. Under the 2007 Plan, the Company shall obtain shareholder approval for any amendment (i) to increase the number of Common Shares reserved for issuance under the 2007 Plan; (ii) that would reduce the exercise price of an option (including a cancellation and reissue of an option constituting a reduction of the exercise price); (iii) to extend the term of an outstanding option beyond the originally scheduled expiry date for that option; (iv) to the eligible participants under the 2007 Plan that would permit the introduction or reintroduction of non-employee Directors to participate under the 2007 Plan on a discretionary basis; (v) that would alter the transferability or assignability of options or RSUs; and (vi) to provide for other types of compensation through equity issuance, in each case unless the change results from an adjustment made in connection with a change in the Company’s capital structure, or an amalgamation, combination, merger or other reorganization involving the Company.

Without shareholder approval, the Board has the discretion to make certain amendments to the 2007 Plan, including: (i) amend the vesting provisions of an award, (ii) amend the payment provisions of an award, (iii) cancel or modify outstanding awards, (iv) waive any restrictions imposed with respect to awards or the Common Shares issued pursuant to awards, (v) make amendments to the 2007 Plan to ensure compliance with applicable securities and tax law as well as the TSX and NYSE rules, (vi) make any amendment of a clerical nature, as well as any amendment clarifying any provision of the 2007 Plan, (vii) make any adjustment to reflect a change in the Company’s capital structure, including as a result of capital structure adjustments, and (viii) suspend or terminate the 2007 Plan.

Except for adjustments to awards made in connection with a change of control of the Company, no termination, suspension or amendment of the 2007 Plan or any award shall adversely affect the right of any participant with respect to any award theretofore granted, as determined by the Talent and Compensation Committee, without such participant’s written consent.

No amendments were made to the 2007 Plan in 2015.

Option and RSU Plans

As of April 11, 2016, 7,744,108 Common Shares (2.26% of the issued and outstanding Common Shares) had been issued upon the exercise of options granted under the 2003 Plan and 165,080 Common Shares (less than 1% of the issued and outstanding Common Shares) had been issued in connection with the vesting of RSUs granted under the 2003 Plan. As of April 11, 2016, a total of 4,796,624 Common Shares (1.40% of the issued and outstanding Common Shares) remained reserved for issuance under the 2003 Plan, representing (i) 4,738,882 Common Shares (1.38% of the issued and outstanding Common Shares) issuable in respect of options and (ii) 57,742 Common Shares (less than 1% of the issued and outstanding Common Shares) issuable in respect of RSUs granted and which remain outstanding under such plan.

As of April 11, 2016, 74,096 Common Shares (less than 1% of the issued and outstanding Common Shares) had been issued upon the exercise of options granted under the 2006 Plan and 2,704,883 Common Shares (less than 1% of the issued and outstanding Common Shares) had been issued in connection with the vesting of RSUs granted under the 2006 Plan. As of April 11, 2016, a total of 2,181,824 Common Shares (less than 1% of the issued and outstanding Common Shares) remained reserved for issuance under the 2006 Plan, representing (i) 0 Common Shares (less than 1% of the issued and outstanding Common Shares) issuable in respect of options and (ii) 2,181,824 Common Shares (less than 1% of the issued and outstanding Common Shares) issuable in respect of RSUs granted and which remain outstanding under such plan.

As of April 11, 2016, 4,301,303 Common Shares (1.25% of the issued and outstanding Common Shares) had been issued upon the exercise of options granted under the 2007 Plan and 3,573,846 (1.04% of the issued and outstanding Common Shares) had been issued in connection with the vesting of RSUs granted under the 2007 Plan. As of April 11, 2016, a total of 510,039 Common Shares (less than 1% of the issued and outstanding Common Shares) remained reserved for issuance under the 2007 Plan, representing (i) 1,700 Common Shares (less than 1% of the issued and outstanding Common Shares) issuable in respect of options and (ii) 508,339 Common Shares (less than 1% of the issued and outstanding Common Shares) issuable in respect of RSUs granted and which remain outstanding under such plan. The Company ceased granting new awards under the 2007 Plan upon the approval of the 2011 Plan in 2011.

As of April 11, 2016, 425,124 Common Shares (less than 1% of the issued and outstanding Common Shares) had been issued upon the exercise of options granted under the 2011 Plan and 2,497,702 Common Shares (less than 1% of the issued and outstanding Common Shares) had been issued in connection with the vesting of RSUs granted under the 2011 Plan. As of April 11, 2016, a total of 2,827,373 Common Shares (less than 1% of the issued and outstanding Common Shares) remained reserved for issuance under the 2011 Plan, representing (i) 1,772,092 Common Shares (less than 1% of the issued and outstanding Common Shares) issuable in respect of options and (ii) 1,055,281 Common Shares (less than 1% of the issued and outstanding Common Shares) issuable in respect of RSUs granted and which remain outstanding under such plan. The Company ceased granting new awards under the 2011 Plan upon the approval of the 2014 Plan in 2014.

As of April 11, 2016, 2,128 Common Shares (less than 1% of the issued and outstanding Common Shares) had been issued upon the exercise of options granted under the 2014 Plan and 148,588 Common Shares (less than 1% of the issued and outstanding Common Shares) had been issued in connection with the vesting of RSUs granted under the 2014 Plan. As of April 11, 2016, a total of 5,290,764 Common Shares (1.54% of the issued and outstanding Common Shares) remained reserved for issuance under the 2014 Plan, representing (i) 318,779 Common Shares (less than 1% of the issued and outstanding Common Shares) issuable in respect of options and (ii) 4,971,985 Common Shares (1.45% of the issued and outstanding Common Shares) issuable in respect of RSUs granted and which remain outstanding under such plan.

AUDIT COMMITTEE REPORT

The Report of the Audit and Risk Committee of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit and Risk Committee, comprised of independent Directors, is delegated by the Board to monitor the integrity of our financial statements, the auditors’ qualifications and independence, the performance of the auditors and our internal auditors, and the Company’s compliance with legal and regulatory requirements.

Management has primary responsibility for our financial statements and the overall reporting process as well as establishing and maintaining our internal controls. PricewaterhouseCoopers LLP, our auditors for fiscal year ended December 31, 2015, had the responsibility for expressing an opinion as to whether the audited financial statements have been prepared in accordance with generally accepted accounting principles in the United States in all material respects and on the effectiveness of our internal controls over financial reporting.

The Audit and Risk Committee met with management and the auditors to review and discuss the audited financial statements for the year ended December 31, 2015, as well as management’s assessment of the effectiveness of our internal controls over financial reporting and the auditor’s assessment of our internal controls over financial reporting. The auditors, as well as the internal auditors, had full access to the Audit and Risk Committee, including regular meetings without management present.

The Audit and Risk Committee received from and discussed with the auditors the written report and the letter from the auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the auditor’s communications with the Audit and Risk Committee concerning independence and has discussed with the auditor the auditor’s independence. Additionally, the committee discussed with the auditors the matters required by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board.

The Audit and Risk Committee acts only in an oversight capacity and must rely on the information provided to it and on the representations made by management and the auditors. Based on the aforementioned reviews and discussions, and the report of the auditors, the Audit and Risk Committee recommended to the Board that the audited financial statements for the year ended December 31, 2015, be included in the Company’s Annual Report filed with the SEC.

Audit and Risk Committee

Norma A. Provencio, Chairperson

Theo Melas-Kyriazi

Robert N. Power

CERTAIN TRANSACTIONS

Certain Related-Party Transactions

As described above, the Board has adopted the Standards, which set out the Board’s expectations for the conduct of our Directors, officers and employees in their dealings on behalf of the Company. Our conflict of interest policy is set forth in our Standards of Business Conduct and requires that Directors, officers and employees avoid situations in which they have a potential or actual conflict of interest with the Company. Directors, officers or employees involved in any of the types of relationships described in our conflict of interest policy are required to immediately and fully disclose the relevant circumstances to their immediate supervisors, in the case of officers or employees, or to the Audit and Risk Committee, in the case of Directors. The Audit and Risk Committee reviews transactions or proposed transactions in which an executive officer has an interest that conflicts with the Company’s interests and makes recommendations to the Board regarding any such transaction. The Audit and Risk Committee also conducts such reviews in cases where the conflict, or potential conflict, involves a member of the Board. Our conflict of interest policy states that the following are types of outside activities that can create conflicts:

•

Ownership by a Director or employee or any member of the Director’s or employee’s family of a substantial interest in any concern that does business with the Company, whether as a supplier, dealer or customer, or are a competitor (except in the case of a publicly owned corporation whose securities are traded on the open market).

•

Serving as a director, officer, employee, consultant, advisor, or in any other capacity for any business or other organization with which the Company currently (or potentially) has a business relationship or which is, or can expect to become, a competitor of the Company.

•

Engaging in an outside activity with an individual, business or organization which currently (or potentially) has a competitive or business relationship with the Company where such activity is likely to decrease the impartiality, judgment, effectiveness or productivity expected from an employee.

•	Performance by a Director or employee or a member of the Director’s or employee’s family of services for any outside concern or individual that does business with the Company.

•	Outside employment which conflicts or might be reasonably expected to conflict with the normal duties of the Director or employee.

Since January 1, 2015, the Company was involved in the following related-party transactions each of which has been approved or ratified by the Audit and Risk Committee:

J. Michael Pearson’s brother-in-law, Robert Brabandt, Director of Corporate Procurement/ Real Estate, has been employed by the Company since September 2010. In 2015, Mr. Brabandt received $606,097which included his salary, bonuses, equity grant and life insurance.

Brian M. Stolz’s father, Richard Stolz, was a Director of Hudson Global, Inc. (“Hudson”) until October 2, 2015. Hudson serves as the Company’s recruiting firm and earns monthly fees plus placement fees for employees hired into the Company. In 2015, Hudson received fees in the amount of $2,129,225. Richard Stolz has no direct interest in the revenue generated by this relationship.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board is committed to excellence in governance. At our 2011 Annual Meeting of Shareholders, our Board recommended and shareholders approved, in a non-binding advisory vote, that a non-binding advisory vote on executive compensation be held every year. The Board determined that our shareholders should vote on a say-on-pay proposal every year, consistent with the preference expressed by our shareholders at the 2011 Annual Meeting of Shareholders. Proposal No. 2 provides the Company’s shareholders with an opportunity to provide an advisory vote related to compensation of the Company’s Named Executive Officers.

The Company has a “pay-for-performance” philosophy that forms the foundation of all decisions regarding compensation of the Company’s Named Executive Officers. This compensation philosophy and the program structure approved by the Talent and Compensation Committee have been central to the Company’s ability to attract, retain and motivate individuals who can achieve superior shareholder returns. The Talent and Compensation Committee is engaged in reevaluating such compensation philosophy and the Company’s compensation programs and practices. Please refer to “Executive Compensation — Compensation Discussion and Analysis — Executive Summary” for an overview of the compensation of the Company’s Named Executive Officers.

Pursuant to Schedule 14A of the Exchange Act, we are asking for shareholder approval, in an advisory resolution, of the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules, which disclosure includes the disclosure under “Executive Compensation — Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the executive compensation policies and practices described in this Proxy Statement. This advisory vote gives you as a shareholder the opportunity to endorse or not endorse the compensation of our Named Executive Officers through the following resolution:

Resolved, that the shareholders approve, in an advisory resolution, the compensation paid to the Named Executive Officers, as disclosed in the Compensation Discussion and Analysis section and compensation tables, as well as the other narrative executive compensation disclosures, contained in this Proxy Statement.

This vote is advisory and therefore not binding on the Company, the Talent and Compensation Committee of the Board, or the Board. The Board and the Talent and Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we will consider those shareholders’ concerns, and the Talent and Compensation Committee will evaluate whether any actions are necessary to address those concerns. Shareholders endorsed the design and administration of our executive compensation programs as evidenced by a vote of approval at our 2014 and 2015 Annual Meeting of Shareholders of 90.6% and 85.9%, respectively.

The Board recommends that the shareholders vote FOR Proposal No. 2.

PROPOSAL NO. 3

APPOINTMENT OF AUDITORS

The Audit and Risk Committee recommended to the Board that PwC be put before the shareholders at the Meeting for appointment as our auditors to serve until the close of the 2017 Annual Meeting of Shareholders. The Board has accepted and endorsed this recommendation.

Under the BCBCA, at each annual meeting of shareholders, shareholders of a corporation appoint, by a majority of votes cast in respect of that proposal, an auditor to hold office until the close of the next annual meeting of shareholders. Notwithstanding the foregoing, if an auditor is not appointed at a meeting of shareholders, the incumbent auditor continues in office until a successor is appointed. PwC currently serves as auditor of the Company and, therefore, shall continue to serve as the Company’s auditor in the event that this proposal is not adopted by the shareholders.

Representatives of PwC will be present at the Meeting and will have an opportunity to make a statement if desired. Further, the representatives will be available to respond to appropriate shareholder questions directed to him or her.

A simple majority of votes cast at the Meeting, whether in person, or by proxy or otherwise, will be required to appoint PwC. You may either vote “For” the appointment of PwC or “Withhold” your vote with respect to such appointment. If you vote “For” the appointment of PwC, your Common Shares will be voted accordingly. If you select “Withhold” with respect to the appointment of PwC, your vote will not be counted as a vote cast for the purposes of appointing PwC.

As a shareholder of the Company, you are invited to vote with respect to the appointment of PwC as the auditors for the Company to hold office until the close of the 2017 Annual Meeting of Shareholders and to authorize the Board to fix the auditors’ remuneration through the following resolution:

Resolved that the shareholders hereby appoint PwC as auditors for the Company to hold office until the close of the 2017 Annual Meeting of Shareholders and the Board of Directors of the Company is hereby authorized to fix the auditors’ remuneration.

The Board recommends that the shareholders vote FOR Proposal No. 3.

AUDITOR FEES

For fiscal years ended December 31, 2014 and December 31, 2015, PwC was our appointed auditor. Principal Auditor fee includes fees paid to PwC and affiliated PwC network firms through the world. The table below summarizes the fees (expressed in thousands of U.S. dollars) paid by the Company and its consolidated subsidiaries to PwC during 2014 and 2015.

	2014		2015
	($)	(%)	($)	(%)
Audit Fees	12,565	77	19,895	82
Audit-Related Fees(1)	114	1	271	1
Tax Fees(2)	3,564	22	4,129	17
All Other Fees(3)	8	*	2	*

Total	16,251	100	24,297	100

Notes:

*	Less than one percent.

(1)

Audit-related services are generally related to employee benefit plan audits, assignments relating to due diligence investigations and procedures, and audits of financial statements prepared for special purposes.

(2)	Tax services are professional services rendered by our auditors for tax compliance and tax consulting associated with international transfer prices.

(3)	All other fees are amounts paid for miscellaneous permissible products and services.

Audit Fees

The aggregate fees billed for professional services rendered by PwC for the fiscal years ended December 31, 2014 and December 31, 2015 for the audit of our consolidated annual financial statements and the reviews of the financial statements included in our Forms 10-Q, the audits of our internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects, or services that are normally provided by PwC in connection with statutory and regulatory filings or engagements in 2014 and 2015, were approximately $12.6 million and $19.9 million, respectively. The increase between 2014 and 2015 is a result of increased business development and related financing activities, as well as additional audit work resulting from the Ad Hoc Committee’s review, identification of material weaknesses in internal control over financial reporting and the resulting delay in filing the 2015 Form 10-K.

Audit-Related Fees

The Audit and Risk Committee believes that the provision of the non-audit services referenced above is compatible with maintaining PwC’s independence.

Audit-related services are generally related to audits of financial statements prepared for special purposes, employee benefit plan audits and assignments relating to due diligence investigations and procedures.

The aggregate fees billed for audit-related services rendered by PwC during the fiscal year ended December 31, 2014 that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not included in “Audit Fees” above were approximately $0.1 million. The aggregate fees billed by PwC during the fiscal year ended December 31, 2015 for these audit-related services were approximately $0.3 million.

Tax Fees

Tax services are professional services rendered by our auditors for tax compliance, tax advice and tax transfer pricing advisory services. The aggregate fees billed for tax services rendered by PwC during the fiscal years ended December 31, 2014 and December 31, 2015 were approximately $3.6 million and $4.1 million, respectively.

All Other Fees

There were insignificant amounts paid for miscellaneous permissible products and services as reported above to PwC during the fiscal years ended December 31, 2014 and December 31, 2015. PwC did not provide any financial information systems design or implementation services to the Company during 2014 and 2015.

All fees described above were approved by the Audit and Risk Committee of our Board under its pre-approval policy.

Audit and Risk Committee’s Pre-Approval of Non-Audit Services

The Audit and Risk Committee chooses and appoints (through nomination to the Company’s shareholders) the Company’s auditors to audit our financial statements. The Audit and Risk Committee pre-approves non-audit services that may be provided to the Company and its subsidiaries by its auditors. The Audit and Risk Committee is not permitted to approve any engagement of the Company’s auditors if the services to be performed either fall into a category of services that are not permitted by applicable law or the services would be inconsistent with maintaining the auditors’ independence.

OTHER

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

FOR THE 2017 ANNUAL MEETING OF SHAREHOLDERS

A shareholder who is entitled to vote at the 2017 Annual Meeting of Shareholders may raise a proposal for consideration at such Annual Meeting of Shareholders. We will consider such proposal for inclusion in the proxy materials for the 2017 Annual Meeting only if our Corporate Secretary receives such proposal (at 2150 Saint Elzear Blvd. West, Laval, Quebec, H7L 4A8, Canada, or by facsimile 514-744-6272): (i) submitted pursuant to Rule 14a-8 (“Rule 14a-8”) of the General Rules and Regulations promulgated under the Exchange Act, on or before December 31, 2016, or (ii) submitted pursuant to Part 5, Division 7 of the BCBCA on or before March 16, 2017. The use of certified mail, return receipt, is advised. In addition, in the event the Company does not receive a shareholder proposal by March 15, 2017, the proxy to be solicited by the Board for the 2017 Annual Meeting of Shareholders will confer discretionary authority on the holders of the proxy to vote the Common Shares if the proposal is presented at the 2017 Annual Meeting of Shareholders without any discussion of the proposal in the proxy materials for that meeting.

If the date of the 2017 Annual Meeting of Shareholders is advanced or delayed more than 30 days from the date of the Annual Meeting, shareholder proposals intended to be included in the proxy statement for the 2017 Annual Meeting of Shareholders must be received by us within a reasonable time before we begin to print and mail the proxy statement, or provide a notice to you with respect to accessing such proxy statement over the Internet, for the 2017 Annual Meeting of Shareholders.

The Company’s Articles provide that shareholders seeking to nominate candidates for election as Directors must provide timely notice in writing to the Company’s secretary by personal delivery or facsimile transmission at the number shown on the Company’s issuer profile on SEDAR at www.sedar.com. The purpose of this advance notice requirement is to: (i) inform the Company of nominees for election at a shareholder meeting proposed by a shareholder sufficiently in advance of such meeting; (ii) provide an opportunity to inform all shareholders of any potential proxy contest and proposed Director nominees sufficiently in advance of the meeting; and (iii) enable the Board to make informed recommendations or present alternatives to shareholders.

To be timely, a shareholder’s notice must be received by the Company: (i) in the case of an annual general meeting, not later than the close of business on the 50th day before the meeting date or, if the first public announcement of the date of such meeting is less than 60 days prior to the meeting date, the close of business on the 10th day following the day on which public announcement of the date of such annual general meeting was first made by the Company; and (ii) in the case of a special meeting called for the purpose of electing Directors, not later than the close of business on the 15th day following the day on which public announcement of the date of the special meeting is first made by the Company. The Company’s Articles also prescribe the proper written form for a shareholder’s notice as well as additional requirements in connection with nominations. Shareholders who failed to comply with the advance notice requirements would not be entitled to make nominations for Directors at the Annual General or Special Meeting of Shareholders.

COMMUNICATION WITH THE BOARD OF DIRECTORS

Shareholders and other interested parties may contact the Company’s Directors or independent Directors in writing, as a group or individually, by directing their correspondence to the attention of Valeant Investor Relations, Valeant Pharmaceuticals International, Inc., 2150 Saint Elzear Blvd. West, Laval, Quebec, H7L 4A8, Canada. Shareholders and other interested parties may also contact the Company’s Directors by calling the Company’s helpline in the United States and Canada at (800) 461-9330, or internationally at (720) 514-4400 (collect calls accepted). The Corporate Secretary will log incoming information and forward appropriate messages promptly to the Director(s). Communications are distributed to the Board or to any individual Director or Directors as appropriate, depending on the facts and circumstances outlined in the communication.

Certain items that are unrelated to the duties and responsibilities of the Board will not be distributed to the Board, such as mass mailings, product complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. In addition, material that is inappropriate or unsuitable will be excluded, with the provision that any communication that is excluded must be made available to any non-employee Director upon request.

Communications that include information better addressed by the Audit and Risk Committee will be addressed directly by that Committee.

ANNUAL REPORT AND ADDITIONAL INFORMATION

Our financial information is contained in the Company’s consolidated annual financial statements and related MD&A for the fiscal year ended December 31, 2015. Our Annual Report is available on the Internet at our website at www.valeant.com or on SEDAR at www.sedar.com or through the SEC’s electronic data system called EDGAR at www.sec.gov. To request a printed copy of our Annual Report or consolidated financial statements and related MD&A as of and for the year ended December 31, 2015, which we will provide to you without charge, either write to Valeant Investor Relations at Valeant Pharmaceuticals International, Inc., 2150 Saint Elzear Blvd. West, Laval, Quebec H7L 4A8, Canada, or send an email to Valeant Investor Relations at ir@valeant.com. Neither the Annual Report nor the consolidated financial statements and related MD&A as of and for the year ended December 31, 2015 form part of the material for the solicitation of proxies. Additional information relating to the Company may be found on SEDAR at www.sedar.com or on EDGAR at www.sec.gov.

PROXY SOLICITATION

We will bear the entire cost of solicitation, including the preparation, assembly, Internet hosting, maintaining a dedicated call line and printing and mailing the Proxy Statement and form of Proxy Card. In addition to soliciting proxies by telephone, Internet and mail, Directors, officers or employees of the Company may, without special compensation, solicit proxies in person, by telephone, telegraph, courier service, advertisement, telecopier or other electronic means. We have retained D.F. King to assist in the solicitation of proxies. We will pay fees to D.F. King of $20,000, plus reasonable out-of-pocket expenses incurred by them. We will bear the entire cost of solicitation, including the preparation, assembly, Internet hosting, maintaining a dedicated call line, and printing and mailing the Proxy Statement and form of Proxy Card. We will pay those entities holding Common Shares in the names of their beneficial owners, such as brokers, nominees, fiduciaries and other custodians for their reasonable fees and expenses in forwarding solicitation material to their beneficial owners and for obtaining their instructions.

HOUSEHOLDING OF PROXY MATERIALS

Companies and intermediaries (e.g., brokers) are permitted under the SEC’s rules to satisfy the delivery requirements for proxy materials and annual reports with respect to two or more shareholders sharing the same address by delivering a single management proxy circular and proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A number of brokers with account holders who are our shareholders “household” our proxy materials. A single management proxy circular and proxy statement or Notice Regarding Internet Availability of Proxy Materials, as applicable, will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If you prefer to receive multiple copies of the separate management proxy circular and proxy statement or Notice Regarding Internet Availability of Proxy Materials, as applicable, at the same address for the Annual Meeting or for any future Annual Meetings of Shareholders, additional copies will be provided promptly upon written or oral request to your broker, or by contacting us at Valeant Pharmaceuticals International, Inc., Attn: Investor Relations, 2150 Saint Elzear Blvd. West, Laval, Quebec H7L 4A8, Canada, telephone 514-744-6792. Shareholders who currently receive multiple copies of the Proxy Statement or Notice Regarding Internet Availability of Proxy Materials at their address and would like to request “householding” of their communications should contact their broker.

MISCELLANEOUS

If any other matters are properly presented for consideration at the Meeting, including, among other things, consideration of a motion to adjourn the Meeting to another time or place in order to solicit additional proxies in favor of the recommendation of the Board, the designated proxyholders intend to vote the Common Shares represented by the Proxies appointing them on such matters in accordance with the recommendation of the Board and the authority to do so is included in the Proxy.

As of the date this Proxy Statement, the Board knows of no other matters which are likely to come before the Meeting.

By Order of the Board of Directors,

Robert A. Ingram

Chairman of the Board

Laval, Quebec

April 29, 2016

WE WILL MAIL WITHOUT CHARGE UPON WRITTEN REQUEST A COPY OF OUR MOST RECENT ANNUAL REPORT, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO: CORPORATE SECRETARY, VALEANT PHARMACEUTICALS INTERNATIONAL, INC., 2150 SAINT ELZEAR BLVD. WEST, LAVAL, QUEBEC H7L 4A8, CANADA. THE ANNUAL REPORT IS ALSO AVAILABLE FREE OF CHARGE ON THE COMPANY WEBSITE: WWW.VALEANT.COM.

EXHIBIT A

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

CHARTER OF THE BOARD OF DIRECTORS

The board of directors (the “Board”) of Valeant Pharmaceuticals International, Inc. (the “Company”) is elected by shareholders and is responsible for the stewardship of the activities and affairs of Valeant. The Board seeks to discharge such responsibility by reviewing, discussing and approving Valeant’s strategic planning and organizational structure and supervising management to oversee that the strategic planning and organizational structure preserve and enhance the business of Valeant and Valeant’s underlying value.

DUTIES OF DIRECTORS

The Board discharges its responsibility for overseeing the management of Valeant’s business by delegating to Valeant’s senior officers the responsibility for day-to-day management of Valeant. The Board discharges its responsibilities both directly and by delegation through its committees, the Audit and Risk Committee, the Nominating and Corporate Governance Committee, the Talent and Compensation Committee and the Finance and Transactions Committee. In addition to these regular committees, the Board may appoint ad hoc committees periodically to address certain issues of a more short-term nature.

The Board’s primary roles are overseeing Valeant’s performance and the quality, depth and continuity of management needed to meet Valeant’s strategic objectives.

Other principal duties, which may be carried out directly or via one or more committees, include, but are not limited to the following categories:

Appointment of Management

1.	The Board is responsible for approving the appointment of the chief executive officer and all other senior management.

2.	In approving the appointment of the chief executive officer and all other senior management, the Board will, to the extent feasible, satisfy itself as to the integrity of these individuals and that they create a culture of integrity throughout Valeant.

3.	The Board from time to time delegates to senior management the authority to enter into certain types of transactions, including financial transactions, subject to specified limits. Investments and other expenditures above the specified limits, and material transactions outside the ordinary course of business are reviewed by and are subject to the prior approval of the Board.

4.	The Board oversees that succession planning programs are in place, including programs to train and develop management.

5.	The Board assesses and revises the Corporation’s executive compensation policy to, among other things, better align management’s interests with those of the shareholders. This includes establishing minimum shareholding requirements for senior management.

Board Organization

6.	The Board will receive recommendations from the Nominating and Corporate Governance Committee, but retains responsibility for managing its own affairs by giving its approval for its composition and size, the selection of the chair of the Board, the selection of the lead director of the Board, if applicable, candidates nominated for election to the Board, committee and committee chair appointments, committee charters and director compensation.

7.

The Board may establish committees of the Board, where required or prudent, and define their mandate. The Board may delegate to Board committees matters it is responsible for, including the approval of compensation of the Board and management, the conduct of performance evaluations and oversight of internal controls systems, but the Board retains its oversight function and ultimate responsibility for these matters and all other delegated responsibilities.

8.	The Board will oversee orientation and education program for new directors and ongoing educational opportunities for continuing directors.

Strategic Planning

9.	The Board has oversight responsibility to participate directly, and through its committees, in reviewing, questioning and approving the mission of Valeant and its objectives and goals.

10.	The Board is responsible for participating in the development of, and reviewing and approving, the business, financial and strategic plans by which it is proposed that Valeant may reach those goals.

Monitoring of Financial Performance and Other Financial Reporting Matters

11.	The Board is responsible for enhancing congruence between shareholder expectations, Company plans and management performance.

12.	The Board is responsible for adopting processes for monitoring Valeant’s progress toward its strategic and operational goals, and to revise and alter its direction to management in light of changing circumstances affecting Valeant.

13.	The Board is responsible for approving the audited financial statements, interim financial statements and the notes and management’s discussion and analysis accompanying such financial statements.

14.	The Board is responsible for reviewing and approving material transactions outside the ordinary course of business and those matters which the Board is required to approve under the articles of incorporation and other governing documents of Valeant, including the payment of dividends, purchase and redemptions of securities, acquisitions and dispositions.

Risk Management

15.	The Board is responsible for overseeing the identification of the principal risks of Valeant’s business and the implementation of appropriate systems to effectively monitor and manage such risks with a view to the long-term viability of Valeant and achieving a proper balance between the risks incurred and the potential return to Valeant’s shareholders.

Policies and Procedures

16.	The Board is responsible for:

(a)	approving and assessing compliance with all significant policies and procedures by which Valeant is operated; and

(b)	approving policies and procedures designed to ensure that Valeant operates at all times within applicable laws and regulations.

17.	The Board is responsible for supporting a corporate culture of integrity and responsible stewardship.

18.	The Board shall enforce its policy respecting confidential treatment of Valeant’s proprietary information and the confidentiality of Board deliberations.

Communications and Reporting

19.	The Board is responsible for:

(a)	overseeing the accurate reporting of the financial performance and condition of Valeant to shareholders, other securityholders and regulators on a timely and regular basis;

(b)	encouraging effective and adequate communication with shareholders, other stakeholders and the public; and

(c)	ensuring the integrity and adequacy of internal controls and management information systems.

Certain Individual Responsibilities of the Members of the Board

20.	Each member of the Board is expected to attend all meetings of the Board, unless adequate notification of absence is provided.

21.	Each member of the Board is expected to have reviewed all materials provided in connection with a meeting in advance of such meeting and be prepared to discuss such materials at the meeting.

REVIEW AND DISCLOSURE

The Board shall review and reassess the adequacy of this Charter for the Board of Directors (the “Charter”) periodically and otherwise as it deems appropriate and amend it accordingly. The performance of the Board shall be evaluated with reference to this Charter.

The Board shall ensure that this Charter is disclosed on the Corporation’s website and that this Charter or a summary of it which has been approved by the Nominating and Corporate Governance Committee is disclosed in accordance with all applicable securities laws or regulatory requirements.

Valeant Pharmaceuticals International, Inc. Reconciliation of GAAP EPS to Adjusted EPS Non-GAAP For the Twelve Months Ended December 31,	Appendix 1

This Proxy Statement includes the presentation and discussion of adjusted earnings per share non-GAAP (“Adjusted EPS (non-GAAP)”) that differs from earnings per share reported under GAAP (“GAAP EPS”). Management uses Adjusted EPS (non-GAAP) for strategic decision making, forecasting future results and evaluating current performance. In addition, cash bonuses for the Company’s executive officers are based, in part, on the achievement of certain Adjusted EPS targets. Adjusted EPS (non-GAAP) excludes the impact of certain items (noted in the table below) that may obscure trends in the Company’s underlying performance. This non-GAAP information is provided herein because adjusted earnings (non-GAAP) was a performance metric used in determining compensation as described in the CD&A section. Below is a reconciliation of Adjusted EPS (non-GAAP) to GAAP EPS. Readers are encouraged to review this reconciliation. GAAP EPS is significantly less than Adjusted EPS (non-GAAP) and Adjusted EPS (non-GAAP) should be viewed as a supplement to, not a substitute for, or superior to, GAAP EPS.

	Twelve Months Ended December 31,
(In millions)	2015	2014 Restated	2013	2012
Net income (loss) attributable to Valeant Pharmaceuticals International, Inc.	(291.7)	880.7	(866.1)	(116.0)

Non-GAAP adjustments:
Inventory step-up	133.7	27.3	372.5	78.8
PP&E step-up/down	28.9	29.8	8.7	(0.5)
Stock-based compensation	11.5	0.3	21.3	29.5
Acquisition-related contingent consideration	(23.0)	(14.1)	(29.2)	(5.3)
In-process research and development impairments and other charges	248.4	41.0	153.6	189.9
Philidor Rx Services wind down costs	62.0	—	—	—
Other (income)/expense	256.1	(268.7)	287.2	185.0
Restructuring, integration, acquisition-related and other costs	400.4	388.0	498.4	345.7
Amortization and impairments of finite-lived intangible assets and other non-GAAP charges	2,441.9	1,599.0	1,957.3	963.2

	3,559.9	1,802.6	3,269.8	1,786.3
Amortization of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest	159.2	70.0	89.5	36.4
Loss on extinguishment of debt	20.0	129.6	65.0	20.1
(Gain) loss on disposal of fixed assets and assets held for sale/impairment, net	7.9	3.9	—	4.7
(Gain) loss on investments, net	—	(286.7)	—	—
Foreign exchange and other	95.2	135.1	0.8	—
Tax effect of non-GAAP adjustments(a)(b)	(709.6)	(99.8)	(872.5)	(417.7)

Total non-GAAP adjustments	3,132.6	1,754.7	2,552.6	1,429.8
Adjusted net income non-GAAP attributable to Valeant Pharmaceuticals International, Inc.	$2,840.9	$2,635.4	$1,686.5	$1,313.8

GAAP earnings (loss) per share — diluted	$(0.85)	$2.58	$(2.70)	$(0.38)

Adjusted earnings per share non-GAAP — diluted	$8.14	$7.72	$5.15	$4.20

Shares used in diluted per share calculation — GAAP earnings per share	342.7	341.5	321.0	305.4

Shares used in diluted per share calculation — Adjusted earnings per share non-GAAP	348.8	341.5	327.5	313.1

B-1

(a)

Adjusted amounts represent adjusted pretax income multiplied by our effective tax rate for the twelve months ended December 31, 2015, 2014, 2013 and 2012. The effective tax rate was derived by reference to statutory rates in the regions in which the company operates.

(b)

As the Company disclosed on March 15, 2016, it revised its methodology for the presentation of tax adjustments to non-GAAP earnings and eliminated the use of tax attributes and other timing items in its calculation of non-GAAP net income (loss) and earnings (loss) per share. The adjustments to the tax provisions for the twelve months ended December 31, 2015, 2014, 2013 and 2012 under the discontinued tax presentation were ($7.0) million, $75.7 million, ($515.9) million and ($319.6) million, respectively, which would have resulted in Adjusted non-GAAP earnings per share of $10.16, $8.23, $6.24 and $4.51, respectively.

B-2

Valeant Pharmaceuticals International, Inc. Reconciliation of GAAP Revenue to Non-GAAP For the Twelve Months Ended December 31, 2015	Appendix 2

This Proxy Statement includes the presentation and discussion of Adjusted Revenue (non-GAAP) (“Adjusted Revenue (non-GAAP)”) that differs from revenue reported under GAAP (“GAAP Revenue”). Management uses Adjusted Revenue (non-GAAP) for strategic decision making, forecasting future results and evaluating current performance. In addition, cash bonuses for the Company’s executive officers are based, in part, on the achievement of certain Adjusted Revenue (non-GAAP) targets. Adjusted Revenue (non-GAAP) excludes the impact of certain items (noted in the table below) that may obscure trends in the Company’s underlying performance. This non-GAAP information is provided herein because Adjusted Revenue (non-GAAP) was a performance metric used in determining compensation as described in the CD&A section. Below is a reconciliation of Adjusted Revenue (non-GAAP) to GAAP Revenue. Readers are encouraged to review this reconciliation. Adjusted Revenue (non-GAAP) should be viewed as a supplement to, not a substitute for, or superior to, GAAP Revenue.

	2015 GAAP	2015 currency impact & other (a)	2015 excluding currency impact & other Non-GAAP
Total revenues	$10,446.5	$611.7	$11,058.2

(a)

Currency effect for constant currency sales is determined by comparing 2015 reported amounts adjusted to exclude currency impact, calculated using 2014 monthly average exchange rates, to the actual 2014 reported amounts. In addition, $4.6 million of product sales relating to Philidor Rx Services during the wind-down period November 1, 2015 through December 31, 2015 has been excluded.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC. ATTN: ROBERT R. CHAI-ONN 2150 SAINT ELZEAR BLVD. WEST LAVAL, QUEBEC H7L 4A8 CANADA

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, United States. To be effective, your proxy card must be received by Broadridge not later than 11:59 p.m. (Eastern Daylight Time) on June 10, 2016.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. (Eastern Daylight Time) on June 10, 2016. Have your proxy card in hand when you access the website and then follow the instructions. When voting online, you may not appoint a person as proxyholder other than the nominees specified in this proxy card.

VOTE BY TELEPHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your instructions up until 11:59 p.m. (Eastern Daylight Time) on June 10, 2016. Have your proxy card in hand when you call and then follow the instructions. When voting by telephone, you may not appoint a person as proxyholder other than the nominees specified in this proxy card.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by the Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M58430-Z60108                                         KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — —— —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.
The Board of Directors recommends you vote FOR proposals 1, 2 and 3 below.
1. Election of Directors		For	Withhold
	1a. William A. Ackman	☐	☐
	1b. Dr. Frederic N. Eshelman	☐	☐			For	Against	Abstain
	1c. Stephen Fraidin 1d. D. Robert Hale 1e. Robert A. Ingram 1f. Dr. Argeris (Jerry) N. Karabelas 1g. Joseph C. Papa	☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐	2.	The approval, in an advisory resolution, of the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis section, executive compensation tables and accompanying narrative discussions contained in the Management Proxy Circular and Proxy Statement.	☐	☐	☐
	1h. Robert N. Power	☐	☐			For		Withhold
	1i. Russel C. Robertson 1j. Thomas W. Ross, Sr. 1k. Amy B. Wechsler, M.D.	☐ ☐ ☐	☐ ☐ ☐	3.	To appoint PricewaterhouseCoopers LLP as the auditors for the Company to hold office until the close of the 2017 Annual Meeting of Shareholders and to authorize the Company’s Board of Directors to fix the auditors’ remuneration.	☐		☐

Without limiting the general powers hereby conferred, the undersigned hereby directs the proxyholder to vote the Common Shares represented by this proxy in the manner set forth above.

THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT OF THE COMPANY. THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED, WHERE THE SHAREHOLDER HAS GIVEN A CHOICE, AS DIRECTED OR, IF NO DIRECTION IS GIVEN, FOR EACH OF 1, 2 AND 3. THE PERSON OR PERSONS APPOINTED UNDER THIS PROXY ARE CONFERRED WITH DISCRETIONARY AUTHORITY WITH RESPECT TO AMENDMENTS OR VARIATIONS OF THOSE MATTERS SPECIFIED IN THIS PROXY AND THE NOTICE OF MEETING AND WITH RESPECT TO ANY OTHER MATTERS WHICH MAY BE PROPERLY BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF WHETHER OR NOT THE AMENDMENT, VARIATION OR OTHER MATTER IS OR IS NOT ROUTINE OR CONTESTED. THIS FORM OF PROXY SHOULD BE READ IN CONJUNCTION WITH THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND MANAGEMENT PROXY CIRCULAR AND PROXY STATEMENT.

The undersigned hereby revokes any prior proxies.

Signature (PLEASE SIGN WITHIN BOX)	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting of Shareholders and Management Proxy Circular and Proxy Statement

are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — M58431-Z60108

VALEANT PHARMACEUTICALS INTERNATIONAL, INC. INSTRUMENT OF PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, JUNE 14, 2016

The undersigned hereby appoints Robert A. Ingram and Robert R. Chai-Onn, or instead of either of the foregoing, as proxyholder of the undersigned, with full power of substitution, to attend, vote and act for and on behalf of the undersigned at the Annual Meeting (the “Meeting”) of the shareholders (the “Shareholders”) of Valeant Pharmaceuticals International, Inc. (the “Company”) to be held on June 14, 2016 at 9:00 a.m. (local time) at 2150 Saint Elzear Blvd. West, Laval, Quebec H7L 4A8, Canada and at any adjournment of the Meeting, and on every ballot that may take place in consequence thereof to the same extent and with the same powers as if the undersigned were personally present at the Meeting, with authority to vote at the proxyholder’s discretion except as otherwise specified on the reverse side.
NOTES:
1.

A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON OR COMPANY, WHO NEED NOT BE A SHAREHOLDER, TO ATTEND AND ACT ON ITS, HIS OR HER BEHALF AT THE MEETING OTHER THAN THE PERSONS DESIGNATED IN THIS FORM OF PROXY. THIS RIGHT MAY BE EXERCISED BY INSERTING SUCH OTHER PERSON’S OR COMPANY’S NAME IN THE BLANK SPACE PROVIDED FOR THAT PURPOSE IN THE PARAGRAPH ABOVE OR BY COMPLETING ANOTHER PROPER FORM OF PROXY AND, IN EITHER CASE, BY DELIVERING THE COMPLETED FORM OF PROXY TO THE COMPANY AS INDICATED ON THE REVERSE SIDE.

2.

This form of proxy must be dated and executed by the Shareholder (using exactly the same name in which the Common Shares are registered) or by his or her attorney authorized in writing or, if the Shareholder is a body corporate, by a duly authorized officer or attorney thereof. A copy of any such authorization should accompany this form of proxy. Persons signing as executors, administrators, trustees, etc. should so indicate. If the Common Shares are registered in the name of more than one owner, then all these registered owners should sign this form of proxy. If this form of proxy is not dated, it will be deemed to bear the date on which it was mailed to the Shareholder by the Company.

3.

In order for this form of proxy to be effective, it must be signed and deposited with Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, United States, so that it arrives prior to 11:59 p.m. (Eastern Daylight Time) on June 10, 2016 or, in the case of any adjournment of the Meeting, not less than 48 hours (excluding Saturdays, Sundays and holidays) prior to the rescheduled Meeting.

Request for Quarterly reports

The Company’s quarterly reports to shareholders are available on EDGAR at www.sec.gov and on SEDAR at www.sedar.com, but if you wish to receive quarterly reports and interim financial statements with accompanying MD&A for the 2016 fiscal year by mail, please mark this box. If you do not mark this box and return this form, you will not receive these documents by mail.  ☐

Annual Report Waiver

Mark this box if, for fiscal year 2016, you do not want to receive the Annual Report of the Company containing the annual financial statements and accompanying MD&A. If you do not mark this box, the Annual Report will be sent to you by mail.  ☐